Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194685-01

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 5, 2017

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 19, 2014

$197,777,000

2017-1B Pass Through Trusts

Pass Through Certificates, Series 2017-1B

American Airlines, Inc. is creating a pass through trust that will issue American Airlines, Inc. Class B Pass Through Certificates, Series 2017-1. The Class B Certificates are being offered pursuant to this prospectus supplement.

American Airlines, Inc. has also offered two additional separate classes of pass through certificates: American Airlines, Inc. Class AA Pass Through Certificates, Series 2017-1 and American Airlines, Inc. Class A Pass Through Certificates, Series 2017-1 pursuant to a separate prospectus supplement and may subsequently offer additional pass through certificates, Series 2017-1 after the date of this prospectus supplement. The Class AA Certificates, the Class A Certificates and Class B Certificates will each be issued by separate pass through trusts. None of the Class AA Pass Through Certificates, the Class A Pass Through Certificates or any other additional classes of certificates are being offered pursuant to this prospectus supplement. A separate trust will be established for each class of certificates that are issued.

The Class B Certificates will represent interests in the assets of the related pass through trust. The proceeds from the sale of the Class B Certificates will initially be held in escrow and will thereafter be used by such pass through trust to acquire the related series of equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in such pass through trust will be passed through to the holders of the Certificates of such trust. Distributions on the Class B Certificates will be subject to certain subordination provisions described herein. The Class B Certificates do not represent interests in American or any of its affiliates and do not represent obligations of any of American’s affiliates.

Subject to the distribution provisions described herein, the Class AA Certificates will rank generally senior to the Class A Certificates and the Class B Certificates; the Class A Certificates will rank generally junior to the Class AA Certificates and will rank generally senior to the Class B Certificates; and the Class B Certificates will rank generally junior to the Class AA Certificates and the Class A Certificates.

The equipment notes expected to be held by the pass through trust for the Class B Certificates will be issued to finance the following 24 aircraft: (a) ten Airbus A321-231S aircraft newly manufactured and scheduled for delivery to American from January 2017 to May 2017, (b) three Boeing 737-800 aircraft newly manufactured and scheduled for delivery to American from March 2017 to May 2017, (c) three Boeing 787-8 aircraft newly manufactured and scheduled for delivery to American from February 2017 to April 2017, (d) one Boeing 787-9 aircraft newly manufactured and scheduled for delivery to American in January 2017 and (e) seven Embraer ERJ 175 LR aircraft newly manufactured and scheduled for delivery to American from February 2017 to May 2017. The equipment notes expected to be held by the pass through trusts for the Class AA Certificates and the Class A Certificates also will be issued to finance each such aircraft. The equipment notes issued for each aircraft will be secured by a security interest in all such aircraft. Interest on the issued and outstanding equipment notes expected to be held by the pass through trust for the Class B Certificates will be payable semiannually on February 15 and August 15 of each year, commencing on August 15, 2017, and principal on such equipment notes is scheduled for payment on February 15 and August 15 of each year, commencing on February 15, 2018.

Citibank, N.A. will provide a liquidity facility for the Class B Certificates in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Class B Certificates. The Class AA Certificates and Class A Certificates have the benefit of separate liquidity facilities as described in a separate prospectus supplement for such classes of certificates.

The Class B Certificates will not be listed on any national securities exchange.

Investing in the Class B Certificates involves risks. See “Risk Factors” beginning on page S-26.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class B	$197,777,000%		February 15, 2025%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class B Certificates if any are purchased. The aggregate proceeds from the sale of the Class B Certificates will be $197,777,000. American will pay the underwriters a commission of $         . Delivery of the Class B Certificates in book-entry form will be made on or about                     , 2017 against payment in immediately available funds.

Joint Structuring Agents and Lead Bookrunners

Credit Suisse	Citigroup	Deutsche Bank Securities

Joint Bookrunners

Goldman, Sachs & Co.		Morgan Stanley

BofA Merrill Lynch	Barclays	J.P. Morgan

BNP Paribas	Credit Agricole Securities	ICBC	US Bancorp

Prospectus Supplement dated January     , 2017.

Prospectus Supplement

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Prospectus

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We have not, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., ICBC Standard Bank Plc and U.S. Bancorp Investments, Inc. (the “Underwriters”) have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts, the Depositary or the Liquidity Provider, since the date of this prospectus supplement.

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PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the American Airlines, Inc. Class B Pass Through Certificates, Series 2017-1 that we are currently offering, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Class B Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, unless otherwise specified, references to “American,” the “Company,” “we,” “us” and “our” refer to American Airlines, Inc.; references to “AAG” refer to our parent, American Airlines Group Inc.; and references to “AMR” refer to AAG during the period of time prior to its acquisition of US Airways Group, Inc. (“US Airways Group”).

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein represent our expectations or beliefs concerning future events and should be considered “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the benefits of the merger of AMR Merger Sub, Inc. (“Merger Sub”) with and into US Airways Group, with US Airways Group surviving as a wholly-owned subsidiary of AMR (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of February 13, 2013, by and among AMR, Merger Sub and US Airways Group (as amended, the “Merger Agreement”), including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, such as, without limitation, statements that discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and the following: significant operating losses in the future; downturns in economic conditions that adversely affect our business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low-cost carriers, airline alliances and industry consolidation; the challenges and costs of

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integrating operations and realizing anticipated synergies and other benefits of the Merger; costs of ongoing data security compliance requirements and the impact of any significant data security breach; our substantial indebtedness and other obligations and the effect they could have on our business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with our current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect our high level of fixed obligations may have on our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; our significant pension and other postretirement benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce our liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of our hub airports; any inability to obtain and maintain adequate facilities, infrastructure and landing and take-off rights and authorizations (“slots”) to operate our flight schedule and expand or change our route network; our reliance on third-party regional operators or third-party service providers that have the ability to affect our revenue and the public’s perception about our services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which we rely; extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to our business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of our business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond our control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental and noise regulation; the impact associated with climate change, including increased regulation to reduce emissions of greenhouse gases; our reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating our computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of our aircraft or the aircraft of our regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; our dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond our control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in our results of operations due to seasonality; the effect of a higher than normal number of pilot retirements, more stringent duty time regulations, increased flight hour requirements for commercial airline pilots and other factors that have caused a shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect on our financial position and liquidity of being party to or involved in litigation; an inability to use net operating losses (“NOLs”) carried over from prior taxable years (“NOL Carryforwards”); any impairment in the amount of our goodwill and an inability to realize the full value of our intangible or long-lived assets and any material impairment charges that would be recorded as a result; and other economic, business, competitive, and/or regulatory factors affecting our business, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 (especially in Part I, Item 1A—Risk Factors and Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations); in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 (especially in Part I, Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item IA—Risk Factors) and in our other filings with the Securities and Exchange Commission (the “SEC”), and other risks and uncertainties listed from time to time in our filings with the SEC.

Additional information concerning these and other factors is contained in our filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016. All forward-looking statements in this prospectus supplement, the accompanying prospectus, any related

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company free writing prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by reference to the factors discussed below under “Risk Factors” and elsewhere in this prospectus supplement and based upon information available to us on the date of this prospectus supplement or such document. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law. Forward-looking statements speak only as of the date of this prospectus supplement or as of the dates indicated in the statements.

CERTAIN VOLCKER RULE CONSIDERATIONS

None of the Trusts are or, immediately after the issuance of the Certificates pursuant to the Trust Supplements, will be a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). In making the foregoing determination, the Trusts are relying upon the exemption from registration set forth in Rule 3a-7 under the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be available to the Trusts.

INFORMATION RELATED TO CLASS AA CERTIFICATES AND CLASS A CERTIFICATES

The Class AA Certificates and the Class A Certificates are expected to be issued on the Issuance Date and are not being offered pursuant to this prospectus supplement. All statements in this prospectus supplement relating to the Class AA Certificates or the Class A Certificates, or both, as the case may be, are for informational purposes only. The issuance of the Class B Certificates is conditioned on the concurrent or prior issuance of the Class AA Certificates and the Class A Certificates.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” and the “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

The Company

American was founded in 1934 and is a principal wholly-owned subsidiary of AAG, a Delaware corporation. All of American’s common stock is owned by AAG. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. As of September 30, 2016, American operated 922 mainline aircraft and was supported by American’s regional airline affiliates and third-party regional carriers, which operated an additional 599 regional aircraft. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries.

On November 29, 2011, AMR, American, and certain of AMR’s other direct and indirect domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On October 21, 2013, the Bankruptcy Court entered an order approving and confirming the Debtors’ fourth amended joint plan of reorganization (as amended, the “Bankruptcy Plan”). On December 9, 2013, the Debtors consummated their reorganization pursuant to the Bankruptcy Plan, principally through the transactions contemplated by the Merger Agreement. Following the Merger, American and US Airways, Inc. (“US Airways”) began moving toward operating under the single brand name of “American Airlines.” In the second quarter of 2015, American and US Airways received a single operating certificate from the Federal Aviation Administration (the “FAA”) for American and US Airways, marking a major milestone in the integration of the two airlines. On October 17, 2015, AAG completed its transition to a single reservations system, retiring the US Airways name and website. In addition, on December 30, 2015, US Airways merged with and into American with American as the surviving entity and US Airways ceased to exist as a legal entity.

American’s principal executive office is located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. American’s telephone number is 817-963-1234 and its Internet address is www.aa.com. Information contained on American’s website is not and should not be deemed a part of this prospectus supplement.

Summary of Terms of Certificates

	Class AA Certificates(1)	Class A Certificates(1)	Class B Certificates
Aggregate Face Amount	$536,811,000	$248,627,000	$197,777,000
Interest Rate	3.65%	4.00%	%
Initial Loan to Aircraft Value Ratio (cumulative)(2)(3)	38.6%	56.4%	70.7%
Expected Maximum Loan to Aircraft Value Ratio (cumulative)(3)	38.6%	56.4%	70.7%
Expected Principal Distribution Window (in years from Issuance Date)(4)	1.1-12.1	1.1-12.1	1.1-8.1
Initial Average Life (in years from Issuance Date)	8.8	8.8	5.5
Regular Distribution Dates	February 15 and August 15	February 15 and August 15	February 15 and August 15
Final Expected Regular Distribution Date(4)	February 15, 2029	February 15, 2029	February 15, 2025
Final Legal Distribution Date(5)	August 15, 2030	August 15, 2030	August 15, 2026
Minimum Denomination(6)	$2,000	$2,000	$2,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments	3 semiannual interest payments

(1)	The Class AA Certificates and Class A Certificates are expected to be issued on the Issuance Date. The Class AA Certificates and Class A Certificates are not being offered pursuant to this prospectus supplement.
(2)	These percentages are calculated assuming that each of the Aircraft listed under “—Equipment Notes and the Aircraft” in this prospectus supplement summary has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft as of August 15, 2017, the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering. In calculating these percentages, we have assumed that the aggregate Assumed Aircraft Value of all such Aircraft is $1,391,473,383 as of such date. In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	See “—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.
(4)	Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trust that owns such Equipment Notes.
(5)	The Final Legal Distribution Date for each of the Class AA Certificates, Class A Certificates and Class B Certificates is the date that is 18 months after the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.
(6)	The Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination.

EQUIPMENT NOTES AND THE AIRCRAFT

The Trusts are expected to hold Equipment Notes issued for, and secured by, each of the following 24 aircraft: (a) ten Airbus A321-231S aircraft newly manufactured and scheduled for delivery to American from January 2017 to May 2017, (b) three Boeing 737-800 aircraft newly manufactured and scheduled for delivery to American from March 2017 to May 2017, (c) three Boeing 787-8 aircraft newly manufactured and scheduled for delivery to American from February 2017 to April 2017, (d) one Boeing 787-9 aircraft newly manufactured and scheduled for delivery to American in January 2017 and (e) seven Embraer ERJ 175 LR aircraft newly manufactured and scheduled for delivery to American from February 2017 to May 2017 (each such aircraft, an “Aircraft”, and, collectively, the “Aircraft”).

American expects that each Airbus A321-231S aircraft, each Boeing 737-800 aircraft, each Boeing 787-8 aircraft and the Boeing 787-9 aircraft that is scheduled to be delivered to American after the date of this prospectus supplement (each, an “Airbus/Boeing Aircraft”) will be owned and operated by American, and that each Embraer ERJ 175 LR aircraft that is scheduled to be delivered to American after the date of this prospectus supplement (each, an “Embraer Aircraft”) will be leased by American to Envoy Air Inc. (“Envoy”), an affiliated regional carrier that will operate such Embraer Aircraft on behalf of American in regional operations. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft to be financed with the proceeds of this offering. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and each of the Aircraft expected to secure such Equipment Notes.

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to the Outside Termination Date. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.”

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Initial Principal Amount of Series AA Equipment Notes and Series A Equipment Notes	Initial Principal Amount of Series B Equipment Notes	Appraised Value(2)	Latest Equipment Note Maturity Date
Airbus A321-231S	N997AA	7349	January 2017	$30,630,000	$7,713,000	$55,090,000	February 15, 2029
Airbus A321-231S	N998AN	7509	January 2017	30,630,000	7,713,000	55,090,000	February 15, 2029
Airbus A321-231S	N930AU	7539	February 2017	30,680,000	7,725,000	55,180,000	February 15, 2029
Airbus A321-231S	N931AM	7541	February 2017	30,680,000	7,725,000	55,180,000	February 15, 2029
Airbus A321-231S	N932AM	7419	March 2017	30,704,000	7,731,000	55,223,333	February 15, 2029
Airbus A321-231S	N933AM	7564	March 2017	30,704,000	7,731,000	55,223,333	February 15, 2029
Airbus A321-231S	N900UW	7617	April 2017	30,758,000	7,745,000	55,320,000	February 15, 2029
Airbus A321-231S	N901AA	7636	April 2017	30,758,000	7,745,000	55,320,000	February 15, 2029
Airbus A321-231S	N934AA	7500	April 2017	30,758,000	7,745,000	55,320,000	February 15, 2029
Airbus A321-231S	N903AA	7566	May 2017	30,782,000	7,751,000	55,363,333	February 15, 2029
Boeing 737-800	N316PF	31262	March 2017	27,194,000	6,847,000	48,910,000	February 15, 2029
Boeing 737-800	N317PG	33344	April 2017	27,264,000	6,866,000	49,036,667	February 15, 2029
Boeing 737-800	N335PH	31265	May 2017	27,287,000	6,870,000	49,076,667	February 15, 2029
Boeing 787-8(3)	N817AN	40635	February 2017	67,174,000	16,914,000	120,816,667	February 15, 2029
Boeing 787-8(3)	N818AL	40636	March 2017	67,230,000	16,928,000	120,916,667	February 15, 2029
Boeing 787-8(3)	N819AN	40637	April 2017	67,322,000	16,952,000	121,083,333	February 15, 2029
Boeing 787-9(3)	N825AA	40644	January 2017	78,433,000	19,749,000	141,066,667	February 15, 2029
Embraer ERJ 175 LR	N248NN	17000630	February 2017	16,602,000	4,181,000	29,860,000	February 15, 2029
Embraer ERJ 175 LR	N249NN	17000634	March 2017	16,615,000	4,184,000	29,883,333	February 15, 2029
Embraer ERJ 175 LR	N250NN	17000635	March 2017	16,615,000	4,184,000	29,883,333	February 15, 2029
Embraer ERJ 175 LR	N251NN	17000641	April 2017	16,648,000	4,193,000	29,943,333	February 15, 2029
Embraer ERJ 175 LR	N252NN	17000642	April 2017	16,648,000	4,193,000	29,943,333	February 15, 2029
Embraer ERJ 175 LR	N253NN	17000649	May 2017	16,661,000	4,196,000	29,966,667	February 15, 2029
Embraer ERJ 175 LR	N254NN	17000650	May 2017	16,661,000	4,196,000	29,966,667	February 15, 2029
Total:				$785,438,000	$197,777,000	$1,412,663,333

(1)	The indicated registration number, manufacturer’s serial number and scheduled delivery month for each Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and the applicable aircraft manufacturer and financed under this offering. The delivery deadline for purposes of financing an Aircraft pursuant to this offering is September 30, 2017 (or later under certain circumstances). The actual delivery date of any Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any Aircraft if the delivery of such Aircraft is delayed for more than 30 days after the last day of the month scheduled for delivery. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”
(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“mba,” and together with AISI and BK, the “Appraisers”)). Such appraisals indicate the appraised base value projected as of its scheduled delivery month at the time of the related appraisal. The AISI appraisal is dated December 31, 2016, the BK appraisal is dated December 29, 2016 and the mba appraisal is dated December 29, 2016. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	This aircraft is approved for Extended Operations (“ETOPs”).

LOAN TO AIRCRAFT VALUE RATIOS

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates, assuming that each of the Aircraft has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft, as of August 15, 2017 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and each Regular Distribution Date thereafter. The LTVs for any period prior to August 15, 2017 are not included, because during such period all of the Equipment Notes expected to be acquired by the Trusts with respect to each Aircraft may not yet be issued and therefore are not included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)			LTV(3)
		Class AA Certificates	Class A Certificates	Class B Certificates	Class AA Certificates	Class A Certificates	Class B Certificates
August 15, 2017	$1,391,473,383	$536,811,000	$248,627,000	$197,777,000	38.6%	56.4%	70.7%
February 15, 2018	1,370,283,433	515,875,371	238,930,547	184,674,274	37.6%	55.1%	68.6%
August 15, 2018	1,349,093,483	495,879,161	229,669,191	173,549,318	36.8%	53.8%	66.6%
February 15, 2019	1,327,903,533	483,129,900	223,764,300	164,599,908	36.4%	53.2%	65.6%
August 15, 2019	1,306,713,583	470,380,639	217,859,409	155,650,499	36.0%	52.7%	64.6%
February 15, 2020	1,285,523,633	457,631,378	211,954,518	146,701,090	35.6%	52.1%	63.5%
August 15, 2020	1,264,333,683	444,882,116	206,049,626	137,751,681	35.2%	51.5%	62.4%
February 15, 2021	1,243,143,733	432,132,855	200,144,735	128,802,271	34.8%	50.9%	61.2%
August 15, 2021	1,221,953,783	419,383,594	194,239,844	119,852,862	34.3%	50.2%	60.0%
February 15, 2022	1,200,763,833	406,634,333	188,334,953	110,903,453	33.9%	49.5%	58.8%
August 15, 2022	1,179,573,883	393,885,071	182,430,061	101,954,044	33.4%	48.9%	57.5%
February 15, 2023	1,158,383,933	381,135,810	176,525,170	93,004,634	32.9%	48.1%	56.2%
August 15, 2023	1,137,193,983	368,386,549	170,620,279	84,055,225	32.4%	47.4%	54.8%
February 15, 2024	1,116,004,033	355,637,288	164,715,388	75,105,816	31.9%	46.6%	53.4%
August 15, 2024	1,094,814,083	342,888,026	158,810,496	66,156,407	31.3%	45.8%	51.9%
February 15, 2025	1,073,624,133	330,138,765	152,905,605	—	30.7%	45.0%	0.0%
August 15, 2025	1,052,434,183	317,389,504	147,000,714	—	30.2%	44.1%	0.0%
February 15, 2026	1,031,244,233	304,640,243	141,095,823	—	29.5%	43.2%	0.0%
August 15, 2026	110,054,283	291,890,981	135,190,931	—	28.9%	42.3%	0.0%
February 15, 2027	988,864,333	279,141,720	129,286,040	—	28.2%	41.3%	0.0%
August 15, 2027	967,674,383	266,392,459	123,381,149	—	27.5%	40.3%	0.0%
February 15, 2028	946,484,433	253,643,198	117,476,258	—	26.8%	39.2%	0.0%
August 15, 2028	925,294,483	240,893,936	111,571,366	—	26.0%	38.1%	0.0%
February 15, 2029	904,104,533	—	—	—	0.0%	0.0%	0.0%

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.
(3)

We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA

Certificates and, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class AA Certificates plus the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, any Equipment Notes are redeemed or purchased, if a default in payment on any Equipment Notes occurs, if a Substitute Aircraft is financed in lieu of any Aircraft to be financed pursuant to this offering or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the Trusts.

CASH FLOW STRUCTURE

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

(1)	American will issue Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of each Aircraft. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.
(2)	The separate Liquidity Facility for each of the Class AA Certificates, the Class A Certificates and the Class B Certificates is expected to cover up to three semiannual interest distributions on the Class AA Certificates, the Class A Certificates and the Class B Certificates, respectively, except that the Liquidity Facilities will not cover interest on the Deposits. Initially, Citibank, N.A. will act as the Liquidity Provider for the Class AA Certificates, the Class A Certificates and the Class B Certificates.
(3)

The proceeds of the offering of each class of Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such

Trust to purchase from American the related series of Equipment Notes with respect to each Aircraft from time to time as such Aircraft is subjected to the related Indenture. The Scheduled Payments of interest on the Equipment Notes held by, and on the Deposits relating to, a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. Under certain circumstances, funds in Deposits relating to a Trust will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of Certificates of such Trust, together with accrued and unpaid interest thereon, but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the related class of Certificates. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn. The Liquidity Facilities will not cover interest on the Deposits.

(4)	The Class AA Certificates and the Class A Certificates have been offered pursuant to a separate prospectus supplement and are not being offered under this prospectus supplement.

THE OFFERING

Trusts and Certificates	The Class B Trust will be formed pursuant to a trust supplement entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under the Class B Trust.

Each of the Class AA Trust and the Class A Trust will be formed pursuant to separate trust supplements entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under the Class AA Trust and Class A Trust, as applicable.

Each class of Certificates will represent fractional undivided interests in the related Trust.

Certificates Offered	Class B Certificates. The issuance of the Class B Certificates is conditioned on the concurrent or prior issuance of the Class AA Certificates and the Class A Certificates.

The Class AA Certificates and the Class A Certificates are expected to be issued on the Issuance Date and have been offered pursuant to a separate prospectus supplement. The Class AA Certificates and the Class A Certificates and are not being offered pursuant to this prospectus supplement.

Use of Proceeds	The proceeds from the sale of the Class B Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under a related Indenture. The Class B Trust will withdraw funds from such escrow to acquire from American the Series B Equipment Notes to be issued as each Aircraft is subjected to the related Indenture.

The Series B Equipment Notes will be full recourse obligations of American. American will use the proceeds from the issuance of the Series B Equipment Notes issued with respect to each Aircraft to finance, in part, the acquisition of such Aircraft.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wilmington Trust, National Association.

Depositary	Citibank, N.A.

Liquidity Provider for the Class B Certificates	The initial Liquidity Provider for the Class B Certificates will be Citibank, N.A.

Trust Property	The property of each Trust will include:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•	the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	February 15 and August 15 of each year, commencing on August 15, 2017.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

•	Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•	payments (other than Scheduled Payments) in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “—Escrowed Funds” and “—Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement	The Trustees, the Liquidity Providers and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

•	first, to the holders of the Class AA Certificates to make distributions in respect of interest on the Class AA Certificates;

•	second, to the holders of the Class A Certificates to make distributions in respect of interest on the Eligible A Pool Balance;

•	third, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•	fourth, to the holders of the Class AA Certificates to make distributions in respect of the Pool Balance of the Class AA Certificates;

•	fifth, to the holders of the Class A Certificates to make distributions in respect of interest on the Pool Balance of the Class A Certificates not previously distributed under clause “second” above;

•	sixth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•	seventh, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “third” above; and

•	eighth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions.”

Control of Loan Trustee

The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the

Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates and the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates, but, if any Additional Certificates have been issued, not to the holders of the most senior class of Additional Certificates, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes
In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of American, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or American’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates	If American is in bankruptcy and certain other specified events have occurred:

•	the Class A Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates;

•	the Class B Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates; and

•	if one or more classes of Additional Certificates are outstanding, the holders (other than American or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class AA Certificates, the Class A Certificates and the Class B Certificates and, if applicable, any previously or concurrently issued class of Additional Certificates ranking senior in right of payment to such class of Additional Certificates.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	Under the Liquidity Facility for each of the Class AA Trust, the Class A Trust and the Class B Trust, the applicable Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Providers.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates issued by the Class AA Trust, the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to all of the Certificates in right of payment.

Escrowed Funds

Funds in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. Subject to certain conditions, each Trustee may withdraw these funds from time to time to purchase the related series of Equipment Notes in respect of an Aircraft prior to the Delivery Period Termination Date. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Certificates. See “Description of the Deposit Agreements” for a description of the terms of the deposit arrangements, including the threshold rating requirements applicable to the Depositary.

Withdrawal and Return of Escrowed Funds	Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the delivery of any Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter.

In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the applicable Certificateholders. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft prior to the Delivery Period Termination Date pursuant to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to September 30,

2017 (or later under certain circumstances) with the relevant parties pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

American may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as American obtains written confirmation from each Rating Agency to the effect that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event occurs or certain specified conditions are not met. In addition, if any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

Possible Issuance of Additional Certificates	Under certain circumstances, additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to some or all of the Aircraft, may be issued at any time in the future. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

If one or more classes of Additional Certificates are outstanding, the holders of any such class of Additional Certificates (other than

American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any previously or concurrently issued class of Additional Certificates ranking senior in right of payment to any such class of Additional Certificates under certain circumstances, if American is in bankruptcy, at the outstanding principal balance of Class AA Certificates, Class A Certificates, any outstanding Class B Certificates and any outstanding classes of Additional Certificates ranking senior in right of payment to any such class of Additional Certificates, but without a premium. See “Description of the Certificates—Certificate Buyout Right of Certificateholders.” In addition, if any Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates, the Class A Certificates and the Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Possible Refinancing or Reissuance of Certificates	American may elect to:

•	redeem all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue new Equipment Notes with respect to all of the Aircraft with the same series designation as, but with terms that may be the same as or different from, those of the redeemed Equipment Notes; or

•	reissue Series A Equipment Notes or Series B Equipment Notes (or any series of Additional Equipment Notes) with respect to all of the Aircraft after such series has matured and been paid in full, with terms that may be the same as or different from those of the repaid Equipment Notes, after the Delivery Period Termination Date.

In either such case, American will fund the sale of any such series of Reissued Equipment Notes through the sale of pass through certificates issued by a single pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any Reissued Equipment Notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” If American elects to refinance any series of

Equipment Notes, it will be required to pay any applicable Make-Whole Amount in connection with the redemption of such series of Equipment Notes. See “Description of the Equipment Notes—Redemption.”

Equipment Notes

(a) Issuer	Under each Indenture, American will issue Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes with respect to each Aircraft, which will be acquired, respectively, by the Class AA Trust, the Class A Trust and the Class B Trust.

(b) Interest	The Series B Equipment Notes held in the Class B Trust will accrue interest at the rate per annum applicable to the Class B Certificates set forth on the cover page of this prospectus supplement. The Series AA Equipment Notes and the Series A Equipment Notes will accrue interest at rates per annum of 3.65% and 4.00%, respectively. Interest on the issued and outstanding Equipment Notes will be payable on February 15 and August 15, commencing on August 15, 2017 and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are scheduled to be paid in specified amounts on February 15 and August 15 in each year, commencing on February 15, 2018, and ending on February 15, 2029 in the case of the Series AA Equipment Notes and Series A Equipment Notes and ending on February 15, 2025 in the case of the Series B Equipment Notes.

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under each Indenture:

•	the indebtedness evidenced by the Series A Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•	the indebtedness evidenced by the Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and the Series A Equipment Notes issued under such Indenture;

•

if American issues any Additional Equipment Notes under such Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such most senior Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and each series of Additional Equipment Notes that rank senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•	the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under any Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement—Priority of Distributions.”

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, American will either:

•	substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

•	redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. American may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the outstanding Series A

Equipment Notes, Series B Equipment Notes or any series of Additional Equipment Notes issued with respect to all Aircraft in connection with a refinancing of such series or without refinancing. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates.” The redemption price in each such case will be the unpaid principal amount of the Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes—Redemption.”

(f) Security and Cross-collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination.” This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”). See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver.”

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the related Aircraft, the lien on the applicable Aircraft under such Indenture will be released. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution	American may elect to release any Airframe from the security interest of the related Indenture and substitute for it an airframe of the same model, so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to such Indenture on the issuance date of the Equipment Notes under such Indenture; and

•	the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the released Airframe.

See “Description of the Equipment Notes—Security—Substitution of Airframe.”

(h) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft also will be in default, and remedies will be exercisable with respect to all Aircraft.

(i) Section 1110 Protection	Counsel to American will provide an opinion to the Class B Trustee stating that the benefits of Section 1110 will be available for each of the Aircraft. See “Description of the Equipment Notes—Remedies.”

Material U.S. Federal Income Tax Consequences
The Class B Trust will not be treated as a corporation or other entity taxable as a corporation for United States federal income tax purposes. Each person acquiring an interest in Class B Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Series B Equipment Notes and other property held by the Class B Trust. See “Material U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations	Each person who acquires a Class B Certificate or an interest therein will be deemed to have:

•	represented that either (a) no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Class B Certificate or an interest therein or (b) the purchase and holding of such Class B Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law (as defined below) pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law; and

•	directed the Class B Trustee to invest in the assets held in the Class B Trust pursuant to the terms and conditions described herein.

See “Certain ERISA Considerations.”

Governing Law	The Class B Certificates and the Series B Equipment Notes are governed by the laws of the State of New York.

Threshold Ratings for the Depositary	Fitch	Moody’s
	A-	P-1
	(Long-Term Rating)	(Short-Term Rating)

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirement.

Threshold Ratings for the Liquidity Provider for the Class B Certificates (Long-Term)	Fitch	Moody’s
	BBB-	Baa2

Liquidity Provider Rating	The Liquidity Provider for the Class B Certificates meets the Liquidity Threshold Rating requirement.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents summary historical consolidated financial data of American. We derived the annual historical financial data as of December 31, 2015 and for the years ended December 31, 2015 and 2014 from American’s audited consolidated financial statements and notes thereto, which have been audited by KPMG LLP, an independent registered public accounting firm. We derived the annual historical financial data for the years ended December 31, 2013, 2012 and 2011 from American’s audited consolidated financial statements and notes thereto, which have been audited by Ernst & Young LLP, an independent registered public accounting firm. We derived the historical consolidated financial data as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 from American’s unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement.

On December 30, 2015, US Airways merged with and into American, with American as the surviving corporation. For financial reporting purposes, this transaction constituted a transfer of assets between entities under common control and is reflected in American’s consolidated financial statements as though the transaction had occurred on December 9, 2013, when a subsidiary of AMR merged with and into US Airways Group, which represents the earliest date that American and US Airways were under common control. Thus, the full years of 2015 and 2014, the nine months ended September 30, 2016 and 2015, and the period from December 9, 2013 to December 31, 2013 are comprised of the financial data of American and US Airways. The periods prior to December 9, 2013 are comprised of the financial data of American only.

The summary historical consolidated financial data should be read in conjunction with American’s consolidated financial statements for the respective periods, the related notes and the related reports of KPMG LLP and Ernst & Young LLP, as applicable, certain of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(in millions)
Consolidated Statements of Operations data(1)
Total operating revenues	$30,635	$31,423	$41,084	$42,763	$26,701	$24,825	$23,957
Total operating expenses	26,122	26,298	34,895	38,497	25,341	24,743	25,111
Operating income (loss)	4,513	5,125	6,189	4,266	1,360	82	(1,154)
Reorganization items, net(2)	—	—	—	—	(2,640)	(2,179)	(116)
Net income (loss)	2,441	4,369	8,120	2,948	(1,717)	(1,926)	(1,965)

	September 30, 2016	December 31, 2015
	(in millions)
Consolidated Balance Sheet data:
Total assets	$57,250	$50,439
Long-term debt and capital leases, net of current maturities	19,775	16,592
Pension and postretirement benefits(3)	7,346	7,410
Stockholder’s equity	12,589	9,698

(1)	Includes the following special items:

•

The 2016 nine-month period total special items were $309 million, net of tax, which principally included $467 million of merger integration expenses, offset in part by a $22 million net credit for bankruptcy related items principally consisting of fair value adjustments for bankruptcy settlement obligations. For the 2016 nine month period, merger integration expenses included costs related to re-branding of aircraft, airport facilities and uniforms, information technology, alignment of labor union contracts, fleet restructuring, professional fees, relocation and training, as well as severance.

•	The 2015 nine-month period total special items were $667 million, which principally included $741 million of merger integration expenses and a $38 million charge in connection with the dissolution of a joint venture. These charges were offset in part by a $75 million net credit for bankruptcy related items principally consisting of fair value adjustments for bankruptcy settlement obligations and a $66 million credit related to proceeds received from a legal settlement. For the 2015 nine month period, merger integration expenses included costs related to information technology, fleet restructuring, alignment of labor union contracts, professional fees, severance, relocation and training, re-branding of aircraft, airport facilities and uniforms, as well as share-based compensation.

•	In 2015, total special items were a net credit of $1.8 billion and consisted principally of a net special $3.5 billion non-cash tax benefit. In connection with the preparation of American’s financial statements for the fourth quarter of 2015, management determined that it was more likely than not that substantially all of its deferred tax assets, which include its NOLs, would be realized. Accordingly, American reversed $3.5 billion of the valuation allowance as of December 31, 2015, which resulted in a special $3.5 billion non-cash tax benefit recorded in the consolidated statement of operations for 2015. These credits were offset in part by $1.1 billion of merger integration expenses related to information technology, alignment of labor union contracts, professional fees, severance, share-based compensation, fleet restructuring, re-branding of aircraft and airport facilities, relocation and training. In addition, American recorded a nonoperating charge of $592 million to write off all of the value of Venezuelan bolivars held by American due to continued lack of repatriations and deterioration of economic conditions in Venezuela.

•	In 2014, total special items were $1.3 billion and consisted principally of $808 million of merger integration expenses related to information technology, alignment of labor union contracts, professional fees, severance and retention, share-based compensation, divestiture of London Heathrow slots, fleet restructuring, re-branding of aircraft and airport facilities, relocation and training, a $328 million non-cash tax charge relating to the sale of American’s portfolio of fuel hedging contracts, an $81 million charge to revise prior estimates of certain aircraft residual values and other spare parts asset impairments and $60 million for bankruptcy related items. These charges were offset in part by a $309 million gain on the sale of slots at Ronald Reagan Washington National Airport (“DCA”).

•	In 2013, total special items were $325 million, excluding reorganization items, net and consisted of a $214 million non-cash tax charge due to additional valuation allowance required to reduce deferred tax assets, $443 million of merger related expenses related to the alignment of labor union contracts, professional fees, severance and share-based compensation, a $107 million charge related to American’s pilot long-term disability obligation, a $54 million charge related to the premium on tender for existing enhanced equipment trust certificate (“EETC”) financings and the write-off of debt issuance costs, $48 million of interest charges primarily to recognize post-petition interest expense on unsecured obligations pursuant to the Bankruptcy Plan, a $43 million charge for workers’ compensation claims, a $33 million aircraft impairment charge and $19 million in charges related to the repayment of existing EETC financings. These charges were offset in part by a $538 million non-cash income tax benefit resulting from gains recorded in other comprehensive income (“OCI”), a $67 million gain on the sale of slots at LaGuardia Airport (“LGA”) and a $31 million special credit related to a change in accounting method resulting from the modification of American’s AAdvantage miles agreement with Citibank.

•

In 2012, total special items were $463 million, excluding reorganization items, net and consisted primarily of a $569 million non-cash income tax benefit resulting from gains recorded in OCI and a $280 million benefit from a settlement of a commercial dispute, offset in part by $386 million of severance and related charges and write-off of leasehold improvements on aircraft and airport facilities that were rejected in connection with the Chapter 11 Cases.

•	In 2011, total special items were $799 million, excluding reorganization items, net and consisted primarily of $725 million related to the impairment of certain aircraft and gates, $31 million of non-recurring non-cash charges related to certain sale-leaseback transactions and a $43 million revenue reduction as a result of a decrease in the breakage assumption related to the AAdvantage loyalty program liability.

(2)	Reorganization items, net refers to revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred as a direct result of the Chapter 11 Cases. See Note 2 in Part II, Item 8B to American’s consolidated financial statements in American’s Annual Report on Form 10-K for the year ended December 31, 2015 for further information on reorganization items.
(3)	Substantially all defined benefit pension plans were frozen effective November 1, 2012. Further, American significantly modified its retiree medical plans in 2012 resulting in the recognition of a negative plan amendment. See Note 11 to American’s consolidated financial statements in Part II, Item 8B in American’s Annual Report on Form 10-K for the year ended December 31, 2015 for further information on retirement benefits, including the financial impact of these plan changes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for American for the nine months ended September 30, 2016 and for each of the five years in the period ended December 31, 2015. As described above in “Summary Historical Consolidated Financial Data,” US Airways merged with and into American on December 30, 2015. For financial reporting purposes, this transaction constituted a transfer of assets between entities under common control and is reflected in American’s consolidated financial statements as though the transaction had occurred on December 9, 2013, when a subsidiary of AMR merged with and into US Airways Group, which represents the earliest date that American and US Airways were under common control. Thus, the nine months ended September 30, 2016, the full years of 2015 and 2014 and the period from December 9, 2013 to December 31, 2013 are comprised of the financial data of American and US Airways. The periods prior to December 9, 2013 are comprised of the financial data of American only.

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	3.8	3.6	2.7	—	—	—
Coverage deficiency (in millions)	—	—	—	$2,118	$2,545	$2,005

For purposes of the table above, “earnings” consists of income (loss) before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

RISK FACTORS

In considering whether to purchase the Class B Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, and other information which may be incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports to the SEC, as well as the “Special Note Regarding Forward-Looking Statements.” With respect to “Risks Relating to the Company and Industry-Related Risks” below, references to “we,” “us,” “our,” the “Company” and similar terms in this section refer to AAG and its consolidated subsidiaries, including American. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks and uncertainties emerge from time to time. We cannot predict such new risks and uncertainties, nor can we assess the extent to which any of the risk factors below or any such new risks and uncertainties, or any combination thereof, may impact our business.

Risks Relating to the Company and Industry-Related Risks

We could experience significant operating losses in the future.

For a number of reasons, including those addressed in these risk factors, we might fail to maintain profitability and might experience significant losses. In particular, the condition of the economy, the level and volatility of fuel prices, the state of travel demand and intense competition in the airline industry have had, and will continue to have, an impact on our operating results, and may increase the risk that we will experience losses.

Downturns in economic conditions adversely affect our business.

Due to the discretionary nature of business and leisure travel spending, airline industry revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased passenger demand for air travel and changes in booking practices, both of which in turn have had, and may have in the future, a strong negative effect on our revenues. In addition, during challenging economic times, actions by our competitors to increase their revenues can have an adverse impact on our revenues. See “—The airline industry is intensely competitive and dynamic” below. Certain labor agreements to which we are a party limit our ability to reduce the number of aircraft in operation, and the utilization of such aircraft, below certain levels. As a result, we may not be able to optimize the number of aircraft in operation in response to a decrease in passenger demand for air travel.

Our business is dependent on the price and availability of aircraft fuel. Continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel could have a significant negative impact on our operating results and liquidity.

Our operating results are materially impacted by changes in the availability, price volatility and cost of aircraft fuel, which represents one of the largest single cost items in our business. Jet fuel market prices have fluctuated substantially over the past several years and prices continue to be highly volatile.

Because of the amount of fuel needed to operate our business, even a relatively small increase or decrease in the price of fuel can have a material effect on our operating results and liquidity. Due to the competitive nature of the airline industry and unpredictability of the market, we can offer no assurance that we may be able to increase our fares, impose fuel surcharges or otherwise increase revenues sufficiently to offset fuel price increases. Similarly, we cannot predict the effect or the actions of our competitors if the current low fuel prices remain in place for a significant period of time.

Although we are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability, price volatility or cost of aircraft fuel. Natural disasters, political disruptions or wars involving oil-producing countries, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, changes in access to petroleum product pipelines and terminals, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages, additional fuel price volatility and cost increases in the future.

We have a large number of older aircraft in our fleet, and these aircraft are not as fuel efficient as more recent models of aircraft, including those we have on order. We intend to continue to execute our fleet renewal plans to, among other things, improve the fuel efficiency of our fleet, and we are dependent on a limited number of major aircraft manufacturers to deliver aircraft on schedule. If we experience delays in delivery of the more fuel efficient aircraft that we have on order, we will be adversely affected.

Our aviation fuel purchase contracts generally do not provide meaningful price protection against increases in fuel costs. Prior to the closing of the Merger, we sought to manage the risk of fuel price increases by using derivative contracts. As of September 30, 2016, we did not have any fuel hedging contracts outstanding. As such, and assuming we do not enter into any future transactions to hedge our fuel consumption, we will continue to be fully exposed to fluctuations in fuel prices.

Our current policy is not to enter into transactions to hedge our fuel consumption, although we review that policy from time to time based on market conditions and other factors. If in the future we enter into derivative contracts to hedge our fuel consumption, there can be no assurance that, at any given time, we will have derivatives in place to provide any particular level of protection against increased fuel costs or that our counterparties will be able to perform under our derivative contracts. To the extent we use derivative contracts that have the potential to create an obligation to pay upon settlement if prices decline significantly, such derivative contracts may limit our ability to benefit from lower fuel costs in the future. Also, a rapid decline in the projected price of fuel at a time when we have fuel hedging contracts in place could adversely impact our short-term liquidity, because hedge counterparties could require that we post collateral in the form of cash or letters of credit. See also the discussion in Part I, Item 3. Quantitative and Qualitative Disclosures About Market Risk—“AAG and American’s Market Risk Sensitive Instruments and Positions—Aircraft Fuel” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

The airline industry is intensely competitive and dynamic.

Our competitors include other major domestic airlines and foreign, regional and new entrant airlines, as well as joint ventures formed by some of these airlines, many of which have more financial or other resources and/or lower cost structures than ours, as well as other forms of transportation, including rail and private automobiles. In many of our markets we compete with at least one low-cost air carrier. Our revenues are sensitive to the actions of other carriers in many areas including pricing, scheduling, capacity and promotions, which can have a substantial adverse impact not only on our revenues, but on overall industry revenues. These factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress, or in bankruptcy, may institute pricing structures intended to achieve near-term survival rather than long-term viability.

Low-cost carriers, including so-called ultra-low-cost carriers, have a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares in order to shift demand from larger, more established airlines and represent significant competitors, particularly for customers who fly infrequently and are price sensitive and tend not to be loyal to any one particular carrier. Some low-cost carriers, which have cost structures lower than ours, have better recent financial performance and have announced growth strategies including commitments to acquire significant numbers of aircraft for delivery in the next few years. These low-cost carriers are expected to continue to increase their market share through growth and, potentially, consolidation, and could continue to have an impact on our revenues and overall performance. For example, as a result of divestitures completed in connection with gaining regulatory approval for the Merger, low-fare, low-cost carriers have gained additional access in a number of markets, including DCA, a slot-controlled airport. The actions of the low-cost carriers, including those described above, could have a material adverse effect on our operations and financial performance.

Our presence in international markets is not as extensive as that of some of our competitors. We derived approximately 30% of our operating revenues in 2015 from operations outside of the U.S., as measured and reported to the U.S. Department of Transportation (“DOT”). In providing international air transportation, we compete to provide scheduled passenger and cargo service between the U.S. and various overseas locations with U.S. airlines, foreign investor-owned airlines, and foreign state-owned or state-affiliated airlines, including carriers based in the Middle East, the three largest of which we believe benefit from significant government subsidies. Our international service exposes us to foreign economies and the potential for reduced demand, such as we have recently experienced in Brazil and Venezuela, when any foreign countries we serve suffer adverse local economic conditions. In addition, open skies agreements with an increasing number of countries around the world provide international airlines with open access to U.S. markets. See “Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.”

Certain airline alliances have been, or may in the future be, granted immunity from antitrust regulations by governmental authorities for specific areas of cooperation, such as joint pricing decisions. To the extent alliances formed by our competitors can undertake activities that are not available to us, our ability to effectively compete may be hindered. Our ability to attract and retain customers is dependent upon, among other things, our ability to offer our customers convenient access to desired markets. Our business could be adversely affected if we are unable to maintain or obtain alliance and marketing relationships with other air carriers in desired markets.

We are party to antitrust-immunized cooperation agreements with British Airways, Iberia, Finnair, Royal Jordanian, Japan Airlines, LAN Airlines and LAN Peru. As part of the antitrust-immunized relationships, we have also established joint business agreements (“JBAs”) with British Airways, Iberia and Finnair, and separately with Japan Airlines. We signed a revised JBA with Qantas Airways and applied for antitrust immunity with the DOT for the revised relationship, but we recently withdrew that application after it was tentatively denied by the DOT. However, we expect that our existing, more limited cooperation with Qantas will continue. In addition, we have signed JBAs with certain air carriers of the LATAM Airlines Group and have applied for approval in the relevant jurisdictions affected by such agreements, which applications are still pending before the relevant regulators. No assurances can be given as to any benefits that we may derive from such arrangements or any other arrangements that may ultimately be implemented.

Additional mergers and other forms of industry consolidation, including antitrust immunity grants, may take place and may not involve us as a participant. Depending on which carriers combine and which assets, if any, are sold or otherwise transferred to other carriers in connection with such combinations, our competitive position relative to the post-combination carriers or other carriers that acquire such assets could be harmed. In addition, as carriers combine through traditional mergers or antitrust immunity grants, their route networks will grow, and that growth will result in greater overlap with our network, which in turn could result in lower overall market share and revenues for us. Such consolidation is not limited to the U.S., but could include further consolidation among international carriers in Europe and elsewhere.

We may be unable to integrate operations successfully and realize the anticipated synergies and other benefits of the Merger.

The Merger involved the combination of two companies that operated as independent public companies prior to the Merger, and each of which operated its own international network airline. Historically, the integration of separate airlines has often proven to be more time consuming and to require more resources than initially estimated. Although we received a single operating certificate from the FAA for American and US Airways on April 8, 2015, implemented a single integrated reservation system on October 17, 2015 and merged American and US Airways on December 30, 2015, we must continue to devote significant management attention and resources to integrating our business practices, cultures and operations. Potential difficulties we may encounter as part of the integration process include the following:

•	the inability to successfully combine our businesses in a manner that permits us to achieve the synergies and other benefits anticipated to result from the Merger;

•	the challenge of integrating complex systems, operating procedures, regulatory compliance programs, technology, aircraft fleets, networks, and other assets (including, for example, our flight operations systems and technology which supports human resources functions) in a manner that minimizes any adverse impact on customers, suppliers, employees, and other constituencies;

•	the effects of divestitures and other operational commitments entered into in connection with the settlement of the litigation brought by the Department of Justice (“DOJ”) and certain states prior to the closing of the Merger, including those involving Dallas Love Field Airport and DCA;

•	the challenge of forming and maintaining an effective and cohesive management team;

•	the diversion of the attention of our management and other key employees;

•	the challenge of integrating workforces while maintaining focus on providing consistent, high quality customer service and running an efficient operation;

•	the risks relating to integrating various computer, communications and other technology systems that will be necessary to operate American and US Airways as a single airline and to achieve cost synergies by eliminating redundancies in the businesses;

•	the disruption of, or the loss of momentum in, our ongoing business;

•	branding or rebranding initiatives may involve substantial costs and may not be favorably received by customers; and

•	potential unknown liabilities, liabilities that are significantly larger than we currently anticipate and unforeseen increased expenses or delays associated with the Merger, including costs in excess of the cash transition costs that we currently anticipate.

Accordingly, we may not be able to realize the contemplated benefits of the Merger fully, or it may take longer and cost more than expected to realize such benefits.

Ongoing data security compliance requirements could increase our costs, and any significant data breach could disrupt our operations and harm our reputation, business, results of operations and financial condition.

Our business requires the appropriate and secure utilization of customer, employee, business partner and other sensitive information. We cannot be certain that advances in criminal capabilities (including cyber-attacks or cyber intrusions over the Internet, malware, computer viruses and the like), discovery of new vulnerabilities or attempts to exploit existing vulnerabilities in our systems, other data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology protecting the networks that access and store sensitive information. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Furthermore, there has been heightened legislative and regulatory focus on data security in the U.S. and abroad (particularly in the European Union (“EU”)), including requirements for varying levels of customer notification in the event of a data breach.

In addition, many of our commercial partners, including credit card companies, have imposed data security standards that we must meet. In particular, we are required by the Payment Card Industry Security Standards Council, founded by the credit card companies, to comply with their highest level of data security standards. While we continue our efforts to meet these standards, new and revised standards may be imposed that may be difficult for us to meet and could increase our costs.

A significant data security breach or our failure to comply with applicable U.S. or foreign data security regulations or other data security standards may expose us to litigation, claims for contract breach, fines, sanctions or other penalties, which could disrupt our operations, harm our reputation and materially and adversely affect our business, results of operations and financial condition. Failure to address these issues appropriately could also give rise to additional legal risks, which, in turn, could increase the size and number of litigation claims and damages asserted or subject us to enforcement actions, fines and penalties and cause us to incur further related costs and expenses.

Our indebtedness and other obligations are substantial and could adversely affect our business and liquidity.

We have significant amounts of indebtedness and other obligations, including pension obligations, obligations to make future payments on flight equipment and property leases, and substantial non-cancelable obligations under aircraft and related spare engine purchase agreements. Moreover, currently a substantial portion of our assets are pledged to secure our indebtedness. Our substantial indebtedness and other obligations could have important consequences. For example, they:

•	may make it more difficult for us to satisfy our obligations under our indebtedness;

•	may limit our ability to obtain additional funding for working capital, capital expenditures, acquisitions, investments, integration costs, and general corporate purposes, and adversely affect the terms on which such funding can be obtained;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and other obligations, thereby reducing the funds available for other purposes;

•	make us more vulnerable to economic downturns, industry conditions and catastrophic external events;

•	limit our ability to respond to business opportunities and to withstand operating risks that are customary in the industry, particularly relative to competitors with lower relative levels of financial leverage; and

•	contain restrictive covenants that could:

•	limit our ability to merge, consolidate, sell assets, incur additional indebtedness, issue preferred stock, make investments and pay dividends;

•	significantly constrain our ability to respond, or respond quickly, to unexpected disruptions in our own operations, the U.S. or global economies, or the businesses in which we operate, or to take advantage of opportunities that would improve our business, operations, or competitive position versus other airlines;

•	limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

•	result in an event of default under our indebtedness.

We will need to obtain sufficient financing or other capital to operate successfully.

Our business plan contemplates significant investments in modernizing our fleet and integrating the American and US Airways businesses. Significant capital resources will be required to execute this plan. We estimate that, based on our commitments as of September 30, 2016, our planned aggregate expenditures for aircraft purchase commitments and certain engines on a consolidated basis for calendar years 2016-2020 would be approximately $13.6 billion. Accordingly, we will need substantial financing or other capital resources. In addition, as of the date of this prospectus supplement, we had not secured financing commitments for some of the aircraft that we have on order, and we cannot be assured of the availability or cost of that financing. In particular, as of September 30, 2016, we did not have financing commitments for the following aircraft currently on order and scheduled to be delivered through 2017: 19 Airbus A320 family aircraft in 2017, 12 Boeing 787 family aircraft in 2017, ten Boeing 737-800 aircraft in 2017 and four Boeing 737 MAX family aircraft in 2017. In addition, we do not have financing commitments in place for substantially all aircraft currently on order and scheduled to be delivered in 2018 and beyond. The number of aircraft for which we do not have financing may change as we exercise purchase options or otherwise change our purchase and delivery schedules. If we are unable to arrange financing for such aircraft at customary advance rates and on terms and conditions acceptable to us, we may need to use cash from operations or cash on hand to purchase such aircraft or may seek to negotiate deferrals for such aircraft with the aircraft manufacturers. Depending on numerous factors, many of which are out of our control, such as the state of the domestic and global economies, the capital and credit markets’ view of our prospects and the airline industry in general, and the general availability of debt and equity capital at the time we seek capital, the financing or other capital resources that we will need may not be available to us, or may only be available on onerous terms and conditions. There can be no assurance that we will be successful in obtaining financing or other needed sources of capital to operate successfully. An inability to obtain necessary financing on acceptable terms would have a material adverse impact on our business, results of operations and financial condition.

Increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates could adversely affect our liquidity, results of operations and financial condition.

Concerns about the systemic impact of inflation, the availability and cost of credit, energy costs and geopolitical issues, combined with continued changes in business activity levels and consumer confidence, increased unemployment and volatile oil prices, have in the past and may in the future contribute to volatility in the capital and credit markets. These market conditions could result in illiquid credit markets and wider credit spreads. Any such changes in the domestic and global financial markets may increase our costs of financing and adversely affect our ability to obtain financing needed for the acquisition of aircraft that we have contractual commitments to purchase and for other types of financings we may seek in order to refinance debt maturities, raise capital or fund other types of obligations. Any downgrades to our credit rating may likewise increase the cost and reduce the availability of financing.

Further, a substantial portion of our indebtedness bears interest at fluctuating interest rates, primarily based on the London interbank offered rate for deposits of U.S. dollars (“LIBOR”). LIBOR tends to fluctuate based on general economic conditions, general interest rates, rates set by the Federal Reserve and other central banks, and the supply of and demand for credit in the London interbank market. We have not hedged our interest rate exposure with respect to our floating rate debt. Accordingly, our interest expense for any particular period will fluctuate based on LIBOR and other variable interest rates. To the extent these interest rates increase, our interest expense will increase, in which event we may have difficulties making interest payments and funding our other fixed costs, and our available cash flow for general corporate requirements may be adversely affected. See also the discussion of interest rate risk in Part II, Item 7A. Quantitative and Qualitative Disclosures About Market Risk—“AAG’s Market Risk Sensitive Instruments and Positions—Interest” and “American’s Market Risk Sensitive Instruments and Positions—Interest” in our Annual Report on Form 10-K for the year ended December 31, 2015.

Our high level of fixed obligations may limit our ability to fund general corporate requirements and obtain additional financing, may limit our flexibility in responding to competitive developments and cause our business to be vulnerable to adverse economic and industry conditions.

We have a significant amount of fixed obligations, including debt, pension costs, aircraft leases and financings, aircraft purchase commitments, leases and developments of airport and other facilities and other cash obligations. We also have certain guaranteed costs associated with our regional operations.

As a result of the substantial fixed costs associated with these obligations:

•	a decrease in revenues results in a disproportionately greater percentage decrease in earnings;

•	we may not have sufficient liquidity to fund all of these fixed obligations if our revenues decline or costs increase; and

•	we may have to use our working capital to fund these fixed obligations instead of funding general corporate requirements, including capital expenditures.

These obligations also impact our ability to obtain additional financing, if needed, and our flexibility in the conduct of our business, and could materially adversely affect our liquidity, results of operations and financial condition.

We have significant pension and other postretirement benefit funding obligations, which may adversely affect our liquidity, results of operations and financial condition.

Our pension funding obligations are significant. The amount of these obligations will depend on the performance of investments held in trust by the pension plans, interest rates for determining liabilities and actuarial experience. Currently, our minimum funding obligation for our pension plans is subject to favorable temporary funding rules that are scheduled to expire at the end of 2017. Our pension funding obligations are likely to increase materially beginning in 2019, when we will be required to make contributions relating to the 2018 fiscal year. In addition, we may have significant obligations for other postretirement benefits, the ultimate amount of which depends on, among other things, the outcome of an adversary proceeding related to retiree medical and life insurance obligations filed in the Chapter 11 Cases.

Any failure to comply with the covenants contained in our financing arrangements may have a material adverse effect on our business, results of operations and financial condition.

The terms of the $1.9 billion term loan facility and the $1.4 billion revolving credit facility provided for by the credit and guaranty agreement, entered into June 27, 2013 between AAG, American and certain lenders (as amended and restated on May 21, 2015 and as otherwise amended, the “2013 Credit Facilities”), the $1.25 billion term loan facility entered into on December 15, 2016 among American, AAG and certain lenders (the “2013 Citicorp Credit Facility”), the $750 million term loan facility and the $1.0 billion revolving credit facility entered into October 10, 2014 between AAG and American and certain lenders (as amended and restated on April 20, 2015 and as otherwise amended, the “2014 Credit Facilities”) and the Credit and Guaranty Agreement entered into on April 29, 2016, between AAG and American and certain lenders, which provides for a $1.0 billion term loan facility (as amended on October 31, 2016, and as otherwise amended, the “2016 Term Loan Facility”) and a revolving credit facility that may be established in the future (the “2016 Revolving Credit Facility,” and together with the 2016 Term Loan Facility, the “2016 Credit Facilities”) require AAG and American to ensure that AAG and its restricted subsidiaries maintain consolidated unrestricted cash and cash equivalents and amounts available to be drawn under revolving credit facilities in an aggregate amount not less than $2.0 billion, and the 2013 Citicorp Credit Facility also requires AAG and the other obligors thereunder to hold not less than $750 million (subject to partial reductions upon certain reductions in the outstanding amount of the loan) of that amount in accounts subject to control agreements.

Our ability to comply with these liquidity covenants while paying the fixed costs associated with our contractual obligations and our other expenses, including significant pension and other postretirement funding obligations and cash transition costs associated with the Merger, will depend on our operating performance and cash flow, which are seasonal, as well as factors including fuel costs and general economic and political conditions.

In addition, our credit facilities and certain other financing arrangements include covenants that, among other things, limit our ability to pay dividends and make certain other payments, make certain investments, incur additional indebtedness, enter into certain affiliate transactions and engage in certain business activities, in each case subject to certain exceptions.

The factors affecting our liquidity (and our ability to comply with related liquidity and other covenants) will remain subject to significant fluctuations and uncertainties, many of which are outside our control. Any breach of our liquidity and other covenants or failure to timely pay our obligations could result in a variety of adverse consequences, including the acceleration of our indebtedness, the withholding of credit card proceeds by our credit card processors and the exercise of remedies by our creditors and lessors. In such a situation, we may not be able to fulfill our contractual obligations, repay the accelerated indebtedness, make required lease payments or otherwise cover our fixed costs.

If our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity.

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. These agreements allow these processing companies, under certain conditions (including, with respect to certain agreements, the failure of American to maintain certain levels of liquidity) to hold an amount of our cash (a “holdback”) equal to some or all of the advance ticket sales that have been processed by that company, but for which we have not yet provided the air transportation. We are not currently required to maintain any holdbacks pursuant to these requirements. These holdback requirements can be modified at the discretion of the processing companies upon the occurrence of specific events, including material adverse changes in our financial condition. An increase in the current holdbacks, up to and including 100% of relevant advanced ticket sales, could materially reduce our liquidity. Likewise, other of our commercial agreements contain provisions that allow other entities to impose less-favorable terms, including the acceleration of amounts due, in the event of material adverse changes in our financial condition.

Union disputes, employee strikes and other labor-related disruptions may adversely affect our operations.

Relations between air carriers and labor unions in the U.S. are governed by the Railway Labor Act (“RLA”). Under the RLA, collective bargaining agreements (“CBAs”) generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board (“NMB”). For the dates that the CBAs with our major work groups become amendable under the RLA, see Part I, Item 1. Business—“Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2015.

In the case of a CBA that is amendable under the RLA, if no agreement is reached during direct negotiations between the parties, either party may request that the NMB appoint a federal mediator. The RLA prescribes no timetable for the direct negotiation and mediation processes, and it is not unusual for those processes to last for many months or even several years. If no agreement is reached in mediation, the NMB in its discretion may declare that an impasse exists and proffer binding arbitration to the parties. Either party may decline to submit to arbitration, and if arbitration is rejected by either party, a 30-day “cooling off” period commences. During or after that period, a Presidential Emergency Board (“PEB”) may be established, which examines the parties’ positions and recommends a solution. The PEB process lasts for 30 days and is followed by another 30-day “cooling off” period. At the end of a “cooling off” period, unless an agreement is reached or action is taken by Congress, the labor organization may exercise “self-help,” such as a strike, which could materially adversely affect our business, results of operations and financial condition.

None of the unions representing our employees presently may lawfully engage in concerted refusals to work, such as strikes, slow-downs, sick-outs or other similar activity, against us. Nonetheless, there is a risk that disgruntled employees, either with or without union involvement, could engage in one or more concerted refusals to work that could individually or collectively harm the operation of our airline and impair our financial performance. See Part I, Item 1—“Business—Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2015.

The inability to maintain labor costs at competitive levels would harm our financial performance.

Currently, we believe our labor costs are competitive relative to the other large network carriers. However, we cannot provide assurance that labor costs going forward will remain competitive because some of our agreements are amendable now and others may become amendable, competitors may significantly reduce their labor costs or we may agree to higher-cost provisions in our current or future labor negotiations, such as the employee profit sharing program we instituted effective January 1, 2016. As of December 31, 2015, approximately 82% of our employees were represented for collective bargaining purposes by labor unions. Some of our unions have brought and may continue to bring grievances to binding arbitration, including those related to wages. Unions may also bring court actions and may seek to compel us to engage in bargaining processes where we believe we have no such obligation. If successful, there is a risk these judicial or arbitral avenues could create material additional costs that we did not anticipate.

Interruptions or disruptions in service at one of our hub airports could have a material adverse impact on our operations.

We operate principally through hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. Substantially all of our flights either originate in or fly into one of these locations. A significant interruption or disruption in service at one of our hubs resulting from air traffic control (“ATC”) delays, weather conditions, natural disasters, growth constraints, relations with third-party service providers, failure of computer systems, facility disruptions, labor relations, power supplies, fuel supplies, terrorist activities, or otherwise, could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, results of operations and financial condition.

If we are unable to obtain and maintain adequate facilities and infrastructure throughout our system and, at some airports, adequate slots, we may be unable to operate our existing flight schedule and to expand or change our route network in the future, which may have a material adverse impact on our operations.

In order to operate our existing and proposed flight schedule and, where appropriate, add service along new or existing routes, we must be able to maintain and/or obtain adequate gates, ticketing facilities, operations areas, and office space. As airports around the world become more congested, we will not always be able to ensure that our plans for new service can be implemented in a commercially viable manner, given operating constraints at airports throughout our network, including due to inadequate facilities at desirable airports. Further, our operating costs at airports at which we operate, including our hubs, may increase significantly because of capital improvements at such airports that we may be required to fund, directly or indirectly. In some circumstances, such costs could be imposed by the relevant airport authority without our approval.

In addition, operations at four major domestic airports, certain smaller domestic airports and certain foreign airports served by us are regulated by governmental entities through the use of slots or similar regulatory mechanisms which limit the rights of carriers to conduct operations at those airports. Each slot represents the authorization to land at or take off from the particular airport during a specified time period and may have other operational restrictions as well. In the U.S., the FAA currently regulates the allocation of slots or slot exemptions at DCA and two New York City airports: John F. Kennedy International Airport and LGA. Our operations at these airports generally require the allocation of slots or similar regulatory authority. Similarly, our operations at international airports in Frankfurt, London Heathrow, Paris and other airports outside the U.S. are regulated by local slot authorities pursuant to the International Air Transport Association’s (“IATA”) Worldwide Scheduling Guidelines and applicable local law. We cannot provide any assurance that regulatory changes regarding the allocation of slots or similar regulatory authority will not have a material adverse impact on our operations.

In connection with the settlement of litigation relating to the Merger brought by the DOJ and certain states, we entered into settlement agreements that provide for certain asset divestitures including 52 slot pairs at DCA, 17 slot pairs at LGA and gates and related ground facilities necessary to operate those slot pairs, and two gates at each of Boston Logan International Airport, Chicago O’Hare International Airport, Dallas Love Field Airport, Los Angeles International Airport (“LAX”) and Miami International Airport. The settlement agreements also require us to maintain certain hub operations and continue to provide service to certain specified communities for limited periods of time. In addition, we entered into a related settlement with the DOT related to small community service from DCA. Further, as a consequence of the Merger clearance process in the EU, we made one pair of London Heathrow slots available for use by another carrier and, along with our JBA partners, we made one pair of London Heathrow slots available to competitors for use for up to six years in different markets.

Our ability to provide service can also be impaired at airports, such as Chicago O’Hare International Airport and LAX, where the airport gate and other facilities are inadequate to accommodate all of the service that we would like to provide, or airports such as Dallas Love Field Airport where we have no access to gates at all.

Any limitation on our ability to acquire or maintain adequate gates, ticketing facilities, operations areas, slots (where applicable), or office space could have a material adverse effect on our business, results of operations and financial condition.

If we encounter problems with any of our third-party regional operators or third-party service providers, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services.

A significant portion of our regional operations are conducted by third-party operators on our behalf, primarily under capacity purchase agreements. Due to our reliance on third parties to provide these essential services, we are subject to the risks of disruptions to their operations, which may result from many of the same risk factors disclosed in this prospectus supplement, such as the impact of adverse economic conditions, the inability of third parties to hire or retain necessary personnel, including in particular pilots, and other risk factors, such as an out-of-court or bankruptcy restructuring of any of our regional operators. For example, one of our significant third-party operators of regional capacity, Republic Airways Holdings Inc. (“Republic”), commenced a Chapter 11 bankruptcy case on February 25, 2016. As part of Republic’s restructuring process and with bankruptcy court approval, we entered into an amendment to our contractual relationship with Republic that, among other things, provided for the reduction in the number of aircraft operated by Republic on our behalf to 76 E175 aircraft (a reduction of 20 E170 and nine E175 aircraft). In addition, we have reached a settlement with Republic that, if approved by the bankruptcy court, would allow an unsecured claim on behalf of American in the amount of $250 million, to compensate us for losses and damages that we incurred under the existing contract with Republic. It is not possible, at this point, however, to quantify the value of a recovery on such claim. We have taken various actions to mitigate the effects of this reduction in flying, including by adjusting our mainline schedule and seeking additional capacity from our wholly owned regional subsidiaries and other regional providers. We may also experience disruption to our regional operations if we terminate the capacity purchase agreement with one or more of our current operators and transition the services to another provider. As our regional segment provides revenues to us directly and indirectly (by providing flow traffic to our hubs), any significant disruption to our regional operations would have a material adverse effect on our business, results of operations and financial condition.

In addition, our reliance upon others to provide essential services on behalf of our operations may result in our relative inability to control the efficiency and timeliness of contract services. We have entered into agreements with contractors to provide various facilities and services required for our operations, including distribution and sale of airline seat inventory, provision of information technology and services, regional operations, aircraft maintenance, ground services and facilities, reservations and baggage handling. Similar agreements may be entered into in any new markets we decide to serve. These agreements are generally subject to termination after notice by the third-party service provider. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers, or at all. Volatility in fuel prices, disruptions to capital markets and adverse economic conditions in general have subjected certain of these third-party regional carriers to significant financial pressures, which have led to several bankruptcies among these carriers. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, results of operations and financial condition.

We rely on third-party distribution channels and must manage effectively the costs, rights and functionality of these channels.

We rely on third-party distribution channels, including those provided by or through global distribution systems (“GDSs”) (e.g., Amadeus, Sabre and Travelport), conventional travel agents and online travel agents (“OTAs”) (e.g., Expedia, including its booking sites Orbitz and Travelocity, and The Priceline Group), to distribute a significant portion of our airline tickets, and we expect in the future to continue to rely on these channels and hope to expand their ability to distribute and collect revenues for ancillary products (e.g., fees for selective seating). These distribution channels are more expensive and at present have less functionality in respect of ancillary product offerings than those we operate ourselves, such as our call centers and our website. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to manage successfully our distribution costs and rights, increase our distribution flexibility and improve the functionality of third-party distribution channels, while maintaining an industry-competitive cost structure. These imperatives may affect our relationships with GDSs and OTAs, including as consolidation of OTAs continues or is proposed to continue.

Any inability to manage our third-party distribution costs, rights and functionality at a competitive level or any material diminishment or disruption in the distribution of our tickets could have a material adverse effect on our business, results of operations and financial condition.

Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.

Airlines are subject to extensive domestic and international regulatory requirements. In the last several years, Congress has passed laws, and the DOT, the FAA, the U.S. Transportation Security Administration (“TSA”) and the Department of Homeland Security have issued a number of directives and other regulations, that affect the airline industry. These requirements impose substantial costs on us and restrict the ways we may conduct our business.

For example, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures or operational restrictions.

Our failure to timely comply with these requirements has in the past and may in the future result in fines and other enforcement actions by the FAA or other regulators. In the future, new regulatory requirements could have a material adverse effect on us and the industry.

DOT consumer rules that took effect in 2010 require procedures for customer handling during long onboard delays, further regulate airline interactions with passengers through the reservations process, at the airport, and onboard the aircraft, and require disclosures concerning airline fares and ancillary fees such as baggage fees. The DOT has been aggressively investigating alleged violations of these rules. Other DOT rules apply to post-ticket purchase price increases and an expansion of tarmac delay regulations to international airlines.

The Aviation and Transportation Security Act mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per-ticket tax on passengers and a tax on airlines.

The results of our operations, demand for air travel, and the manner in which we conduct business each may be affected by changes in law and future actions taken by governmental agencies, including:

•	changes in law which affect the services that can be offered by airlines in particular markets and at particular airports, or the types of fees that can be charged to passengers;

•	the granting and timing of certain governmental approvals (including antitrust or foreign government approvals) needed for codesharing alliances and other arrangements with other airlines;

•	restrictions on competitive practices (for example, court orders, or agency regulations or orders, that would curtail an airline’s ability to respond to a competitor);

•	the adoption of new passenger security standards or regulations that impact customer service standards (for example, a “passenger bill of rights”);

•	restrictions on airport operations, such as restrictions on the use of slots at airports or the auction or reallocation of slot rights currently held by us; and

•	the adoption of more restrictive locally-imposed noise restrictions.

Each additional regulation or other form of regulatory oversight increases costs and adds greater complexity to airline operations and, in some cases, may reduce the demand for air travel. There can be no assurance that our compliance with new rules, anticipated rules or other forms of regulatory oversight will not have a material adverse effect on us.

Any significant reduction in air traffic capacity at key airports in the U.S. or overseas could have a material adverse effect on our business, results of operations and financial condition.

In addition, the ATC system is not successfully managing the growing demand for U.S. air travel. ATC towers are frequently understaffed in certain of our hubs, and air traffic controllers rely on outdated technologies that routinely overwhelm the system and compel airlines to fly inefficient, indirect routes. The ATC system’s inability to handle existing travel demand has led government agencies to implement short-term capacity constraints during peak travel periods in certain markets, resulting in delays and disruptions of air traffic. The outdated technologies also cause the ATC to be less resilient in the event of a failure. For example, in 2014 the ATC systems in Chicago took weeks to recover following a fire in the ATC tower at Chicago O’Hare International Airport, which resulted in thousands of cancelled flights.

On February 14, 2012, the FAA Modernization and Reform Act of 2012 was signed. The law provides funding for the FAA to rebuild its ATC system, including switching from radar to a GPS-based system. It is uncertain when any improvements to the efficiency of the ATC system will take effect. Failure to update the ATC system in a timely manner and the substantial funding requirements that may be imposed on airlines of a modernized ATC system may have a material adverse effect on our business.

The ability of U.S. airlines to operate international routes is subject to change because the applicable arrangements between the U.S. and foreign governments may be amended from time to time and appropriate slots or facilities may not be made available. We currently operate a number of international routes under government arrangements that limit the number of airlines permitted to operate on the route, the capacity of the airlines providing services on the route, or the number of airlines allowed access to particular airports. If an open skies policy were to be adopted for any of these routes, such an event could have a material adverse impact on us and could result in the impairment of material amounts of our related tangible and intangible assets. In addition, competition from revenue-sharing joint ventures, JBAs, and other alliance arrangements by and among other airlines could impair the value of our business and assets on the open skies routes. For example, the open skies air services agreement between the U.S. and the EU, which took effect in March 2008, provides airlines from the U.S. and EU member states open access to each other’s markets, with freedom of pricing and unlimited rights to fly from the U.S. to any airport in the EU, including London Heathrow Airport. As a result of the agreement, we face increased competition in these markets, including London Heathrow Airport.

The airline industry is heavily taxed.

The airline industry is subject to extensive government fees and taxation that negatively impact our revenue. The U.S. airline industry is one of the most heavily taxed of all industries. These fees and taxes have grown significantly in the past decade for domestic flights, and various U.S. fees and taxes also are assessed on international flights. For example, as permitted by federal legislation, most major U.S. airports impose a passenger facility charge per passenger on us. In addition, the governments of foreign countries in which we operate impose on U.S. airlines, including us, various fees and taxes, and these assessments have been increasing in number and amount in recent years. Moreover, we are obligated to collect a federal excise tax, commonly referred to as the “ticket tax,” on domestic and international air transportation. We collect the excise tax, along with certain other U.S. and foreign taxes and user fees on air transportation (such as passenger security fees), and pass along the collected amounts to the appropriate governmental agencies. Although these taxes are not operating expenses, they represent an additional cost to our customers. There are continuing efforts in Congress and in other countries to raise different portions of the various taxes, fees, and charges imposed on airlines and their passengers. Increases in such taxes, fees and charges could negatively impact our business, results of operations and financial condition.

Under DOT regulations, all governmental taxes and fees must be included in the prices we quote or advertise to our customers. Due to the competitive revenue environment, many increases in these fees and taxes have been absorbed by the airline industry rather than being passed on to the customer. Further increases in fees and taxes may reduce demand for air travel, and thus our revenues.

Changes to our business model that are designed to increase revenues may not be successful and may cause operational difficulties or decreased demand.

We have a number of measures designed to increase revenue and offset costs. These measures include charging separately for services that had previously been included within the price of a ticket and increasing other pre-existing fees. We may introduce additional initiatives in the future; however, as time goes on, we expect that it will be more difficult to identify and implement additional initiatives. We cannot assure you that these measures or any future initiatives will be successful in increasing our revenues. Additionally, the implementation of these initiatives may create logistical challenges that could harm the operational performance of our airline. Also, any new and increased fees might reduce the demand for air travel on our airline or across the industry in general, particularly if weakened economic conditions make our customers more sensitive to increased travel costs or provide a significant competitive advantage to other carriers that determine not to institute similar charges.

The loss of key personnel upon whom we depend to operate our business or the inability to attract additional qualified personnel could adversely affect our business.

We believe that our future success will depend in large part on our ability to retain or attract highly qualified management, technical and other personnel. We may not be successful in retaining key personnel or in attracting other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel would have a material adverse effect on our business, results of operations and financial condition.

We may be adversely affected by conflicts overseas or terrorist attacks; the travel industry continues to face ongoing security concerns.

Acts of terrorism or fear of such attacks, including elevated national threat warnings, wars or other military conflicts, may depress air travel, particularly on international routes, and cause declines in revenues and increases in costs. The attacks of September 11, 2001 and continuing terrorist threats, attacks and attempted attacks materially impacted and continue to impact air travel. Increased security procedures introduced at airports since the attacks of September 11, 2001 and any other such measures that may be introduced in the future generate higher operating costs for airlines. The Aviation and Transportation Security Act mandated improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to the U.S. Customs and Border Protection Agency and enhanced background checks. A concurrent increase in airport security charges and procedures, such as restrictions on carry-on baggage, has also had and may continue to have a disproportionate impact on short-haul travel, which constitutes a significant portion of our flying and revenue.

We operate a global business with international operations that are subject to economic and political instability and have been, and in the future may continue to be, adversely affected by numerous events, circumstances or government actions beyond our control.

We operate a global business with operations outside of the U.S. from which we derived approximately 30% of our operating revenues in 2015, as measured and reported to the DOT. Our current international activities and prospects have been and in the future could be adversely affected by reversals or delays in the opening of foreign markets, increased competition in international markets, exchange controls or other restrictions on repatriation of funds, currency and political risks (including changes in exchange rates and currency devaluations), environmental regulation, increases in taxes and fees and changes in international government regulation of our operations, including the inability to obtain or retain needed route authorities and/or slots.

In particular, fluctuations in foreign currencies, including devaluations, exchange controls and other restrictions on the repatriation of funds, have significantly affected and may continue to significantly affect our operating performance, liquidity and the value of any cash held outside the U.S. in local currency.

Generally, fluctuations in foreign currencies, including devaluations, cannot be predicted by us and can significantly affect the value of our assets located outside the United States. These conditions, as well as any further delays, devaluations or imposition of more stringent repatriation restrictions, may materially adversely affect our business, results of operations and financial condition.

The United Kingdom held a referendum on June 23, 2016 regarding its membership in the EU in which a majority of the United Kingdom electorate voted in favor of the British government taking the necessary action for the United Kingdom to leave the EU. At this time, it is not certain what steps will need to be taken to facilitate the United Kingdom’s exit from the EU or the length of time, expected to be measured in years, that this may take. The referendum was advisory, and the terms of any withdrawal are subject to a negotiation period that could last at least two years after the government of the United Kingdom formally initiates a withdrawal process. The implications of the United Kingdom withdrawing from the EU are similarly unclear at present because it is unclear what relationship the United Kingdom will have with the EU after withdrawal. We face risks associated with the uncertainty following the referendum and the consequences that may flow from the decision to exit the EU. Among other things, the exit of the United Kingdom from the EU could adversely affect European or worldwide economic or market conditions and could contribute to further instability in global financial markets. In addition, the exit of the United Kingdom from the EU could lead to legal and regulatory uncertainty and potentially divergent treaties, laws and regulations as the United Kingdom determines which EU treaties, laws and regulations to replace or replicate, including those governing aviation, labor, environmental, data protection/privacy, competition and other matters applicable to the provision of air transportation services by us or our joint business or code share partners. The impact on our business of any treaties, laws and regulations that replace the existing EU counterparts cannot be predicted. Any of these effects, and others we cannot anticipate, could materially adversely affect our business, results of operations and financial condition. In addition, it is unclear at this stage what the consequences of the United Kingdom’s departure from the EU will be on the trading price of the Class B Certificates.

We are subject to many forms of environmental and noise regulation and may incur substantial costs as a result.

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment and noise reduction, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils and waste materials. Compliance with environmental laws and regulations can require significant expenditures, and violations can lead to significant fines and penalties.

In June 2015, the U.S. Environmental Protection Agency (“EPA”) issued revised underground storage tank regulations that could affect airport fuel hydrant systems, as certain of those systems may need to be modified in order to comply with applicable portions of the revised regulations. Additionally, on June 4, 2015, the EPA reissued the Multi-Sector General Permit for Stormwater Discharges from Industrial Activities. Among other revisions, the reissued permit incorporates the EPA’s previously issued Airport Deicing Effluent Limitation Guidelines and New Source Performance Standards. In addition, California adopted a revised State Industrial General Permit for Stormwater Discharges on April 1, 2014, which became effective July 1, 2015. This permit places additional reporting and monitoring requirements on permittees and requires implementation of mandatory best management practices. While the cost of compliance with these requirements is not expected to be significant, we will continue to monitor and evaluate the impact of these requirements on airport operations. In addition to the EPA and state regulations, several U.S. airport authorities are actively engaged in efforts to limit discharges of de-icing fluid to the environment, often by requiring airlines to participate in the building or reconfiguring of airport de-icing facilities. Such efforts are likely to impose additional costs and restrictions on airlines using those airports. We do not believe, however, that such environmental developments will have a material impact on our capital expenditures or otherwise materially adversely affect our operations, operating costs or competitive position.

We are also subject to other environmental laws and regulations, including those that require us to investigate and remediate soil or groundwater to meet certain remediation standards. Under federal law, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws may be strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of wastes directly attributable to us. We have liability for investigation and remediation costs at various sites, although such costs are currently not expected to have a material adverse effect on our business.

We have various leases and agreements with respect to real property, tanks and pipelines with airports and other operators. Under these leases and agreements, we have agreed to indemnify the lessor or operator against environmental liabilities associated with the real property or operations described under the agreement, in some cases even if we are not the party responsible for the initial event that caused the environmental damage. We also participate in leases with other airlines in fuel consortiums and fuel committees at airports, where such indemnities are generally joint and several among the participating airlines.

Governmental authorities in several U.S. and foreign cities are also considering, or have already implemented, aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take-offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

We are subject to risks associated with climate change, including increased regulation to reduce emissions of greenhouse gases.

There is increasing global regulatory focus on climate change and greenhouse gas (“GHG”) emissions. For example, the EU has established the Emissions Trading Scheme (“ETS”) to regulate GHG emissions in the EU. The EU adopted a directive in 2008 under which each EU member state is required to extend the ETS to aviation operations. This directive would have required us, beginning in 2012, to annually submit emission allowances in order to operate flights to and from airports in the European Economic Area (“EEA”), including flights between the U.S. and EU member states. However, in an effort to allow the International Civil Aviation Organization (“ICAO”) time to propose an alternate scheme to manage global aviation emissions, in April 2013, the EU suspended for one year the ETS’ application to flights entering and departing the EEA, limiting its application, for flights flown in 2012, to intra-EEA flights only. In October 2013, the ICAO Assembly adopted a resolution calling for the development through ICAO of a global, market-based scheme for aviation GHG emissions, to be finalized in 2016 and implemented in 2020. Subsequently, the EU amended the ETS so that the monitoring, reporting and submission of allowances for aviation GHG emissions will continue to be limited to only intra-EEA flights through 2016, at which time the EU will evaluate the progress made by ICAO and determine what, if any, measures to take related to aviation GHG emissions from 2017 onwards. The U.S. enacted legislation in November 2012 which encourages the DOT to seek an international solution through ICAO and that will allow the U.S. Secretary of Transportation to prohibit U.S. airlines from participating in the ETS.

In October 2016, ICAO passed a resolution adopting the ICAO Carbon Offsetting and Reduction Scheme for International Aviation (“CORSIA”), which is a global, market-based emissions offset program to encourage carbon-neutral growth beyond 2020. The CORSIA was supported by the board of Airlines For America (the principal U.S. airline trade association) and IATA (the principal international airline trade association), and by American and many other U.S. and foreign airlines. The CORSIA will increase operating costs for American and most other airlines, including other U.S. airlines that operate internationally, but the implementation of a global program, as compared to regional emission reduction schemes, should help to ensure that these costs will be more predictable and more evenly applied to American and its competitors. The CORSIA is expected to be implemented in phases, beginning in 2021. Certain details still need to be developed and the impact of the CORSIA cannot be fully predicted. Although the EU has not detailed its future plans for the EU ETS, it is expected that the adoption of the CORSIA by ICAO will generally stave off a proliferation of regional schemes like EU ETS, and other environmental taxes. While we do not anticipate any significant emissions allowance expenditures in 2016, compliance with the CORSIA, ETS or similar emissions-related requirements could significantly increase our operating costs beyond 2016. Further, the potential impact of the CORSIA, ETS or other emissions-related requirements on our costs will ultimately depend on a number of factors, including baseline emissions, the price of emission allowances or offsets and the number of future flights subject to such emissions-related requirements. These costs have not been completely defined and could fluctuate.

In addition, in December 2015, at the 21st Conference of the Parties to the United Nations Framework Convention on Climate Change (UNFCCC’s COP21), over 190 countries, including the United States, reached an agreement to reduce global greenhouse gas emissions. While there is no express reference to aviation in this international agreement, to the extent the United States and other countries implement this agreement or impose other climate change regulations, either with respect to the aviation industry or with respect to related industries such as the aviation fuel industry, it could have an adverse direct or indirect effect on our business.

Within the U.S., there is an increasing trend toward regulating GHG emissions directly under the Clean Air Act (“CAA”). In response to a 2012 ruling by the U.S. District Court for the District of Columbia, the EPA announced in June 2015 a proposed endangerment finding that aircraft engine GHG emissions cause or contribute to air pollution that may reasonably be anticipated to endanger public health or welfare. A public hearing regarding the proposed endangerment finding was held in August 2015. If the EPA finalizes the endangerment finding, the EPA is obligated under the CAA to set aircraft engine GHG emission standards. It is anticipated that any such standards established by the EPA would closely align with emission standards currently being developed by ICAO. In February 2016, the ICAO Committee on Aviation Environmental Protection recommended that ICAO adopt carbon dioxide certification standards that would apply to new type aircraft certified beginning in 2020, and would be phased in for newly manufactured existing aircraft type designs starting in 2023.

In addition, several states have adopted or are considering initiatives to regulate emissions of GHGs, primarily through the planned development of GHG emissions inventories and/or regional GHG cap and trade programs.

These regulatory efforts, both internationally and in the U.S. at the federal and state levels, are still developing, and we cannot yet determine what the final regulatory programs or their impact will be in the U.S., the EU or in other areas in which we do business. However, such climate change-related regulatory activity in the future may adversely affect our business and financial results by requiring us to reduce our emissions, purchase allowances or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs, including fuel costs.

We rely heavily on technology and automated systems to operate our business, and any failure of these technologies or systems could harm our business, results of operations and financial condition.

We are highly dependent on technology and automated systems to operate our business and achieve low operating costs. These technologies and systems include our computerized airline reservation system, flight operations systems, financial planning, management and accounting systems, telecommunications systems, website, maintenance systems and check-in kiosks. In order for our operations to work efficiently, our website and reservation system must be able to accommodate a high volume of traffic, maintain secure information and deliver flight information, as well as issue electronic tickets and process critical financial information in a timely manner. Substantially all of our tickets are issued to passengers as electronic tickets. We depend on our reservation system, which is hosted and maintained under a long-term contract by a third-party service provider, to be able to issue, track and accept these electronic tickets. If our automated systems are not functioning or if our third-party service providers were to fail to adequately provide technical support, system maintenance or timely software upgrades for any one of our key existing systems, we could experience service disruptions or delays, which could harm our business and result in the loss of important data, increase our expenses and decrease our revenues. In the event that one or more of our primary technology or systems vendors goes into bankruptcy, ceases operations or fails to perform as promised, replacement services may not be readily available on a timely basis, at competitive rates or at all, and any transition time to a new system may be significant. Our automated systems cannot be completely protected against other events that are beyond our control, including natural disasters, power failures, terrorist attacks, cyber-attacks, data theft, equipment and software failures, computer viruses or telecommunications failures. Substantial or sustained system failures could cause service delays or failures and result in our customers purchasing tickets from other airlines. We cannot assure you that our security measures, change control procedures or disaster recovery plans are adequate to prevent disruptions or delays. Disruption in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We face challenges in integrating our computer, communications and other technology systems.

Among the principal risks of integrating our businesses and operations are the risks relating to integrating various computer, communications and other technology systems that will be necessary to operate US Airways and American as a single airline and to achieve cost synergies by eliminating redundancies in the businesses. While we have to date successfully integrated several of our systems, including our customer reservations system and our pilot and fleet scheduling system, we still have to complete several additional important system integration projects. The integration of these systems in a number of prior airline mergers has taken longer, been more disruptive and cost more than originally forecast. The implementation process to integrate these various systems will involve a number of risks that could adversely impact our business, results of operations and financial condition. New systems will replace multiple legacy systems and the related implementation will be a complex and time-consuming project involving substantial expenditures for implementation consultants, system hardware, software and implementation activities, as well as the transformation of business and financial processes.

As with any large project, there will be many factors that may materially affect the schedule, cost and execution of the integration of our computer, communications and other technology systems. These factors include, among others: problems during the design, implementation and testing phases; systems delays and/or malfunctions; the risk that suppliers and contractors will not perform as required under their contracts; the diversion of management attention from daily operations to the project; reworks due to unanticipated changes in business processes; challenges in simultaneously activating new systems throughout our global network; difficulty in training employees in the operations of new systems; the risk of security breach or disruption; and other unexpected events beyond our control. We cannot assure you that our security measures, change control procedures or disaster recovery plans will be adequate to prevent disruptions or delays. Disruptions in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We are at risk of losses and adverse publicity stemming from any accident involving any of our aircraft or the aircraft of our regional or codeshare operators.

If one of our aircraft, an aircraft that is operated under our brand by one of our regional operators, or an aircraft that is operated by an airline with which we have a marketing alliance or codeshare relationship were to be involved in an accident, incident or catastrophe, we could be exposed to significant tort liability. The insurance we carry to cover damages arising from any future accidents may be inadequate. In the event that our insurance is not adequate, we may be forced to bear substantial losses from an accident. In addition, any accident, incident or catastrophe involving an aircraft operated by us, operated under our brand by one of our regional operators or operated by one of our codeshare partners could create a public perception that our aircraft or those of our regional operators or codeshare partners are not safe or reliable, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft or those of our regional operators or codeshare partners, and adversely impact our business, results of operations and financial condition.

Delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected, may adversely impact our business, results of operations and financial condition.

The success of our business depends on, among other things, effectively managing the number and types of aircraft we operate. In many cases, the aircraft we intend to operate are not yet in our fleet, but we have contractual commitments to purchase or lease them. If for any reason we were unable to accept or secure deliveries of new aircraft on contractually scheduled delivery dates, this could have a negative impact on our business, results of operations and financial condition. Our failure to integrate newly purchased aircraft into our fleet as planned might require us to seek extensions of the terms for some leased aircraft or otherwise delay the exit of certain aircraft from our fleet. Such unanticipated extensions or delays may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs. If new aircraft orders are not filled on a timely basis, we could face higher operating costs than planned. In addition, if the aircraft we receive do not meet expected performance or quality standards, including with respect to fuel efficiency and reliability, our business, results of operations and financial condition could be adversely impacted.

We depend on a limited number of suppliers for aircraft, aircraft engines and parts.

We depend on a limited number of suppliers for aircraft, aircraft engines and many aircraft and engine parts. As a result, we are vulnerable to any problems associated with the supply of those aircraft, parts and engines, including design defects, mechanical problems, contractual performance by the suppliers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft.

Our business has been and will continue to be affected by many changing economic and other conditions beyond our control, including global events that affect travel behavior, and our results of operations could be volatile and fluctuate due to seasonality.

Our business, results of operations and financial condition has been and will continue to be affected by many changing economic and other conditions beyond our control, including, among others:

•	actual or potential changes in international, national, regional, and local economic, business and financial conditions, including recession, inflation, higher interest rates, wars, terrorist attacks, or political instability;

•	changes in consumer preferences, perceptions, spending patterns, or demographic trends;

•	changes in the competitive environment due to industry consolidation, changes in airline alliance affiliations, and other factors;

•	actual or potential disruptions to the ATC systems;

•	increases in costs of safety, security, and environmental measures;

•	outbreaks of diseases that affect travel behavior; and

•	weather and natural disasters.

In particular, an outbreak of a contagious disease such as the Ebola virus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, Zika virus, or any other similar illness, if it were to persist for an extended period, could materially affect the airline industry and us by reducing revenues and adversely impacting our operations and passengers’ travel behavior. As a result of these or other conditions beyond our control, our results of operations could be volatile and subject to rapid and unexpected change. In addition, due to generally weaker demand for air travel during the winter, our revenues in the first and fourth quarters of the year could be weaker than revenues in the second and third quarters of the year.

A higher than normal number of pilot retirements, more stringent duty time regulations, increased flight hour requirements for commercial airline pilots and other factors have caused a shortage of pilots, which could materially adversely affect our business.

We currently have a higher than normal number of pilots eligible for retirement. Among other things, the extension of pilot careers facilitated by the FAA’s 2007 modification of the mandatory retirement age from age 60 to age 65 has now been fully implemented, resulting in large numbers of pilots in the industry approaching the revised mandatory retirement age. Further, in July 2013, the FAA issued regulations that increased the flight hours required for pilots working for airlines certificated under Part 121 of the Federal Aviation Regulations. In addition, on January 4, 2014, more stringent pilot flight and duty time requirements under Part 117 of the Federal Aviation Regulations took effect. These and other factors, including reductions in the number of military pilots being trained by the U.S. armed forces and available as commercial pilots upon their retirement from military service, have contributed to a shortage of qualified, entry-level pilots and increased compensation costs, particularly for our regional subsidiaries and our other regional partners who have paid increased wages and signing bonuses to their pilots. The foregoing factors have also led to increased competition from large, mainline carriers to hire pilots to replace retiring pilots. We believe that this industry-wide pilot shortage is becoming an increasing problem for airlines in the United States. Our regional partners have recently been unable to hire adequate numbers of pilots to meet their needs, resulting in a reduction in the number of flights offered, disruptions, increased costs of operations, financial difficulties and other adverse effects, and these circumstances may become more severe in the future and thereby cause a material adverse effect on our business.

Increases in insurance costs or reductions in insurance coverage may adversely impact our operations and financial results.

The terrorist attacks of September 11, 2001 led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial air carriers. Accordingly, our insurance costs increased significantly, and our ability to continue to obtain insurance even at current prices remains uncertain. If we are unable to maintain adequate insurance coverage, our business could be materially and adversely affected. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the claims-paying ability of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. Because of competitive pressures in our industry, our ability to pass additional insurance costs to passengers is limited. As a result, further increases in insurance costs or reductions in available insurance coverage could have an adverse impact on our financial results.

We may be a party to litigation in the normal course of business or otherwise, which could affect our financial position and liquidity.

From time to time, we are a party to or otherwise involved in legal proceedings, claims and government inspections or investigations and other legal matters, both inside and outside the United States, arising in the ordinary course of our business or otherwise. We are currently involved in various legal proceedings and claims that have not yet been fully resolved and additional claims may arise in the future. Legal proceedings can be complex and take many months, or even years, to reach resolution, with the final outcome depending on a number of variables, some of which are not within our control. Litigation is subject to significant uncertainty and may be expensive, time-consuming, and disruptive to our operations. Although we will vigorously defend ourselves in such legal proceedings, their ultimate resolution and potential financial and other impacts on us are uncertain. For these and other reasons, we may choose to settle legal proceedings and claims, regardless of their actual merit. If a legal proceeding is resolved against us, it could result in significant compensatory damages, and in certain circumstances punitive or trebled damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief imposed on us. If our existing insurance does not cover the amount or types of damages awarded, or if other resolution or actions taken as a result of the legal proceeding were to restrain our ability to operate or market our services, our consolidated financial position, results of operations or cash flows could be materially adversely affected. In addition, legal proceedings, and any adverse resolution thereof, can result in adverse publicity and damage to our reputation, which could adversely impact our business. Additional information regarding certain legal matters in which we are involved can be found in Part II, Item 1. Legal Proceedings in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Our ability to utilize our NOL Carryforwards may be limited.

Under the Code, a corporation is generally allowed a deduction for NOL Carryforwards. As of December 31, 2015, we had available NOL Carryforwards of approximately $8.0 billion for regular federal income tax purposes which will expire, if unused, beginning in 2022, and approximately $4.0 billion for state income tax purposes which will expire, if unused, between 2016 and 2034. As of December 31, 2015, the amount of NOL Carryforwards for state income tax purposes that will expire, if unused, in 2016 is $136 million. Following the filing of our 2015 annual tax return in the third quarter of 2016, federal NOLs, substantially all of which are expected to be available to reduce future federal taxable income in 2016 and future years, increased by $2.5 billion, in addition to the $8.0 billion noted above. The increase in the federal NOLs is attributable to the election to take bonus depreciation on eligible assets (primarily aircraft) in the 2015 federal income tax return. Our NOL Carryforwards are subject to adjustment on audit by the Internal Revenue Service and the respective state taxing authorities.

A corporation’s ability to deduct its federal NOL Carryforwards and to utilize certain other available tax attributes can be substantially constrained under the general annual limitation rules of Section 382 of the Code (“Section 382”) if it undergoes an “ownership change” as defined in Section 382 (generally where cumulative stock ownership changes among material stockholders exceed 50 percent during a rolling three-year period). We experienced an ownership change in connection with our emergence from the Chapter 11 Cases and US Airways Group experienced an ownership change in connection with the Merger. The general limitation rules for a debtor in a bankruptcy case are liberalized where the ownership change occurs upon emergence from bankruptcy. We elected to be covered by certain special rules for federal income tax purposes that permitted approximately

$9.0 billion (with $6.6 billion of unlimited NOL still remaining at December 31, 2015) of our federal NOL Carryforwards to be utilized without regard to the annual limitation generally imposed by Section 382. If the special rules are determined not to apply, our ability to utilize such federal NOL Carryforwards may be subject to limitation. Substantially all of our remaining federal NOL Carryforwards (attributable to US Airways Group and its subsidiaries) are subject to limitation under Section 382 as a result of the Merger; however, our ability to utilize such NOL Carryforwards is not anticipated to be effectively constrained as a result of such limitation. Similar limitations may apply for state income tax purposes.

Notwithstanding the foregoing, an ownership change subsequent to our emergence from the Chapter 11 Cases may severely limit or effectively eliminate our ability to utilize our NOL Carryforwards and other tax attributes. To reduce the risk of a potential adverse effect on our ability to utilize our NOL Carryforwards, our Certificate of Incorporation contains transfer restrictions applicable to certain substantial stockholders. Although the purpose of these transfer restrictions is to prevent an ownership change from occurring, no assurance can be given that such an ownership change will not occur, in which case our ability to utilize our NOL Carryforwards and other tax attributes could be severely limited or effectively eliminated.

Our ability to use our NOL Carryforwards also will depend on the amount of taxable income generated in future periods. The NOL Carryforwards may expire before we can generate sufficient taxable income to use them.

We have a significant amount of goodwill, which is tested for impairment at least annually. In addition, we may never realize the full value of our intangible assets or long-lived assets, causing us to record material impairment charges.

Goodwill is not amortized, but is tested for impairment at least annually. In accordance with applicable accounting standards, we are required to test our indefinite-lived intangible assets for impairment on an annual basis, or more frequently if conditions indicate that an impairment may have occurred. In addition, we are required to test certain of our other long-lived assets for impairment if conditions indicate that an impairment may have occurred.

Future impairment of goodwill or other long-lived assets could be recorded in results of operations as a result of changes in assumptions, estimates, or circumstances, some of which are beyond our control. Factors which could result in an impairment could include, but are not limited to: (i) reduced passenger demand as a result of domestic or global economic conditions; (ii) higher prices for jet fuel; (iii) lower fares or passenger yields as a result of increased competition or lower demand; (iv) a significant increase in future capital expenditure commitments; and (v) significant disruptions to our operations as a result of both internal and external events such as terrorist activities, actual or threatened war, labor actions by employees, or further industry regulation. There can be no assurance that a material impairment charge of goodwill or tangible or intangible assets will be avoided. The value of our aircraft could be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from grounding of aircraft by us or other airlines. An impairment charge could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to the Class B Certificates and the Offering

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal is dated December 31, 2016, the BK appraisal is dated December 29, 2016 and the mba appraisal is dated December 29, 2016. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In particular, the appraisals indicate the appraised base value of such Aircraft as a new aircraft, projected as of its currently scheduled delivery month at the time of the related appraisal. Appraisals that are more current or that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case, and the appraisals of the Aircraft that had not been delivered to American prior to the date of such appraisals are estimates of values as of the future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. We expect to lease each Embraer Aircraft to Envoy, which will operate such Embraer Aircraft on behalf of American in regional operations, and we are permitted to enter into other leasing arrangements with respect to the Aircraft. In addition, although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to enter into interchange, borrowing or pooling arrangements with respect to the Aircraft, in each case with unrelated third parties and subject to the restrictions in the Indentures and the Participation Agreements. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator.

Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession.”

In addition, some foreign jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions.”

The Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of American, the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against American of the same amount.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other payments to be made under the Intercreditor Agreement from payments received with respect to principal on Equipment Notes issued under one or more related Indentures. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions.”

In addition, if American is in bankruptcy or other specified defaults have occurred, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class A Certificates prior to making distributions in full on the Class AA Certificates, on Class B Certificates prior to making distributions in full on the Class AA Certificates and Class A Certificates and, if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class AA Certificates, Class A Certificates and Class B Certificates, as applicable. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates and the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates, but, if any Additional Certificates are outstanding, not to the holders of the most senior class of Additional Certificates, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies may be exercisable under such remaining Indentures. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Class B Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Class B Certificates is not a recommendation to purchase, hold or sell the Class B Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of American, the Depositary or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Class B Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Class B Certificates.

Any credit ratings assigned to the Class B Certificates would be expected to be based primarily on the default risk of the Series B Equipment Notes and the Depositary, the availability of the Liquidity Facilities for the benefit of the holders of the Class B Certificates, the collateral value provided by the Aircraft relating to the Series B Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Class B Certificates and the ultimate payment of principal distributable under the Class B Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Class B Certificates prior to the applicable final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Class B Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements do not and will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates. We regularly assess and explore opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

The Equipment Notes will not be obligations of AAG.

The Equipment Notes are and will be the obligations of American and are not and will not be guaranteed by AAG. You should not expect AAG or any of its subsidiaries (other than American) to participate in making payments in respect of the Equipment Notes.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed funds will be withdrawn and returned to holders of Certificates if they are not used to purchase Equipment Notes.

Under certain circumstances, less than all of the Deposits held in escrow may be used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the delivery of any Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the Certificateholders. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

The holders of the Certificates are exposed to the credit risk of the Depositary.

The holders of the Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. American is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis. Amounts deposited with the Depositary under the Escrow Agreements and the Deposit Agreements are not property of American and are not entitled to the benefits of Section 1110.

Because there is no current market for the Class B Certificates, you may have a limited ability to resell Class B Certificates.

The Class B Certificates are a new issue of securities. Prior to this offering of the Class B Certificates, there has been no trading market for the Class B Certificates. Neither American nor the Class B Trust intends to apply for listing of the Class B Certificates on any securities exchange. The Underwriters may assist in resales of the Class B Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Class B Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class B Certificates. If an active trading market does not develop, the market price and liquidity of the Class B Certificates may be adversely affected. Neither the Class B Certificates nor the related Escrow Receipts may be separately assigned or transferred.

The liquidity of, and trading market for, the Class B Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects. See also “—The market for Class B Certificates could be negatively affected by legislative and regulatory changes.”

The market for Class B Certificates could be negatively affected by legislative and regulatory changes.

The Class B Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Class B Trust to issue the Class B Certificates to investors without registering as an investment company; provided that the Class B Certificates have an investment grade credit rating at the time of original sale. Recent events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Class B Trust to sell the Class B Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. Unless a different exemption becomes available, there is no other exemption currently that would allow the Class B Trust to sell the Class B Certificates to investors generally. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or if other legislative or regulatory changes are enacted that affect the ability of the Class B Trust to issue the Class B Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Class B Certificates, or to re-sell their Class B Certificates to other investors generally, the secondary market (if any) for the Class B Certificates could be negatively affected and, as a result, the market price of the Class B Certificates could decrease.

Payments under the Class B Certificates to certain foreign entities that fail to meet specified requirements may be subject to withholding tax under FATCA.

The provisions of U.S. federal income tax law known as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a 30% withholding tax on payments of U.S.-source interest and gross proceeds from the disposition of property that could produce U.S.-source interest to certain foreign entities that fail to meet specified requirements. Such withholding tax may apply without regard to whether such foreign entity receives such payments on its own behalf or on behalf of another party. We or another paying agent may apply FATCA withholding taxes to payments made under, and gross proceeds from dispositions of, the Class B Deposits or the Series B Equipment Notes (or any other assets held by the Class B Trust). Class B Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. See “Material U.S. Federal Income Tax Consequences.”

USE OF PROCEEDS

The proceeds from the sale of the Class B Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. The Class B Trust will withdraw funds from such escrow to acquire from American Series B Equipment Notes with respect to each Aircraft as such Aircraft is subjected to the related Indenture. The Series B Equipment Notes will be full recourse obligations of American.

American will use the proceeds from the issuance of the Series B Equipment Notes issued with respect to each Aircraft to finance, in part, the acquisition of such Aircraft.

DESCRIPTION OF THE CERTIFICATES

The following summary of particular material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to American’s Registration Statement on Form S-3, File No. 333-194685-01, and to all of the provisions of the Certificates, the Trust Supplements, the Liquidity Facilities, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be generally analogous, except as otherwise indicated herein (including as described under “—Subordination” below and elsewhere in this prospectus supplement), and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

General

Each Certificate will represent a fractional undivided interest in one of three American Airlines 2017-1 Pass Through Trusts: the “Class AA Trust,” the “Class A Trust” and the “Class B Trust,” and, collectively, the “Trusts.” The Trusts will be formed pursuant to a pass through trust agreement between American and Wilmington Trust Company, as trustee, dated as of September 16, 2014 (the “Basic Agreement”), and three separate supplements thereto to be dated as of the Issuance Date (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class AA Trust, the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class AA Trustee,” the “Class A Trustee” and the “Class B Trustee,” and collectively as the “Trustees.” The Certificates to be issued by the Class AA Trust, the Class A Trust and the Class B Trust are referred to herein, respectively, as the “Class AA Certificates,” the “Class A Certificates” and the “Class B Certificates,” respectively and collectively as the “Certificates.” The Class AA Trust will purchase all of the Series AA Equipment Notes, the Class A Trust will purchase all of the Series A Equipment Notes and the Class B Trust will purchase all of the Series B Equipment Notes, respectively, issued with respect to each Aircraft. The holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class AA Certificateholders,” the “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Equipment Notes expected to be issued with respect to the Aircraft are issued, the sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

The Certificates to be issued by the Class AA Trust and the Class A Trust have been offered pursuant to a separate prospectus supplement and are not being offered under this prospectus supplement.

Each Certificate will represent a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) will consist of:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust on or prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•	the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates represent fractional undivided interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust, as holders of the Escrow Receipts affixed to each Certificate issued by such Trust, are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Certificateholders. (Escrow Agreements, Section 1.03) In addition, the Certificates and the related Escrow Receipts may not be separately assigned or transferred. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to direct withdrawals for the purchase of related Equipment Notes, will not constitute Trust Property. (Trust Supplements, Section 1.01) Payments to the Certificateholders in respect of the Deposits and the Escrow Receipts relating to a Trust will constitute payments to such Certificateholders solely in their capacity as holders of the related Escrow Receipts.

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry Registration; Delivery and Form.” The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement.”

Payments of interest on the Deposits with respect to each Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

February 15 and August 15 of each year are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The Deposits held with respect to each Trust will accrue interest at the applicable rate per annum for each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on

August 15, 2017, except as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum applicable to each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on the first Regular Distribution Date after the respective Equipment Notes are issued, except as described under “Description of the Equipment Notes—Redemption.”

The rate per annum applicable to the Class B Certificates is set forth on the cover page of this prospectus supplement; provided that the interest rate applicable to any new Class B Certificates issued in connection with the issuance of any Series B Equipment Notes issued as described in “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates” may differ. The rates per annum applicable to the Class AA Certificates and the Class A Certificates, in each case, when issued, will be 3.65% and 4.00%, respectively; provided that the interest rate applicable to any new Class A Certificates issued in connection with the issuance of any series A equipment notes issued as described in “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates” may differ. The interest rate applicable to each class of Certificates, as described in the two immediately preceding sentences, is referred to as the “Stated Interest Rate” for such Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class AA Certificates, the Class A Certificates and the Class B Certificates each will be supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates, each of which is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any class of Certificates does not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class AA Certificates, Class A Certificates and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities.”

Principal

Payments of principal on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are scheduled to be made in specified amounts on February 15 and August 15 in each year, commencing on February 15, 2018, and ending on February 15, 2029 in the case of the Series AA Equipment Notes and Series A Equipment Notes and ending on February 15, 2025 in the case of the Series B Equipment Notes.

Distributions

Payments of interest on the Deposits (other than as part of any withdrawals described in “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes—Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class AA Certificates and Class A Certificates is August 15, 2030 and for the Class B Certificates is August 15, 2026.

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on Deposits relating to such Trust, and, subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or the applicable Trustee, as the case may be, to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a); Escrow Agreements, Section 2.03(a)) If a Scheduled Payment is not received by the applicable Paying Agent or the applicable Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreements, Section 2.03(d))

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Any Deposits withdrawn because a Triggering Event occurs, and any unused Deposits remaining as of the Delivery Period Termination Date, will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(f), 2.03(b) and 2.06)

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $400 million) or (iii) certain bankruptcy or insolvency events involving American. (Intercreditor Agreement, Section 1.01)

Any Deposits withdrawn because an Aircraft suffers a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) before such Aircraft is financed pursuant to this offering will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(e), 2.03(b) and 2.07)

Each Paying Agent, in the case of Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any withdrawal or return of Deposits described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d); Escrow Agreements, Sections 2.06 and 2.07) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreements, Section 2.03(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption.”

Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01 and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the applicable Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” in accordance with the applicable Deposit Agreement, directly into the related Paying Agent Account. (Deposit Agreements, Section 4) All amounts so deposited in the Paying Agent Accounts will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreements.” The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York; Fort Worth,

Texas; Wilmington, Delaware; or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or in respect of the Deposits relating to such Trust, other than distributions made in respect of interest or Make-Whole Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to unused Deposits, payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to unused Deposits, payment of principal, if any, on the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the related Certificates (the “Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes held in each Trust and resulting Pool Factors, assuming that each Aircraft has been subjected to an Indenture on or prior to August 15, 2017 and all of the related Equipment Notes with respect to such Aircraft have been acquired by such Trust by such date. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased, if a default in payment on any Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by such Trust.

	Class AA		Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
August 15, 2017	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
February 15, 2018	20,935,629.00	0.9610000	9,696,453.00	0.9610000	13,102,726.25	0.9337500
August 15, 2018	19,996,209.75	0.9237500	9,261,355.75	0.9237500	11,124,956.25	0.8775000
February 15, 2019	12,749,261.25	0.9000000	5,904,891.25	0.9000000	8,949,409.25	0.8322500
August 15, 2019	12,749,261.25	0.8762500	5,904,891.25	0.8762500	8,949,409.25	0.7870000
February 15, 2020	12,749,261.25	0.8525000	5,904,891.25	0.8525000	8,949,409.25	0.7417500
August 15, 2020	12,749,261.25	0.8287500	5,904,891.25	0.8287500	8,949,409.25	0.6965000
February 15, 2021	12,749,261.25	0.8050000	5,904,891.25	0.8050000	8,949,409.25	0.6512500
August 15, 2021	12,749,261.25	0.7812500	5,904,891.25	0.7812500	8,949,409.25	0.6060000
February 15, 2022	12,749,261.25	0.7575000	5,904,891.25	0.7575000	8,949,409.25	0.5607500
August 15, 2022	12,749,261.25	0.7337500	5,904,891.25	0.7337500	8,949,409.25	0.5155000
February 15, 2023	12,749,261.25	0.7100000	5,904,891.25	0.7100000	8,949,409.25	0.4702500
August 15, 2023	12,749,261.25	0.6862500	5,904,891.25	0.6862500	8,949,409.25	0.4250000
February 15, 2024	12,749,261.25	0.6625000	5,904,891.25	0.6625000	8,949,409.25	0.3797500
August 15, 2024	12,749,261.25	0.6387500	5,904,891.25	0.6387500	8,949,409.25	0.3345000
February 15, 2025	12,749,261.25	0.6150000	5,904,891.25	0.6150000	66,156,406.50	0.0000000
August 15, 2025	12,749,261.25	0.5912500	5,904,891.25	0.5912500	0.00	0.0000000
February 15, 2026	12,749,261.25	0.5675000	5,904,891.25	0.5675000	0.00	0.0000000
August 15, 2026	12,749,261.25	0.5437500	5,904,891.25	0.5437500	0.00	0.0000000
February 15, 2027	12,749,261.25	0.5200000	5,904,891.25	0.5200000	0.00	0.0000000
August 15, 2027	12,749,261.25	0.4962500	5,904,891.25	0.4962500	0.00	0.0000000
February 15, 2028	12,749,261.25	0.4725000	5,904,891.25	0.4725000	0.00	0.0000000
August 15, 2028	12,749,261.25	0.4487500	5,904,891.25	0.4487500	0.00	0.0000000
February 15, 2029	240,893,936.25	0.0000000	111,571,366.25	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates” and “Description of the Equipment Notes—Redemption,” or a special distribution of unused Deposits attributable to (a) the occurrence of a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) with respect to an Aircraft before such Aircraft is financed pursuant to this offering, (b) the occurrence of a Triggering Event or (c) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed

Amortization Schedule for a Trust, notice thereof will be mailed to the Certificateholders of such Trust by no later than the 15th day prior to such Regular Distribution Date. Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “—Reports to Certificateholders,” “—Certificate Buyout Right of Certificateholders,” and “Description of the Deposit Agreements.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):

(1)	the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement and under the related Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider;

(4)	the amount of such distribution under the related Escrow Agreement allocable to interest, if any;

(5)	the amount of such distribution under the related Escrow Agreement allocable to unused Deposits, if any; and

(6)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the applicable Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01 and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the relevant Trustees and each other Certificateholder of the same class:

•	so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class B Certificateholder (other than American or any of its affiliates) will have the right (the “Class B Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder—to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor; and

•	so long as no Class B Certificateholder shall have elected to exercise its Class B Buyout Right and given notice of such election and no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class A Certificateholder (other than American or any of its affiliates) will have the right (the “Class A Buyout Right”) to purchase all, but not less than all, of the Class AA Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class A Buyout Right shall terminate upon notification of an election to exercise a Class B Buyout Right or an Additional Holder Buyout Right, but shall be revived if the exercise of such Class B Buyout Right or Additional Holder Buyout Right, as applicable, is not consummated on the purchase date proposed therefor. (Trust Supplements, Section 6.01)

If any one or more classes of Additional Certificates are outstanding, the holders of any such class of Additional Certificates (other than American or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder, any Class B Certificateholder or any holder of a more senior class of Additional Certificates—to purchase all, but not less than all, of the Class AA Certificates, Class A Certificates and Class B Certificates and, if applicable, any previously or concurrently issued class of Additional Certificates ranking senior in right of payment to any such class of Additional Certificates under certain circumstances, if American is in bankruptcy, at the outstanding principal balance of Class AA Certificates, Class A Certificates, any outstanding Class B Certificates and any outstanding classes of Additional Certificates ranking senior in right of payment to any such class of Additional Certificates, but without a premium. If Reissued Certificates are issued, holders of such Reissued Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Reissued Certificates refinanced or otherwise replaced. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, the related Escrow Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after (i) a record date specified in the related Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under such Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under such Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date), or (ii) the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date). Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right.

In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) want(s) to participate in such purchase, then such other Certificateholder(s) (other than American or any of its affiliates) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If American or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that an American Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•	the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

American will be prohibited from consolidating with or merging into any other entity where American is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•

the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a

“citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of American contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•	if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger or transfer; and

•	except in a case where American is the surviving entity, American has delivered a certificate and, if required by any Trustee of a related Trust, an opinion of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, the Equipment Notes or the underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American or AAG.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting American and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting, the execution of amendments or agreements supplemental to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, without the consent of the holders of any of the Certificates of such Trust to, among other things:

•	make appropriate provisions for a guarantee (a “Parent Guarantee”) of any obligations of American under such Pass Through Trust Agreement, any other Pass Through Trust Agreement, any pass through trust agreement related to the issuance or refinancing of Additional Certificates, any Certificate, the Intercreditor Agreement, any Liquidity Facility, any liquidity facility with respect to any Additional Certificates (if applicable), any operative document with respect to any Aircraft, the Note Purchase Agreement or any agreement related to any of the foregoing, by AAG or any other person or entity that has the direct or indirect power to direct or cause the direction of the management and policy of American (whether through the ownership of voting securities or by contract or otherwise) in each case together with its successors and assigns (the “Guarantor”);

•	evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of the covenants of American contained in such Pass Through Trust Agreement or of American’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or any liquidity facility with respect to any Additional Certificates (if applicable) or, if applicable, to evidence the succession of another corporation or entity to the Guarantor and the assumption by such corporation or entity of the covenants contained in such Pass Through Trust Agreement or of the Guarantor’s obligations under any Parent Guarantee;

•	add to the covenants of American or the Guarantor, if any, for the benefit of holders of any Certificates or surrender any right or power conferred upon American or the Guarantor, if any, in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee;

•	cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee;

•	make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•	modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility (and if such Replacement Facility is to be comprised of more than one facility, to incorporate appropriate mechanics for multiple liquidity facilities for a single pass through trust), all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the related Escrow Agreement or (v) add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the Trustee as required in such Pass Through Trust Agreement;

•	add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property constituting property of such Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreement, any Participation Agreement or any Parent Guarantee to reflect the substitution of a substitute aircraft for any Aircraft;

•	comply with any requirement of the SEC in connection with the qualification of such Pass Through Trust Agreement, any Parent Guarantee or any other agreement or instrument related to any Certificates under the Trust Indenture Act; or

•	make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more class to be hereafter issued;

provided, however, that, except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation to the effect that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of Certificates, American shall provide the applicable Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the related Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless an Indenture Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the applicable Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement also contains provisions permitting American and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Additional Certificates or any Reissued Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or Reissued Certificates, and other matters incidental thereto or as otherwise contemplated by the Basic Agreement, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass

Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•	modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “—Certificate Buyout Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•	as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft prior to the Delivery Period Termination Date on and subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”) to be entered into by American, the Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to September 30, 2017 (or later under certain circumstances) with the other relevant parties pursuant to a Participation Agreement and an Indenture that are substantially in the forms attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event has occurred or certain specified conditions are not met. In addition, if a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•	the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix V (provided that, if any such Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table included in Appendix V, the original principal amount of such Equipment Note will be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note);

•	the interest rate applicable to each series of Equipment Notes must be equal to the interest rate applicable to the Certificates issued by the corresponding Trust;

•	the payment dates for the Equipment Notes must be February 15 and August 15;

•	(a) the past due rate in the Indentures, (b) the Make-Whole Amount payable under the Indentures, (c) the provisions relating to the redemption of the Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of Indenture attached as an exhibit to the Note Purchase Agreement (the “Indenture Form”) or the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Participation Agreement Form”);

•	the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance;

•	modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Indenture Form so as to deprive holders of Equipment Notes under all the Indentures of a first priority security interest in and mortgage lien on the Aircraft or, to the extent assigned, certain of American’s warranty rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount in certain circumstances), (iii) certain provisions regarding Indenture Events of Default and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to an Aircraft following an Event of Loss with respect to such Aircraft, (v) certain provisions relating to claims, actions, third-party beneficiaries, voting, Section 1110 and Aircraft re-registration, (vi) the definition of Make-Whole Amount and (vii) the provision that New York law will govern the Indentures; and

•	modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third-party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Participation Agreements.

Notwithstanding the foregoing, the Indenture Form or the Participation Agreement Form may be modified to the extent required for the successive redemption of the Series A Equipment Notes or Series B Equipment Notes (or any Additional Equipment Notes) and issuance of Reissued Equipment Notes or the issuance of any Additional Equipment Notes or the issuance of pass through certificates by any pass through trust that acquires such Reissued Equipment Notes or Additional Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such Reissued Equipment Notes or Additional Equipment Notes, as applicable, in each case as provided in the Note Purchase Agreement.

Termination of the Trusts

With respect to each Trust, the obligations of American and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from American, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to American. (Basic Agreement, Section  11.01)

The Trustees

The Trustee of each Trust initially will be Wilmington Trust Company. Each Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Issuance Date, the Class AA Certificates, Class A Certificates and Class B Certificates will each be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

DTC

DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

American expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised American that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of

Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither American nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

American expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. American also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither American nor any Trustee will be liable if American or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Class A Trustee. (Trust Supplements, Section 4.03(d)) American, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the applicable Pass Through Trust Agreement directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Except to the extent otherwise provided in the applicable Trust Supplement, no service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes certain material terms of the Deposit Agreements, as well as certain related provisions of the Escrow Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements and the related provisions of the Escrow Agreements and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary (each, a “Deposit Agreement”). (Escrow Agreements, Section 1.02(a)) Pursuant to the Deposit Agreements, the Depositary will establish separate accounts into which the proceeds of the offering attributable to Certificates of the applicable Trust will be deposited (each, a “Deposit” and, collectively, the “Deposits”) on behalf of the Escrow Agent for the applicable Trust. (Deposit Agreements, Section 2.1) For each Trust, there will be a separate Deposit for each Aircraft that is to be financed in this offering. Pursuant to the Deposit Agreements, except as described below under “—Other Withdrawals and Return of Deposits,” on each Regular Distribution Date, the Depositary under each Deposit Agreement will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the applicable Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to Certificates issued by the applicable Trust. (Deposit Agreements, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Withdrawal of Deposits to Purchase Equipment Notes

Upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date, the Trustee of each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Notes of the series applicable to such Trust issued with respect to such Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreements, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Equipment Notes will be re-deposited by the Escrow Agent or each Trustee on behalf of the Escrow Agent with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreements, Section 2.4; Escrow Agreements, Section 1.06) Except as described below under “—Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest on all Deposits to, but excluding, the date withdrawn to purchase Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the applicable Escrow Agent, for distribution to the Certificateholders. (Deposit Agreements, Sections 2.2 and 4; Escrow Agreements, Section 2.03(a))

Other Withdrawals and Return of Deposits

The Trustees’ obligations to purchase Equipment Notes to be issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of the financing of such Aircraft under the related Indenture, as set forth in the Note Purchase Agreement and the related Participation Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” Since such Aircraft are expected to be subjected to the financing of this offering from time to time prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each such Aircraft prior to the Delivery Period Termination Date. Moreover, because the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the applicable manufacturer’s right to postpone deliveries under its agreement with American. See “Description of the Aircraft and Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on September 30, 2017 (provided that, if a labor strike occurs at Airbus, Boeing or Embraer prior to such date, such date will be extended by the number of days that such strike continued in effect, but not more than 60 days and excluding any period of a strike at Airbus, Boeing or Embraer after all Aircraft of such manufacturer shall have been financed pursuant to this offering (September 30, 2017 or such extended date, the “Outside Termination Date”)), and the Paying Agent will distribute such funds to the applicable Certificateholders as promptly as practicable thereafter. The obligation to purchase Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreements, Sections 2.3(b)(i) and 4; Escrow Agreements, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)

If a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, American will give notice of such event to each Trustee and such Trustee will submit a withdrawal certificate to the applicable Escrow Agent, and any funds in any Deposit with respect to such Aircraft will be withdrawn by such Escrow Agent and distributed by the related Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of the related Trust on a date not earlier than 15 days after such Paying Agent has received notice of the event requiring such distribution. (Note Purchase Agreement, Section 1(k); Deposit Agreements, Section 2.3(b)(iii); Escrow Agreements, Sections 2.03(b) and 2.07) Once American delivers a notice described in the preceding sentence, the Trustees will have no obligation to purchase Equipment Notes with respect to such Aircraft. (Note Purchase Agreement, Section 2(c))

“Delivery Period Event of Loss” means, with respect to an Aircraft prior to being financed pursuant to this offering, one of several events that would constitute an Event of Loss of an Aircraft if such Aircraft were financed under the Indentures.

If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, such Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreements, Section 1.02(f)) The obligation to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreements, Section 2.3(b)(i); Escrow Agreements, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section  2)

Replacement of Depositary

If the Depositary is downgraded by any Rating Agency such that the Depositary does not have a Long-Term Rating from such Rating Agency that is equal to or higher than the applicable Depositary Threshold Rating for such Rating Agency and the applicable Class, then American must, within 30 days of the occurrence of such event, replace the Depositary with respect to such Class with a new depositary bank meeting the requirements set forth below (the “Replacement Depositary”) unless American shall have received a written confirmation from each Rating Agency to the effect that such downgrade of the Depositary will not result in a downgrade, withdrawal, suspension or reduction of the rating of each Class of Certificates rated by such Rating Agency below the current rating for such Certificates. (Note Purchase Agreement, Section 5(a))

“Long-Term Rating” means, for any entity: (a) in the case of Fitch Ratings, Inc. (“Fitch”), the long-term issuer default rating of such entity and (b) in the case of Moody’s Investors Service, a division of Moody’s Corp. (“Moody’s” and, together with Fitch, the “Rating Agencies”), the long-term senior unsecured debt rating of such entity. (Intercreditor Agreement, Section 1.01)

“Short-Term Rating” means, for any entity, (a) in the case of Fitch, the short-term issuer default rating of such entity, and (b) in the case of Moody’s, the short-term senior unsecured debt rating of such entity.

“Depositary Threshold Rating” means the Long-Term Rating of A- by Fitch and Short-Term Rating of P-1 by Moody’s.

Any Replacement Depositary may either be (a) one that meets the Depositary Threshold Rating or (b) one that does not meet the Depositary Threshold Rating, so long as, in the case of either of the immediately preceding clauses (a) and (b), American shall have received a written confirmation from each Rating Agency to the effect that the replacement of the Depositary with the Replacement Depositary will not result in a withdrawal, suspension or reduction of the ratings for each class of Certificates rated by such Rating Agency below the then current rating for such Certificates (before the downgrading of such rating as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating). (Note Purchase Agreement, Section 5(c)(i))

At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), American may replace the Depositary with a Replacement Depositary. (Note Purchase Agreement, Section 5(a)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.

Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent for each Trust will request, upon at least 5 Business Days’ notice, the following withdrawals:

•	with respect to all Deposits of such Trust then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to, but excluding, the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•	with respect to all Deposits of such Trust, if any, previously withdrawn in connection with the purchase of the related Equipment Notes, as described in “—Withdrawal of Deposits to Purchase Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to, but excluding, the date of the applicable withdrawal in connection with the purchase of such Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account of such Trust and, upon the confirmation by the Paying Agent of receipt in such Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Certificateholders of such Trust on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in such Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreements, Sections 1.02(d) and 2.03(c))

Limitation on Damages

The Deposit Agreements provide that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent of each Trust or any of the Receiptholders in connection with the Deposit Agreements or the transactions contemplated or any relationships established by the Deposit Agreements irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreements, Section 17)

Depositary

Citibank, N.A. (“Citibank”) will act as the depositary (the “Depositary”). The Depositary’s address under each Deposit Agreement is 480 Washington Blvd., 18th Floor, Jersey City, NJ 07310, Attention: Agency & Trust Payment Group.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes certain material terms of the escrow and paying agent agreements (the “Escrow Agreements”), as well as certain related provisions of the Deposit Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements and the related provisions of the Deposit Agreements and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

General

Wilmington Trust, National Association, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits relating to such Trust. (Escrow Agreements, Section 1.03; Deposit Agreements, Section 2.1) The Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement and the related Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” (Escrow Agreements, Section 1.02(c)—(f)) In addition, pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay accrued interest on the Deposits in accordance with the Deposit Agreements to the Paying Agent for distribution to the Receiptholders. (Deposit Agreements, Section 4)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders of each Trust, the Paying Agent Account for such Trust, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in such Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the Deposit Agreements, the Depositary agrees to pay funds released from the related Deposits and accrued interest on the related Deposits directly into such Paying Agent Account, except for amounts withdrawn to purchase any related Equipment Notes as described under “Description of the Deposit Agreements—Withdrawal of Deposits to Purchase Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreements—Replacement of Depositary.” (Deposit Agreements, Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account for the related Trust to the Certificateholders of such Trust as further described herein. See “Description of the Certificates—Payments and Distributions” and “Description of the Deposit Agreements.”

Upon receipt by the Depositary of cash proceeds from this offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the related Trustee to each Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed. (Escrow Agreements, Sections 1.03 and 1.04) Because the Escrow Receipts will be affixed to the Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Certificateholders.

Each Escrow Agreement provides that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of any final withdrawal, replacement withdrawal or event of loss withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to such Escrow Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreements, Sections 9 and 16)

Certain Modifications of the Escrow Agreements and Note Purchase Agreement

The Note Purchase Agreement contains provisions requiring the Trustees, the Escrow Agent and the Paying Agent, at American’s request, to enter into amendments to, among other agreements, the Escrow Agreements and the Note Purchase Agreement as may be necessary or desirable:

•	if any Additional Equipment Notes are to be issued or Series A Equipment Notes, Series B Equipment Notes or any Additional Equipment Notes are to be refinanced or have matured and are paid in full and new equipment notes with the same series designation as that of the redeemed or matured and fully paid Equipment Notes are to be issued, to give effect to such issuance of Additional Equipment Notes or refinancing or reissuance of Series A Equipment Notes, Series B Equipment Notes or any Additional Equipment Notes and the issuance of pass through certificates by any pass through trust that acquires any such new equipment notes or Additional Equipment Notes, as applicable, and to make related changes (including to provide for any prefunding mechanism) and to provide for credit support (including a liquidity facility) for any such pass through certificates; and

•	if the Depositary is to be replaced, to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with replacement deposit agreements. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))

In each case described immediately above, no requests (other than American’s request) or consents (including no consent of any Certificateholder) will be required for such amendments.

Each Escrow Agreement contains provisions requiring the Escrow Agent and the Paying Agent, upon request of the related Trustee and without any consent of the Certificateholders, to enter into an amendment to the Escrow Agreements or the Note Purchase Agreement, among other things, for the following purposes:

•	to correct or supplement any provision in the Escrow Agreements or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreements or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•	to modify any other provision with respect to matters or questions arising under the Escrow Agreements or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreements or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Trustee; or

•	for any purposes described in the first fifteen bullet points of the first paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements.” (Escrow Agreements, Section 8)

The Escrow Agent

Wilmington Trust, National Association will be the Escrow Agent under each Escrow Agreement. The Escrow Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

The Paying Agent

Wilmington Trust Company will be the Paying Agent under each Escrow Agreement. The Paying Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

The liquidity provider for each of the Class AA Trust, the Class A Trust and the Class B Trust (each, a “Liquidity Provider”) will enter into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to each of the Class AA Trust, Class A Trust and Class B Trust. Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class AA Trust, Class A Trust or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class AA Trust, Class A Trust and Class B Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at August 15, 2017 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering), assuming that all Aircraft have been financed and that all interest and principal due on or prior to such Regular Distribution Date is paid) will be:

Trust	Available Amount
Class AA		$29,390,403
Class A		$14,917,620
Class B	$

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has at least the applicable minimum Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” at any time after the occurrence of a Downgrade Event and so notifies the Subordination Agent), a Special

Termination Drawing, a Final Drawing or a Non-Extension Drawing under Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class AA Trust, the Class A Trust and the Class B Trust initially $31,132,056, $15,801,628 and $        , respectively, as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after the occurrence of a Downgrade Event with respect to a Liquidity Provider, such Liquidity Provider has at least the applicable minimum Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” and so notifies the Subordination Agent, amounts on deposit in the Cash Collateral Account that have not been applied to the payment of interest will be reimbursed to such Liquidity Provider and any applied amount of any related Downgrade Drawing shall be converted to an Interest Drawing and the obligations of such Liquidity Provider under the related Liquidity Facility shall be reinstated to the extent of such amounts which have been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. In addition, the initial Liquidity Facility may be replaced with a Replacement Facility at any time if the initial Liquidity Provider requests such replacement and American agrees to such replacement (which such request American has agreed to consider in good faith). (Liquidity Facilities, Sections 2.02(b) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and (f))

“Liquidity Threshold Rating” means: (a) in the case of Fitch, a Long-Term Rating of BBB+ with respect to the Liquidity Provider for the Class AA Trust, a Long-Term Rating of BBB with respect to the Liquidity Provider for the Class A Trust and a Long-Term Rating of BBB- with respect to the Liquidity Provider for the Class B Trust, and (b) in the case of Moody’s, a Long-Term Rating of Baa2. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility (which may be by assignment to and assumption of the Liquidity Facility by a provider of a Replacement Facility), including reinstatement provisions, or an agreement (or agreements) in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty, or any combination thereof), as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency.

The provider or providers of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider; provided that, in the event that a Liquidity Provider is replaced by two providers of a Replacement Facility, priority distribution rights and rights as a “Controlling Party” may not be allocated equally as between such providers. (Intercreditor Agreement, Section 3.05(e))

The Liquidity Facility for each of the Class AA Trust, the Class A Trust and the Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility provides that, in the event that before the 25th day prior to any anniversary of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date of the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent that such Liquidity Facility will not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Facility is not replaced by such 25th day, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10)

Subject to certain limitations, American may, at its option (which option American may choose to exercise at its discretion upon the request of the Liquidity Provider), arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence); provided that, if the initial Liquidity Provider is replaced, it shall be replaced with respect to all Liquidity Facilities under which it is the Liquidity Provider. (Intercreditor Agreement, Section 3.05(e)(i)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility as long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “—Liquidity Events of Default,” the

Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions.”

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third Business Day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 3.75% per annum. Thereafter, interest will accrue at Libor for the applicable interest period plus 3.75% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) plus one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“Libor” means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods; provided that, if Libor determined as provided above with respect to any interest period would be less than 0.0% per annum, then Libor for such interest period shall be deemed to be 0.0% per annum. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the Libor rate determined or to be determined for such interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the Libor advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to Libor advances effective as the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•	such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•	any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.

In addition, if at any time after the Subordination Agent has made a Downgrade Drawing, the applicable Liquidity Provider has at least the applicable minimum Long-Term Rating for each Rating Agency specified for such Rating Agency in the definition of “Liquidity Threshold Rating” and so notifies the Subordination Agent, the Subordination Agent will withdraw the amount of such Downgrade Drawing that has not been applied as described above and reimburse such amount to such Liquidity Provider and the obligations of the applicable Liquidity Provider with respect to the related Liquidity Facility will be reinstated to the extent of such amount which has been reimbursed to such Liquidity Provider.

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to (i) in the case of a Downgrade Drawing,

Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin and (iii) in the case of a Non-Extension Drawing, Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus 3.75% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “—Liquidity Events of Default” at the rate applicable to Special Termination Drawings as described in clause (a)(ii) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes (provided that, if such acceleration occurs during the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $400 million); or

•	an American Bankruptcy Event. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

•	the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement—Priority of Distributions”; and

•	all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for the Class AA Trust, the Class A Trust and the Class B Trust will be Citibank, N.A.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into among the Trustees, the Liquidity Providers and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the related Trustee. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “—Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Note was issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates and the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates, but, if any Additional Certificates have been issued, not to the holders of the most senior class of Additional Certificates, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, (i) if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $400 million and (ii) in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be deemed accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “—Limitation on Exercise of Remedies” and “Description of the Equipment Notes—Remedies.” (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits related to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of an American Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(ii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by American exists with respect to interest on any Series AA Equipment Notes, Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by American on the overdue scheduled interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 2.14)

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(i)) If following certain events of bankruptcy, reorganization or insolvency with respect to American described in the Intercreditor Agreement (an “American Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-day period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-day period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-day period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if an American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iii))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section  1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•

to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•	to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•	to the Class AA Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee (a) to the extent required to pay unpaid Class A Adjusted Interest on the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class A Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of

Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class AA Trustee to the extent required to pay Expected Distributions on the Class AA Certificates;

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (other than Class A Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class A Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such classes of Additional Certificates may rank ahead of certain obligations with respect to the Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” will be revised if Additional Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class A Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class A Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible A Pool Balance on such Distribution Date and (y) the sum of interest for each Series A Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), determined at the Stated Interest Rate for the Class A Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note or Aircraft, as the case may be, on the principal amount of such Series A Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible A Pool Balance. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible A Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date, the original aggregate face amount of the Class A Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series A Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series A Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series A Equipment Note relates, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series A Equipment Note, (iii) if such Series A Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series A Equipment Note over (y) the purchase price received with respect to such sale of such Series A Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series A Equipment Note, the outstanding principal amount of such Series A Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class AA Trust, the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, (i) reduce the amount of principal, Make-Whole Amount or interest payable by American under any Equipment Note, (ii) change the date on which any principal, Make-Whole Amount or interest on any Equipment Note is due or payable, or (iii) create any lien with respect to the Collateral subject to any Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture. In addition, see the last paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communications with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives a notice of substitution of the related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe,” or a notice of replacement of the related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indentures—Events of Loss,” the

Subordination Agent shall promptly provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and, on behalf of each Trustee, the Subordination Agent shall post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:

•	after an American Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110, (ii) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•	to the best of the Subordination Agent’s knowledge, after requesting such information from American, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. American has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible A Pool Balance, the Eligible B Pool Balance and the outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•	after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Adam Vogelsong, Ref: American Airlines 2017-1 EETC.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. American (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts are expected to hold the Equipment Notes issued for, and secured by, each of (a) ten Airbus A321-231S aircraft newly manufactured and scheduled for delivery to American from January 2017 to May 2017, (b) three Boeing 737-800 aircraft newly manufactured and scheduled for delivery to American from March 2017 to May 2017, (c) three Boeing 787-8 aircraft newly manufactured and scheduled for delivery to American from February 2017 to April 2017, (d) one Boeing 787-9 aircraft newly manufactured and scheduled for delivery to American in January 2017 and (e) seven Embraer ERJ 175 LR aircraft newly manufactured and scheduled for delivery to American from February 2017 to May 2017. The “S” and “LR” designations are provided by the manufacturers and are not recognized by the FAA. American expects that each Airbus/Boeing Aircraft will be owned and operated by American and that each Embraer Aircraft will be leased by American to Envoy, which will operate such Embraer Aircraft on behalf of American in regional operations. The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. See “Description of the Aircraft and the Appraisals—The Appraisals” for a description of (a) the ten Airbus A321-231S aircraft to be financed pursuant to this offering, (b) the three Boeing 737-800 aircraft to be financed pursuant to this offering, (c) the three Boeing 787-8 aircraft to be financed pursuant to this offering, (d) the one Boeing 787-9 aircraft to be financed pursuant to this offering and (e) the seven Embraer ERJ 175 LR aircraft to be financed pursuant to this offering.

The Airbus A321-231S aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the A321-231S aircraft is 181 seats. The Airbus A321-231S aircraft is powered by two V2533-A5 model commercial jet engines manufactured by IAE International Aero Engines AG.

The Boeing 737-800 aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Boeing 737-800 aircraft is 160 seats. The Boeing 737-800 aircraft is powered by two CFM56-7B26/E model commercial jet engines manufactured by CFM International, Inc.

The Boeing 787-8 aircraft is a wide-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Boeing 787-8 aircraft is 226 seats. The Boeing 787-8 aircraft is powered by two GEnx-1B70 model commercial jet engines manufactured by General Electric. The Boeing 787-8 is approved for ETOPs.

The Boeing 787-9 aircraft is a wide-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Boeing 787-9 aircraft is either 283 or 285 seats. The Boeing 787-9 aircraft is powered by two GEnx-1B74/75 model commercial jet engines manufactured by General Electric. The Boeing 787-9 is approved for ETOPs.

The Embraer ERJ 175 LR aircraft is a narrow-body regional commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Embraer ERJ 175 LR aircraft is 76 seats. The Embraer ERJ 175 LR aircraft is powered by two CF34-8E5 model commercial jet engines manufactured by General Electric.

The Appraisals

The table below sets forth the appraised values of the Aircraft to be financed, as determined by AISI, BK and mba, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft. Under the Note Purchase Agreement, the following 24 Aircraft are expected to be financed: (a) the ten Airbus A321-231S aircraft listed below, (b) the three Boeing 737-800 aircraft listed below, (c) the three Boeing 787-8 aircraft listed below, (d) the one Boeing 787-9 aircraft listed below and (e) the seven Embraer ERJ 175 LR aircraft listed below.

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	mba
Airbus A321-231S	N997AA	7349	January 2017	$55,090,000	$55,300,000	$55,000,000	$55,090,000
Airbus A321-231S	N998AN	7509	January 2017	55,090,000	55,300,000	55,000,000	55,090,000
Airbus A321-231S	N930AU	7539	February 2017	55,190,000	55,300,000	55,050,000	55,180,000
Airbus A321-231S	N931AM	7541	February 2017	55,190,000	55,300,000	55,050,000	55,180,000
Airbus A321-231S	N932AM	7419	March 2017	55,280,000	55,300,000	55,090,000	55,223,333
Airbus A321-231S	N933AM	7564	March 2017	55,280,000	55,300,000	55,090,000	55,223,333
Airbus A321-231S	N900UW	7617	April 2017	55,370,000	55,450,000	55,140,000	55,320,000
Airbus A321-231S	N901AA	7636	April 2017	55,370,000	55,450,000	55,140,000	55,320,000
Airbus A321-231S	N934AA	7500	April 2017	55,370,000	55,450,000	55,140,000	55,320,000
Airbus A321-231S	N903AA	7566	May 2017	55,460,000	55,450,000	55,180,000	55,363,333
Boeing 737-800	N316PF	31262	March 2017	49,810,000	49,050,000	47,870,000	48,910,000
Boeing 737-800	N317PG	33344	April 2017	49,900,000	49,300,000	47,910,000	49,036,667
Boeing 737-800	N335PH	31265	May 2017	49,980,000	49,300,000	47,950,000	49,076,667
Boeing 787-8(3)	N817AN	40635	February 2017	121,950,000	119,400,000	121,100,000	120,816,667
Boeing 787-8(3)	N818AL	40636	March 2017	122,150,000	119,400,000	121,200,000	120,916,667
Boeing 787-8(3)	N819AN	40637	April 2017	122,350,000	119,600,000	121,300,000	121,083,333
Boeing 787-9(3)	N825AA	40644	January 2017	143,140,000	142,750,000	137,310,000	141,066,667
Embraer ERJ 175 LR	N248NN	17000630	February 2017	30,610,000	28,700,000	30,270,000	29,860,000
Embraer ERJ 175 LR	N249NN	17000634	March 2017	30,660,000	28,700,000	30,290,000	29,883,333
Embraer ERJ 175 LR	N250NN	17000635	March 2017	30,660,000	28,700,000	30,290,000	29,883,333
Embraer ERJ 175 LR	N251NN	17000641	April 2017	30,710,000	28,800,000	30,320,000	29,943,333
Embraer ERJ 175 LR	N252NN	17000642	April 2017	30,710,000	28,800,000	30,320,000	29,943,333
Embraer ERJ 175 LR	N253NN	17000649	May 2017	30,760,000	28,800,000	30,340,000	29,966,667
Embraer ERJ 175 LR	N254NN	17000650	May 2017	30,760,000	28,800,000	30,340,000	29,966,667

Total				$1,426,840,000	$1,403,700,000	$1,407,690,000	$1,412,663,333

(1)	The indicated registration number, manufacturer’s serial number and scheduled delivery month for each Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and the applicable aircraft manufacturer and financed under this offering. The delivery deadline for purposes of financing an Aircraft pursuant to this offering is September 30, 2017 (or later under certain circumstances). The actual delivery date of any Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “—Deliveries of Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any Aircraft if the delivery of such Aircraft is delayed for more than 30 days after the last day of the month scheduled for delivery. See “—Substitute Aircraft.”
(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of each such Aircraft. Such appraisals indicate the appraised base value projected as of the scheduled delivery month for such Aircraft at the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	This aircraft is approved for ETOPs.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of each Aircraft not yet delivered to American as of the respective dates of the appraisals based on appraised base value projected as of the scheduled delivery month for such Aircraft at the time of the related appraisal. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. The AISI appraisal is dated December 31, 2016, the BK appraisal is dated December 29, 2016 and the mba appraisal is dated December 29, 2016. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on base value and on various significant assumptions and methodologies which vary among the appraisals. In particular, the appraisals of each of the Aircraft indicated the appraised base value of such Aircraft. Appraisals that are more current or that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case, and the appraisals of the Aircraft are estimates of values as of the future delivery date. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Deliveries of Aircraft

The Note Purchase Agreement provides that the period for financing the Aircraft under this offering will expire on the earlier of (a) the Outside Termination Date and (b) the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement (the “Delivery Period Termination Date”).

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing agreement with respect to each Aircraft on or prior to the Outside Termination Date.

The Aircraft are scheduled for delivery under aircraft purchase agreements between American and, as applicable, Airbus, Boeing or Embraer, during the period from January 2017 to May 2017. See the table under “—The Appraisals” for the currently scheduled month of delivery of each Aircraft. Under each such aircraft purchase agreement, delivery of an aircraft may be delayed due to “excusable delay,” which includes, among other things, acts of God, war, government acts, fires or floods, strikes or labor troubles causing cessation, slowdown or interruption of work, and certain other causes beyond the applicable manufacturer’s control. American cannot predict whether or not delivery of any of the Aircraft will be postponed beyond the currently scheduled delivery month.

Substitute Aircraft

If the delivery date for any Aircraft is delayed more than 30 days beyond the last day of the month scheduled for delivery, American may substitute therefor an aircraft not included in the Aircraft meeting the following conditions (each, a “Substitute Aircraft”):

•	a Substitute Aircraft must be of the same model as the Aircraft being replaced; and

•	American must obtain written confirmation from each Rating Agency with respect to each class of Certificates then rated by such Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of such Certificates. (Note Purchase Agreement, Section 1(h))

If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date, and American does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the form of Indenture, the form of Participation Agreement and the Note Purchase Agreement, copies of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to the Outside Termination Date. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such agreements also must in any event comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or the Liquidity Providers. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

General

Pursuant to the terms of a participation agreement among American, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Trusts will purchase from American the related Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in three series with respect to each Aircraft, the “Series AA Equipment Notes”, the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series B Equipment Notes, the Series AA Equipment Notes and the Series A Equipment Notes, collectively, the “Equipment Notes”). American may elect to issue one or more series of Additional Equipment Notes with respect to an Aircraft at any time (including the issuance of Additional Equipment Notes of the same series designation as previously issued Additional Equipment Notes that have been paid in full), which will be funded from sources other than this offering. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between American and Wilmington Trust Company, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of American.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•	the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•	the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and the Series A Equipment Notes issued under such Indenture;

•	if American issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such most senior Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and each series of Additional Equipment Notes that rank senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•	the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and will be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “—Remedies,” then after payment in full of: first, the persons indemnified under “—Indemnification” and certain other expenses with respect to such Indenture; second, the Series AA Equipment Notes under such Indenture; third, the Series A Equipment Notes under such Indenture; fourth, the Series B Equipment Notes under such Indenture; and, if applicable, fifth, any Additional Equipment Notes under such Indenture; any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified American that it intends to exercise remedies under such Indenture (see “—Remedies”) in the following order of priority: first, to Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and, if applicable, Additional Equipment Notes, ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “—Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on February 15 and August 15 of each year, commencing on the later of August 15, 2017 or the first such date to occur after the issuance thereof. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes will be made on February 15 and August 15 in certain years, commencing on February 15, 2018 and ending on February 15, 2029, in the case of the Series AA Equipment Notes and the Series A Equipment Notes, and February 15, 2025, in the case of the Series B Equipment Notes. The original principal amount and principal amortization schedule for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix V. See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

American is also required to pay under each Indenture such Indenture’s pro rata share of the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by American under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of American; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the outstanding Series A Equipment Notes, Series B Equipment Notes or any series of Additional Equipment Notes issued with respect to all Aircraft in connection with a refinancing of such series. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The redemption price in the case of any optional redemption of outstanding Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from American to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by American (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.20% in the case of the Series AA Equipment Notes, 0.25% in the case of the Series A Equipment Notes and     % in the case of the Series B Equipment Notes, exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity (the “Weekly Average Yield to Maturity”) for two series of United States Treasury securities, trading in the public securities markets (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date. The Weekly Average Yield to Maturity shall be calculated by taking the simple average of the yields to maturity for the applicable United States Treasury security for each of the five business days preceding the Make Whole Determination Date as reported on the Most Recent H.15 Page for the applicable United States Treasury. The date of determination (the “Make Whole-Determination Date”) of a Make-Whole Amount shall be the Monday preceding the Make-Whole Calculation Date. The “Make-Whole Calculation Date” means the third Business Day prior to the applicable redemption date. The “Most Recent H.15 Page” means the latest H.15 page published on the website of the Board of Governors of the Federal Reserve System prior to the close of business on the Make-Whole Calculation Date (or any successor page that may replace the H.15 page). (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to, but excluding, the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of American’s warranty rights under its purchase agreement with Airbus, Boeing or Embraer, as applicable. (Indentures, Granting Clause)

Since the Equipment Notes are so cross-collateralized, any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “—Subordination” above. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

American may elect to release any Airframe from the security interest of the related Indenture and substitute for it an airframe of the same model, free and clear of all liens (other than certain permitted liens), so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of the Equipment Notes under such Indenture (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe); and

•	the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the released Airframe (assuming that it had been maintained in accordance with the terms of the related Indenture).

If American elects to substitute an Airframe, American is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the replacement aircraft of which such substitute airframe is part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the relevant Loan Trustee in such substitute airframe. (Indentures, Section 7.04(e))

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of American, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix IV to this prospectus supplement set forth the LTVs for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft (i) at issuance and as of August 15, 2017, assuming such Aircraft has been subjected to the related Indenture and each Trust has purchased the applicable Equipment Notes as of August 15, 2017 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and (ii) as of each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in the tables in Appendix IV were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, and, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined, in each case, immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by American to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•	the failure by American to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related Operative Document for more than 30 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•	the failure by American to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•	the failure by American to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Document that continues for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•	any representation or warranty made by American in the related Operative Documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American; or

•	the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that notwithstanding anything to the contrary set forth in the foregoing, any failure of American to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as American is continuing to comply with all of the terms set forth under “—Certain Provisions of the Indentures—Events of Loss.” (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to American, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and (d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.”

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that counsel to American provide an opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of counsel to American will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss.” The opinion of counsel to American also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

“Operative Documents” means, with respect to any Indenture, such Indenture, the Equipment Notes issued thereunder, the related Participation Agreement and other operative documents referred to in such Indenture. (Indentures, Annex A)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

Any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to American and the assumption by any such successor of the covenants of American contained in such Indenture and any of the other related Operative Documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe or any replacement Airframe or replacement Engine; (viii) add to the covenants of American for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon American under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of a Liquidity Provider with a replacement liquidity provider and the replacement of a Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one facility, incorporate appropriate mechanics for multiple liquidity facilities for the applicable Trust; (xiii) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xiv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreements pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; or (xv) provide for the original issuance under all Indentures of Additional Equipment Notes of one or more series or the issuance under all Indentures of new Series A Equipment Notes, new Series B Equipment Notes or new Additional Equipment Notes (if Additional Equipment Notes have been issued) of any one or more series in connection with a refinancing or reissuance, and for the issuance of pass through certificates by any pass through trust that acquires any such Additional Equipment Notes, new Series A Equipment Notes, new Series B Equipment Notes or new Additional Equipment Notes (if Additional Equipment Notes have been issued) and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith), and provide for any credit support for any pass through certificates relating to any such Series A Equipment Notes, Series B Equipment Notes or Additional Equipment Notes (if Additional Equipment Notes have been issued) (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider,” and if such Liquidity Facility is to be comprised of more than one facility, to incorporate appropriate mechanics for multiple liquidity facilities for a single pass through trust)); provided that such Series A Equipment Notes, Series B Equipment Notes or Additional Equipment Notes, as the case may be, are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 9.01)

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “—Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

American will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to any Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from American’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft, Airframe and Engines subject thereto.

Maintenance and Operation

American will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification, during periods of grounding by applicable governmental authorities, during periods when the FAA or other applicable aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft, and except where failure to do so results in minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof or to the extent American or any lessee is contesting in good faith the validity or application of any law or requirement relating to such certification in any manner that does not create a material risk of sale, loss or forfeiture of the Aircraft or the interest of the Loan Trustee therein). (Indentures, Section 7.02(a), (c) and (e))

American will agree not to maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except immaterial or non-recurring violations with respect to which corrective measures are taken promptly by American or a lessee and except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

American or any lessee must make (or cause to be made) all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered, except where failure to do so results in immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by American or such lessee, and except for any requirement the validity or application of which is being contested in good faith by American or any lessee in any reasonable manner which does not materially adversely affect the Loan Trustee’s interest in the Aircraft, does not impair the Loan Trustee’s security interest or “international interest” in the Aircraft and does not involve any material risk of sale, forfeiture or loss of the Aircraft. American (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. American may also make alterations in the passenger configuration of the Aircraft. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. Such removable parts may be leased or financed by third parties other than the Loan Trustee. Notwithstanding the foregoing, American may install passenger convenience equipment owned by American or any lessee or by third parties and leased or otherwise furnished to American, and American may remove and not replace the same, so long as the installation of any such passenger convenience equipment does not impair or otherwise affect the rights and remedies of the Loan Trustee. (Indentures, Section 7.04(c))

Except as set forth above, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although American has certain re-registration rights, as described below, American generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, American will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e))

Although American has no current intention to do so, American will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (or their affiliates acting under an unconditional guarantee of such manufacturer). American expects that, at or about the time each Embraer Aircraft is delivered by Embraer to American, such Aircraft will be leased by American to Envoy, an affiliated regional carrier, in compliance with the terms of the applicable Indenture. The lease between American and Envoy will be subject and subordinate to the Indenture. No such lease will relieve American of its obligations under the corresponding Indenture. In addition, subject to certain limitations, American (and any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange, borrowing, pooling and other arrangements, “wet leases,” transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The recordation of the Indenture and certain other documents with respect to the Aircraft under the Federal Aviation Act will give the Loan Trustee a first-priority, perfected security interest in the Aircraft under United States law. The Mortgage Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Mortgage Convention. The Cape Town Treaty provides, that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

In addition, some jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If

American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

Liens

American is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to the other related Operative Documents and Transaction Documents, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture (including, but not limited to, the rights of Envoy as lessee of the Embraer Aircraft if, as American expects, such Aircraft are leased to Envoy) and liens attributable to other parties to the related Operative Documents and Transaction Documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or impair the lien of the Indenture; (iv) salvage or similar rights of insurers under insurance policies maintained by American; (v) any other lien as to which American (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

“Transaction Documents” means, with respect to any Indenture, the related Operative Documents, together with each Pass Through Trust Agreement, the Note Purchase Agreement, each Deposit Agreement, each Escrow Agreement, the Intercreditor Agreement and each Liquidity Facility. (Indentures, Annex A)

Replacement of Parts; Alterations

Subject to certain limited exceptions, American is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to the Aircraft and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use. (Indentures, Section 7.04(a)) American or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alteration, modification or addition does not materially diminish the fair market value or utility of the related Aircraft or Engine (except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such parts that shall have been removed that American or such lessee deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine). (Indentures, Section 7.04(c))

Insurance

Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by American (or any permitted lessee) with respect to other aircraft operated by American (or any permitted lessee) on same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $7,000,000 (in the case of an Airbus A321-231S), $6,000,000 (in the case of a Boeing 737-800), $20,000,000 (in the case of a Boeing 787-8 or Boeing 787-9) and $5,000,000 (in the case of an Embraer ERJ 175 LR), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American’s fleet on which American carries insurance and operated by American on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))

American is also required to maintain (or cause a lessee to maintain) aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by American or such lessee, as the case may be, with respect to other aircraft operated by American or such lessee, as the case may be, on the same or similar routes. (Indentures, Sections 7.06(a) and (b))

American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

American is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence (i) to replace the Airframe and any such

Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued interest thereon, but without any premium. Depending upon American’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If American elects to replace the Airframe (or the Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the Indenture. American is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines as the case may be. If American elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by American will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, American will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by American (or any lessee) for a period exceeding 12 consecutive months;

•	the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use not involving a requisition of title) for any reason of the Aircraft, the Airframe, or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by American (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use of by any government of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless American elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING AND REISSUANCE

OF CERTIFICATES

Issuance of Additional Certificates

American may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any Aircraft at any time, which Additional Equipment Notes will be funded from sources other than this offering, but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and may also be subordinated to other Additional Equipment Notes that rank senior in right of payment to such Additional Equipment Notes. American will fund the sale of any Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates, and, if applicable, any other Additional Certificates that rank senior in right of payment to such Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to Additional Certificates to provide for distribution of “Adjusted Interest” with respect to each issued class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest, but with respect to the applicable class of Additional Certificates) after Class B Adjusted Interest but before Expected Distributions on the Class AA Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture and, if such issuance occurs before the Delivery Period Termination Date, any amendment to the Note Purchase Agreement, the Deposit Agreements and the Escrow Agreements in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

If Additional Certificates are issued prior to the Delivery Period Termination Date, (a) the net proceeds thereof will be held in escrow and placed in deposit on behalf of the escrow agent with a depositary, all on terms and conditions and under documentation substantially similar to the Deposit Agreements and Escrow Agreements applicable to the net proceeds of the Class AA Certificates, the Class A Certificates and the Class B Certificates and (b) the Additional Equipment Notes will be issued and purchased by the Subordination Agent on behalf of the trustee of the related Additional Trust on terms and conditions, and under documentation, substantially similar to the Note Purchase Agreement and Participation Agreement applicable to the purchase of the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes.

Refinancing or Reissuance of Certificates

American may elect to (a) redeem all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to all of the Aircraft, new Equipment Notes with the same series designation as, but with terms that may be the same as or different from, those of the redeemed Equipment Notes or (b) reissue Series A Equipment Notes or Series B

Equipment Notes (or any series of Additional Equipment Notes) with respect to all of the Aircraft after such series has matured and been paid in full, with terms that may be the same as or different from those of the repaid Equipment Notes (any such new Equipment Notes issued in connection with any such redemption or reissuance, the “Reissued Equipment Notes”) in respect of all (but not less than all) of the Aircraft after the Delivery Period Termination Date. In either such case, American will fund the sale of any such series of Reissued Equipment Notes through the sale of pass through certificates (the “Reissued Certificates”) issued by a single pass through trust (each, a “Reissuance Trust”). If American elects to refinance any series of Equipment Notes, it will be required to pay any applicable Make-Whole Amount in connection with the redemption of such series of Equipment Notes. See “Description of the Equipment Notes—Redemption.”

The trustee of any Reissuance Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Reissued Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates and each other class of Certificates that ranks senior in right of payment to such Reissued Certificates in the same manner that the corresponding class of refinanced or reissued Certificates was subordinated. Any such issuance of Reissued Equipment Notes and Reissued Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such refinancing or reissuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Reissued Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section  8.01(c))

Additional Liquidity Facilities

Reissued Certificates in respect of refinanced or reissued Class A Certificates or Class B Certificates may have the benefit of credit support similar to the Liquidity Facility for the Class A Trust or the Class B Trust, as applicable, or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Additional Certificates and Reissued Certificates in respect of refinanced or reissued Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and any Additional Certificates that rank senior in right of payment to the applicable Additional Certificates or Reissued Certificates), so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of material U.S. federal income tax consequences to Class B Certificateholders of the purchase, ownership and disposition of the Class B Certificates and the associated Escrow Receipts. Except as otherwise specified, the summary is addressed to beneficial owners of Class B Certificates that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (“U.S. Persons”) that will hold the Class B Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the Medicare tax imposed on certain income or the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships or other pass-through entities, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Class B Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Class B Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Class B Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Class B Trust is not indemnified for any U.S. federal, state, local or foreign income taxes that may be imposed upon it, and the imposition of any such taxes on the Class B Trust could result in a reduction in the amounts available for distribution to the Class B Certificateholders of the Class B Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Class  B Certificates.

Tax Status of the Class B Trust

Although there is no authority addressing the characterization of entities that are similar to the Class B Trust in all material respects, based upon an interpretation of analogous authorities and the terms of the transaction documents, all as in effect on the date hereof, the Class B Trust will be classified for U.S. federal income tax purposes either as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or as a partnership, and will not be treated as a corporation or other entity taxable as a corporation.

The Class B Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth under “—Taxation of Class B Certificateholders Generally—Class B Trust Classified as Partnership” or as otherwise indicated below, the discussion below assumes that the Class B Trust will be classified as a grantor trust. If the Class B Trust is classified as a partnership for U.S. federal income tax purposes, it will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of the Class B Trust’s gross income for each taxable year that it has existed is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Class B Trust from the Series B Equipment Notes and the Class B Deposits will constitute qualifying income, and the Class B Trust therefore will meet the 90% test described above, assuming that the Class B Trust operates in accordance with the terms of the applicable Pass Through Trust Agreement and the other agreements to which it is a party.

Taxation of Class B Certificateholders Generally

Class B Trust Classified as Grantor Trust

Assuming that the Class B Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the Class B Deposits and each of the Series B Equipment Notes held by the Class B Trust, the Class B Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Class B Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Series B Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. The Class B Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to debt incurred or continued to purchase or carry an interest in a Class B Deposit unless the U.S. Certificateholder elects to include income from the Class B Deposit using the accrual method of accounting. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class B Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Class B Trustee and the Liquidity Provider, will be borne by parties other than the Class B Certificateholders. It is possible that the payments related to such fees and expenses will be treated as constructively received by the Class B Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Class B Trust Classified as Partnership

If the Class B Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class B Trust will be calculated at the Class B Trust level, but the Class B Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Class B Trust’s items of income and deduction on its tax return for its taxable year within which the Class B Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Class B Trust generally would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Series B Equipment Notes, plus its share of the Class B Trust’s net income, minus its share of any net losses of the Class B Trust, and minus the amount of any distributions from the Class B Trust. In the case of an original purchaser of a Class B Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Class B Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that the Class B Trust (a “Subordinated Trust,” and its related pass through certificates being “Subordinated Certificates”) receives less than the full amount of the interest, principal or premium paid with respect to the Series B Equipment Notes held by it because of the subordination of the Series B Equipment Notes held by the Class B Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (“Subordinated Certificateholders”) likely would be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the relevant preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•	Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Subordinated Trust that was a component of the shortfall, even though that amount was in fact paid to the relevant preferred class of certificateholders;

•	any resulting loss generally would only be allowed to Subordinated Certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•	reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale or Other Disposition of the Class B Certificates

Upon the sale, exchange or other disposition of a Class B Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (except to the extent attributable to accrued interest, which will be taxable as ordinary income if not previously included in income, or to the associated Escrow Receipt) and the U.S. Certificateholder’s adjusted tax basis in the Note Purchase Agreement, Series B Equipment Notes and any other property held by the Class B Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Class B Trust for more than one year (except to the extent attributable to any property held by the Class B Trust for one year or less).

Upon a sale, exchange or other disposition of a Class B Certificate, a U.S. Certificateholder will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Class B Certificateholder’s interest in the associated Deposits) and the U.S. Certificateholder’s adjusted tax basis attributable to the associated Escrow Receipt. To the extent it represents an accrual on the associated Deposit, any such gain likely would be treated as ordinary interest income (and any such loss likely would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Notwithstanding the foregoing, if the Class B Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Class B Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Class B Trust.

Foreign Certificateholders

Subject to the discussion of backup withholding and FATCA below, payments of principal, interest or premium on the Series B Equipment Notes or the associated Deposits to, or on behalf of, any beneficial owner of a Class B Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former U.S. citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal income or withholding taxes, provided that:

•	such amount is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Certificateholder;

•	the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American or the Depositary, as the case may be, entitled to vote;

•	the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to American or the Depositary, as the case may be; and

•	certain certification requirements (including identification of the beneficial owner of the Class B Certificate) are satisfied.

Subject to the discussion of backup withholding and FATCA below, any gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Class B Certificate or the related Escrow Receipt or upon receipt of premium paid on a Series B Equipment Note to a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Prospective investors that are not U.S. Persons should consult their tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of Class B Certificates and the associated Escrow Receipt under U.S. federal, state, local and any other relevant law in light of their own particular circumstances.

Information Reporting and Backup Withholding

Generally, the amount of interest paid on the Series B Equipment Notes held in the Class B Trust or the associated Deposits to or on behalf of Class B Certificateholders and the amount of tax, if any, withheld with respect to those payments will be reported annually to the IRS and to Class B Certificateholders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. Certificateholder resides under the provisions of an applicable income tax treaty. In general, a Class B Certificateholder will not be subject to backup withholding with respect to payments made on the Class B Certificates or the associated Escrow Receipts, provided such Class B Certificateholder complies with certain certification requirements (and, in the case of a non-U.S. Certificateholder, the recipient of such certification does not have actual knowledge or reason to know that the holder is a U.S. Person that is not an exempt recipient). In addition, a Class B Certificateholder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of Class B Certificates and associated Escrow Receipts within the United States or conducted through specified U.S.-related financial intermediaries, unless certain certification requirements are met (and, in the case of a

non-U.S. Certificateholder, neither the recipient of such certification nor the relevant financial intermediary has actual knowledge or reason to know that the Class B Certificateholder is a U.S. Person that is not an exempt recipient) or the Class B Certificateholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Class B Certificateholder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

The provisions of U.S. federal income tax law known as FATCA generally impose a 30% withholding tax on “withholdable payments” made to foreign entities that fail to meet specified requirements. “Withholdable payments” include, among others, U.S.-source interest and gross proceeds from the disposition of property that could produce U.S.-source interest. Class B Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. If any withholding taxes reduce the amount payable to a Class B Certificateholder, such Class B Certificateholder should consult its tax advisor regarding whether refunds or credits of such tax are available.

The 30% FATCA withholding tax will apply (absent an applicable exemption) to U.S.-source interest income regardless of when such interest is paid. However, under the applicable Treasury Regulations and IRS guidance, the 30% FATCA withholding tax will only apply to gross proceeds from the disposition of property that could produce U.S.-source interest paid on or after January 1, 2019.

A “foreign financial institution” as defined under FATCA (an “FFI”) that enters into and complies with an agreement with the IRS regarding certain information reporting and withholding under FATCA (or is otherwise exempt from, or compliant with, FATCA, including pursuant to an intergovernmental agreement) would be exempt from the FATCA withholding taxes. A person that receives payments through one or more FFIs may receive reduced payments on the Certificates as a result of FATCA withholding taxes if (i) one or more of such FFIs do not enter into such an agreement with the IRS, do not otherwise establish an exemption and are not otherwise compliant or exempt under an intergovernmental agreement, or (ii) such person is a “recalcitrant account holder” or itself an FFI described in clause (i). A non-U.S. Certificateholder that is not an individual or an FFI and not otherwise exempt may also be required to provide certain information (generally including satisfactory documentation to establish that it is not a U.S. person and has (i) no “substantial United States owners” (as defined in the Code) or (ii) substantial United States owners for which documentation is provided that indicates the name, address and U.S. taxpayer identification number for each such United States owner) in order to be exempt from FATCA withholding taxes.

Furthermore, non-U.S. governments have entered, and additional non-U.S. governments may enter, into intergovernmental agreements with the IRS to implement FATCA in a manner that alters the rules described herein. FATCA is particularly complex and its application to a Class B Certificateholder is uncertain. Each Class B Certificateholder should consult its own tax advisor regarding FATCA.

CERTAIN DELAWARE TAXES

The Class B Trustee is a Delaware trust company headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Class B Trustee, has advised American that, in its opinion, under currently applicable law, assuming that the Class B Trust will not be taxable as a corporation, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code, or as a partnership under Subchapter K of the Code, (i) the Class B Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) the Certificate Owners of the Class B Trust (the “Class B Certificate Owners”) that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Class B Certificate. Neither the Class B Trust nor the Class B Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Class B Trust could result in a reduction in the amounts available for distribution to the Class B Certificate Owners. In general, should a Class B Certificate Owner or the Class B Trust be subject to any state or local tax that would not be imposed if the Class B Trust were administered in a different jurisdiction in the United States or if the Class B Trustee were located in a different jurisdiction in the United States, the Class B Trustee will either relocate the administration of the Class B Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Class B Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of ERISA, or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Class B Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Class B Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase Class B Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Class B Certificate, the ERISA Plan’s assets will include both the Class B Certificate and an undivided interest in each of the underlying assets of the Class B Trust, including the Series B Equipment Notes held by the Class B Trust, unless it is established that equity participation in the Class B Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Class B Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of the Class B Trust are deemed to constitute the assets of a Plan, transactions involving the assets of the Class B Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or Similar Law unless a statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Class B Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the Class B Certificateholders pending the financing of the Aircraft. The Class B Deposits will not constitute property of the Class B Trust. Pending withdrawal of such Class B Deposits in accordance with the applicable Deposit Agreement and Escrow Agreement and with the Note Purchase Agreement, the Class B Deposits may be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code and Similar Law. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan.

The Class B Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Class B Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Class B Trust. If the Class B Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Class B Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring the Class B Certificates (or an interest therein), will be deemed to have directed the Class B Trustee to invest in the assets held in the Class B Trust pursuant to the terms and conditions described herein. Any Plan purchasing the Class B Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Class B Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the Class B Trust.

Prohibited Transaction Exemptions

In addition, whether or not the assets of the Class B Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Class B Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, AAG, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if Class B Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Class B Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates (e.g., the Class AA Certificates and the Class A Certificates) are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Class B Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Each person who acquires or accepts a Class B Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Class B Certificate or an interest therein or (ii) the purchase and holding of such Class B Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions or similar exemptions under Similar Law, and (b) directed the Class B Trustee to invest in the assets held in the Class B Trust pursuant to the terms and conditions described herein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Class B Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Class B Certificates by insurance company general accounts.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CLASS B CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”), each Underwriter named below has severally agreed with American to purchase from the Class B Trustee the following aggregate face amounts of the Class B Certificates:

Underwriter	Face Amount of Class B Certificates
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
ICBC Standard Bank Plc
U.S. Bancorp Investments, Inc.

Total	$197,777,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Class B Certificates have received certain credit ratings and that the Class AA Certificates and Class A Certificates have been issued previously or concurrently with the Class B Certificates) and that the Underwriters will be obligated to purchase all of the Class B Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of the Class B Certificates may be terminated. The Class B Certificates are offered subject to receipt and acceptance by the Underwriters and subject to the Underwriters’ right to reject any order in whole or in part.

The aggregate proceeds from the sale of the Class B Certificates will be $197,777,000. American will pay the Underwriters a commission of $        , with respect to the Class B Certificates. American estimates that its out-of-pocket expenses for the offering will be approximately $500,000, not including the expenses for the offering of the Class AA Certificates and the Class A Certificates (exclusive of the ongoing costs of the Liquidity Facilities and certain other ongoing costs).

The Underwriters propose to offer the Class B Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at that price less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession to Selling Group Members		Discount to Brokers/Dealers
Class B		%		%

The Class B Certificates are a new issue of securities with no established trading market. Neither American nor any Trust intends to apply for listing of the Class B Certificates on any securities exchange.

American has been advised by one or more of the Underwriters that they presently intend to make a market in the Class B Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class B Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class B Certificates. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Because there is no current market for the Class B Certificates, you may have a limited ability to resell Class B Certificates.”

American has agreed to reimburse the several Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the several Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage, in investment and commercial banking or other transactions with American and its affiliates, including the provision of certain advisory services and the making of loans to American and its affiliates and serving as counterparties to certain hedging arrangements, including fuel and interest rate hedging arrangements. Certain of the Underwriters and their affiliates are lenders to American and routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such lending exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. In addition, an affiliate of Citigroup Global Markets Inc. is acting as the Depositary and as the Liquidity Provider. The Underwriters and their affiliates have received, and in the future may receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of American or its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

American expects that delivery of the Class B Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the              business day following the date hereof (this settlement cycle being referred to as T+            ). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class B Certificates on a day prior to the third business day before the date of initial delivery of such Certificates will be required, by virtue of the fact that the Class B Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Class B Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class B Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class B Certificates to be higher than it would otherwise be in the absence of such transactions. None of American nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Class B Certificates. These transactions, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement does not constitute an offer of, or an invitation by or on behalf of, us or the Underwriters to subscribe for or purchase any of the Class B Certificates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the offering of the Class B Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement comes to observe the following restrictions.

Due to certain restrictions imposed under the US Bank Holding Company Act, ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase certificates that are offered or sold in the United States; provided that the foregoing shall not limit ICBC Standard Bank Plc’s commitment to purchase Class B Certificates pursuant to the Underwriting Agreement. The Underwriting Agreement specifies that, without limiting its commitment thereunder to purchase Class B Certificates, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Class B Certificates that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc has informed American that, without limiting its commitment thereunder to purchase Class B Certificates, it shall offer, sell and otherwise distribute Class B Certificates constituting its allotment solely outside the United States.

Canada (Ontario, Quebec, Alberta or British Columbia only)

Notice to Canadian Residents

Resale Restrictions

The distribution of the Class B Certificates in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the Class B Certificates in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the Class B Certificates in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the Class B Certificates without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under resale restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the Underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the Class B Certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Class B Certificates in their particular circumstances and about the eligibility of the Class B Certificates for investment by the purchaser under relevant Canadian legislation.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class B Certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of Class B Certificates which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the Underwriters have authorized, nor do we or they authorize, the making of any offer of Class B Certificates in circumstances in which an obligation arises for us or the Underwriters to publish a prospectus for such offer. In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of Class B Certificates to the public described in this prospectus supplement may not be made in that Relevant Member State other than:

(1)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(2)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(3)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Class B Certificates shall require us or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of Class B Certificates to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class B Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Class B Certificates, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the Class B Certificates have not authorized and do not authorize the making of any offer of Class B Certificates through any financial intermediary on their behalf, other than offers made by the Underwriters with a view to the final placement of the Class B Certificates as contemplated in this prospectus supplement. Accordingly, no purchaser of the Class B Certificates, other than the Underwriters, is authorized to make any further offer of the Certificates on behalf of the sellers or the Underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The Class B Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class B Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class B Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class B Certificates may be circulated or distributed, or may the Class B Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class B Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Class B Certificates, debentures and units of Class B Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class B Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The Class B Certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CERTIFICATES

The validity of the Class B Certificates are being passed upon for American by Latham & Watkins LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. The respective counsel for American and the Underwriters will rely upon Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, the Trust Supplement with respect to the Class B Trust and the Class B Certificates and the valid and binding effect thereof, and on the opinion of Latham & Watkins LLP, New York, New York, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and the Trust Supplement with respect to the Class B Trust by American.

EXPERTS

The consolidated financial statements of American as of and for the years ended December 31, 2015 and 2014 appearing in American’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of American’s internal control over financial reporting as of December 31, 2015, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference, in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of American for the period ended December 31, 2013, appearing in American’s Annual Report (Form 10-K) for the year ended December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report incorporated by reference elsewhere herein which, as to the year ended December 31, 2013, is based in part on the report of KPMG LLP, independent registered public accounting firm. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

APPRAISALS

The references to AISI, BK and mba, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

WHERE YOU CAN FIND MORE INFORMATION

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	American’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 24, 2016;

•	American’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on April 22, 2016, July 22, 2016 and October 20, 2016, respectively;

•	American’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2016 filed with the SEC on July 25, 2016;

•	American’s Current Reports on Form 8-K filed with the SEC on January 4, 2016, January 13, 2016, January 21, 2016, April 29, 2016, May 2, 2016, May 3, 2016, May 17, 2016, June 16, 2016, June 27, 2016, June 27, 2016, July 12, 2016, August 29, 2016, September 12, 2016, September 20, 2016, September 22, 2016, October 4, 2016, October 31, 2016, and December 15, 2016; and

•	American’s Current Report on Form 8-K/A filed with the SEC on October 20, 2016. You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

APPENDIX I—INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

2013 Citicorp Credit Facility	S-32
2013 Credit Facilities	S-32
2014 Credit Facilities	S-32
2016 Credit Facilities	S-32
2016 Revolving Credit Facility	S-32
2016 Term Loan Facility	S-32
60-Day Period	S-65
AAG	S-iv
Actual Disposition Event	S-99
Additional Certificates	S-123
Additional Equipment Notes	S-123
Additional Holder Buyout Right	S-64
Additional Trust	S-123
Adjusted Interest	S-123
Administration Expenses	S-95
Airbus/Boeing Aircraft	S-3
Aircraft	S-3
Airframe	S-102
AISI	S-4
American	S-iv
American Bankruptcy Event	S-93
AMR	S-iv
Applicable Fraction	S-96
Appraisal	S-94
Appraised Current Market Value	S-94
Appraisers	S-4
Assumed Aircraft Value	S-111
Assumed Amortization Schedule	S-60
ATC	S-34
Average Life Date	S-110
Bankruptcy Code	S-1
Bankruptcy Court	S-1
Bankruptcy Plan	S-1
Base Rate	S-88
Basic Agreement	S-54
BK	S-4
Business Day	S-58
CAA	S-41
Cape Town Treaty	S-117
Cash Collateral Account	S-86
CBAs	S-33
Cede	S-61
Certificate Account	S-58
Certificate Buyout Event	S-65
Certificate Owner	S-74
Certificate Owners	S-74
Certificateholders	S-54
Certificates	S-54

Chapter 11 Cases	S-1
Citibank	S-80
citizen of the United States	S-66
Class AA Certificateholders	S-54
Class AA Certificates	S-54
Class AA Trust	S-54
Class AA Trustee	S-54
Class A Adjusted Interest	S-97
Class A Buyout Right	S-64
Class A Certificateholders	S-54
Class A Certificates	S-54
Class A Trust	S-54
Class A Trustee	S-54
Class B Adjusted Interest	S-97
Class B Buyout Right	S-64
Class B Certificateholders	S-54
Class B Certificates	S-54
Class B Trust	S-54
Class B Trustee	S-54
Class Exemptions	S-132
Code	S-20
Collateral	S-57
Company	S-i
company free writing prospectus	S-iii
Controlling Party	S-41
Current Distribution Date	S-97
DCA	S-23
Debtors	S-1
Deemed Disposition Event	S-99
Definitive Certificates	S-75
Depreciation Assumption	S-111
Delivery Period Event of Loss	S-78
Delivery Period Termination Date	S-104
Deposits	S-77
Deposit Agreement	S-77
Depositary	S-80
Depositary Threshold Rating	S-79
Distribution Date	S-55
Dodd Frank Act	S-52
DOJ	S-29
DOT	S-28
Downgrade Drawing	S-86
Downgrade Event	S-86
Drawing	S-88
DTC	S-61
DTC Participants	S-73
DTC Rules	S-74
EEA	S-41
EETC	S-23
Eligible A Pool Balance	S-98
Eligible B Pool Balance	S-98
Embraer Aircraft	S-3
Engine	S-102

Envoy	S-3
EPA	S-40
Equipment	S-114
Equipment Note Special Payment	S-95
Equipment Notes	S-106
ERISA	S-20
ERISA Plan	S-131
Escrow Agent	S-81
Escrow Agreements	S-81
Escrow Receipts	S-81
ETOPs	S-4
ETS	S-40
EU	S-29
Event of Loss	S-121
Excess Liquidity Obligations	S-93
Exchange Act	S-i
Expected Distributions	S-97
FAA	S-1
FATCA	S-52
FFI	S-129
Final Distributions	S-92
Final Drawing	S-88
Final Legal Distribution Date	S-56
Final Termination Notice	S-90
Financial Instruments and Exchange Law	S-139
Fitch	S-79
GDSs	S-36
General Account Regulations	S-133
GHG	S-40
Global Certificate	S-73
Guarantor	S-66
holdback	S-33
ICAO	S-41
Indenture	S-106
Indenture Events of Default	S-112
Indenture Form	S-71
Indirect Participants	S-73
Intercreditor Agreement	S-91
Interest Drawings	S-84
Interim Restructuring Arrangement	S-94
Investment Company Act	S-52
IRS	S-125
Issuance Date	S-59
JBAs	S-28
LGA	S-23
Libor	S-88
LIBOR	S-31
Liquidity Event of Default	S-90
Liquidity Expenses	S-96
Liquidity Facility	S-84
Liquidity Obligations	S-96
Liquidity Provider	S-84
Liquidity Threshold Rating	S-86

Loan Amount	S-120
Loan Trustee	S-106
Long-Term Rating	S-79
LTVs	S-5
Make-Whole Amount	S-109
Make-Whole Determination Date	S-110
Maximum Available Commitment	S-84
Maximum Commitment	S-85
mba	S-4
Merger	S-iv
Merger Agreement	S-iv
Merger Sub	S-iv
Minimum Sale Price	S-92
Moody’s	S-79
Mortgage Convention	S-118
Most Recent H.15 Page	S-110
NMB	S-33
NOL Carryforwards	S-v
NOLs	S-v
Non-Extension Drawing	S-87
Non-Extension Notice	S-87
non-U.S. Certificateholder	S-128
Note Purchase Agreement	S-71
Note Target Price	S-93
Noteholder	S-107
OCI	S-23
Operative Documents	S-114
Order	S-138
OTAs	S-36
Outside Termination Date	S-78
Parent Guarantee	S-66
Participation Agreement	S-106
Participation Agreement Form	S-71
Paying Agent	S-81
Paying Agent Account	S-58
Pass Through Trust Agreements	S-54
PEB	S-33
Performing Equipment Note	S-85
Permitted Investments	S-62
Plan	S-131
Plan Asset Regulation	S-131
Pool Balance	S-59
Pool Factor	S-59
Post Default Appraisals	S-94
PTC Event of Default	S-65
PTCE	S-132
Rate Determination Notice	S-89
Rating Agencies	S-79
Receiptholder	S-81
Reissuance Trust	S-124
Reissued Certificates	S-124
Reissued Equipment Notes	S-124
Regular Distribution Dates	S-55

Related Equipment Notes	S-108
Relevant Member State	S-137
Remaining Weighted Average Life	S-110
Replacement Depositary	S-78
Replacement Facility	S-86
Required Amount	S-85
Required Terms	S-71
Restructuring Arrangement	S-93
RLA	S-33
Scheduled Payments	S-56
SEC	S-v
Section 382	S-45
Section 1110	S-19
Section 1110 Period	S-85
Securities Act	S-iv
Series AA Equipment Notes	S-106
Series A Equipment Notes	S-106
Series B Equipment Notes	S-106
SFA	S-139
Short-Term Rating	S-79
Similar Law	S-131
slots	S-v
Special Distribution Date	S-57
Special Payment	S-57
Special Payments Account	S-58
Special Termination Drawing	S-88
Special Termination Notice	S-90
Stated Interest Rate	S-56
Subordinated Certificateholders	S-127
Subordinated Certificates	S-127
Subordinated Trust	S-127
Subordination Agent	S-91
Substitute Aircraft	S-105
Termination Notice	S-90
Transaction Documents	S-119
Transportation Code	S-66
Treasury Yield	S-109
Triggering Event	S-57
Trust Indenture Act	S-67
Trust Property	S-54
Trust Supplement	S-54
Trustees	S-54
Trusts	S-54
TSA	S-36
U.S. Certificateholders	S-125
U.S. Person	S-125
Underwriters	S-iii
Underwriting Agreement	S-134
US Airways	S-1
US Airways Group	S-iv
Weekly Average Yield to Maturity	S-109

APPENDIX II—APPRAISAL LETTERS

Mr. Greg Bristol

American Airlines, Inc.

Senior Manager—Treasury

4333 Amon Carter Blvd.

Fort Worth, TX 76155

Sight Unseen Half Life and Full Life

Base Value Opinion

24 American Airlines Aircraft Portfolio

AISI File No.: A6S088BVO-08

Report Date: 31 December 2016

Values as of: 31 December 2016

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

31 December 2016

Mr. Greg Bristol

American Airlines, Inc.

Senior Manager—Treasury

4333 Amon Carter Blvd.

Fort Worth, TX 76155

Subject:	AISI Sight Unseen Half Life and Full Life Base Value Opinion 24 American
Airlines Aircraft Portfolio.
AISI File number: A6S088BVO-08
Ref:	(a) Email messages AA to AISI; 22 November—28 December 2016

Dear Mr. Bristol:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen half life and full life base values as of 31 December 2016, in delivery date U.S. Dollars, for a portfolio of ten future delivery Airbus A321-231S (sharklet equipped) aircraft, with IAE V2533-A5 S1 engines, at 206,100 lbs. maximum takeoff weight, three future delivery Boeing 737-800W (winglet equipped) aircraft, with CFM56-7B26E engines, at 158,500 lbs. maximum takeoff weight, three future delivery Boeing 787-8 aircraft, with GEnx-1B70 engines, at 502,500 lbs. maximum takeoff weight, one future delivery Boeing 787-9 aircraft, with GEnx-1B74/75 engines, at 553,000 lbs. maximum takeoff weight, and seven future delivery Embraer E175LR aircraft with CF34-8E5 engines, at 85,517 lbs. maximum takeoff weight, as identified and defined in Table I and reference (a) above (the ‘Aircraft’).

1. Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current, 30 January 2013 definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of ISTAT and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an average aircraft. AISI assumes average condition unless otherwise specified in this report.

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

31 December 2016

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AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization and is equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

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It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2. Market Analysis

•	Macro-Economic Impact on Aircraft Values

AISI tracks two key metrics while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market. We believe that GDP growth on a global and national scale is a good indicator of the ability of growing numbers of new and used aircraft to be financed and placed into operation. We also believe that the more specific health of world-wide and national passenger aircraft markets are correlated to GDP growth and provide key validation of GDP performance-related trends.

Source: ICAO, IATA, OAG

The previous chart indicates that the industry has experienced, and will probably continue to experience, a significant positive spread between Airline Passenger Traffic growth and GDP growth in the near-to-medium term. If world GDP growth can ever exceed the anemic 3% annual percentage growth rate in place since 2011, we would expect very robust increases in passenger demand and hence, overall demand for passenger aircraft.

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AISI also tracks interest rate trends as a proxy for continued demand for aircraft financing.

The above chart shows the results of the low interest rate policy of the US Federal Reserve since the 2008 financial crisis. AISI believes that this low interest rate environment is overall, a positive driver for aircraft financing opportunities. Aircraft leases often support internal rates of return for owners in the 6-9% rate range, dependent, of course, on the level of operator risk. In our view, this leaves plenty of margin for financiers between the cost of acquisition and the actual rate of return on aircraft leases. As investors clamor for these above market returns, we believe demand for aircraft asset backed financing will continue to be robust. We don’t see anything but gradual monetary policy tightening by governments world-wide, so we expect the current strong demand for aircraft financing opportunities to continue for the near to intermediate term, and even for the longer term.

•	Aircraft Industry Specific Drivers of Aircraft Values

AISI also tracks aviation jet fuel prices and aircraft manufacturer production rate trends while valuing and attempting to predict the future value retention performance of aircraft in today’s, world-wide aircraft market.

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Jet Fuel Monthly Price—US Dollars per Gallon

Source: Energy Information Administration

The above chart shows the sharp drop in overall jet fuel prices in late 2014 which have remained at relatively low levels over the past two years. Low fuel prices can be a double-edged sword for aircraft demand; generally positive for older aircraft, but low fuel prices can blunt demand for new aircraft and their expensive, fuel-saving technologies.

AISI believes that the most positive factor of low-fuel-price-driven demand for passenger aircraft comes from the improvement of operator balance sheets. Operators and their lessors greatly benefit from the ability of operators to comfortably service leases while seeking to open new routes that might not have been feasible to operate in a high fuel price environment. This results in an overall increase in demand for both new and used aircraft as operators strive to meet growing passenger demand resulting from low fuel price-driven and more affordable, fare levels. We do not expect significant increases in fuel prices in the near to medium term.

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Boeing and Airbus monthly production rates are predicted to markedly increase through the end of the decade:

While the increased supply of new aircraft may have a negative effect on existing aircraft values, we feel that Boeing and Airbus are in a huge market that will continue to be in a rough balance between aircraft supply and overall passenger aircraft demand. Currently, there are no “white tail” aircraft (planes manufactured, but not sold) sitting on the aircraft manufacturer’s ramps. In our view, wide-spread discounting is being supplanted by duopolistic price signaling, enabling new aircraft values to remain relatively firm, at least in the near term. Both manufacturers have announced rate decreases for their B777 and A330 production lines in an attempt to bridge the gap to the production of B777-X and A330NEO aircraft. AISI believes that “overbooking” of production slots (production slots promised to more than one purchaser) and the ability of manufacturers to produce only the aircraft for which they have received commitments to purchase, outweighs most over-production fears.

•	The A321-200 Market

The A321 aircraft is a twin engined light metal alloy construction single aisle narrowbody aircraft with medium to long range. The aircraft is offered with both the CFM56-5B and the IAE V2530 series engines, and in two models, the -100 and the -200, with the difference being increased operating weights for the -200, permitting longer range. Physical dimensions and passenger capacity are the same. Typical capacity and performance characteristics are 185 passengers in a dual class configuration with a range of 2,300 to 2,500 nautical miles (nm) for the -100, and 2,700 to 3,000 nm for the -200, depending upon takeoff gross weight options, making either model of the aircraft best suited for short to medium range domestic markets. Airbus is now offering an A321-200NEO-LR which targets markets currently being served by the B757-200.

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The A321 is a member of the large Airbus A318/319/320/321 narrowbody aircraft family. All aircraft of this family have common cockpits and a high degree of parts commonality, as well as cross crew qualification (CCQ) with the A330/A340 and the A380. The A320-100 aircraft was first delivered in 1993, and production commenced of the A320-200 aircraft in 1997.

As of the date of this report, there are 485 CFM powered A321-200’s in service with 60 airlines with good representation in all regions of the world. There are 74 CFM powered A321-200 aircraft on order of which all are to be sharklet equipped.

There are 803 IAE powered A321-200’s in service with 67 airlines, again with strong, world-wide market distribution. There are 83 IAE powered aircraft on order, of which all will be sharklet equipped. There are 177 A321-200 aircraft on order with engines not announced, all will be sharklet equipped, to be operated by 13 airlines. The aircraft is popular with lessors as 603 aircraft are currently being leased to operators.

There are nine A321-200 aircraft inactive, of which six are IAE powered and three are CFM powered.

The A321 family faces competition from other close members of the A320 family, and from the slightly smaller B737-800/900 and older MD83. The A321 also competes with the larger B757-200 on short range routes, but it does not have the range to compete with the ETOPs capable B757-200ER/-300ER on longer routes. Again, Airbus has announced a long-range A321NEO for operation on longer, B757-type routes.

AISI’s most recent, July 2016 values for an average build, new A321-200 aircraft shows year over year declines of 2% for Base Values and only 1% for Current Market Values. We expect similar decreases to persist as the A321-200 continues to establish its market dominance over the B737-900ER. The difference between same year Base Values and Current Market Values will also continue to lessen as demand for all vintage A321s remains steady. We expect this trend to continue until Boeing announces an effective competitor to the A321-200, especially the longer range NEO version of the aircraft.

Over the longer term, the A321-100/200 faces most competition from the B737-900ER, but the aircraft has established a firm lead in the marketplace due to increased payload capabilities relative to the B737-900ER.

There also has been strong market acceptance of the A319/320/321 NEO family, re-engined with either the CFM56 LEAP or the PW GTF engines, the most modern and efficient engines available. Deliveries for the first variant, the A320NEO, occurred in late 2015. There are 259 A321-200NEO aircraft on order by 20 airlines with the P&W geared fan engine. There are 1051 CFM LEAP powered A321-200NEO aircraft on order from 36 airlines. This is an indicator of wide acceptance of this new family of aircraft, and with production slots for both A321-200CEO and A321-200NEO sold out over the production transition period, values should continue to remain firm as the A321-200NEO enters production in late 2016.

Boeing is also offering a re-engined B737MAX family with the CFM56-LEAP 1B engine, to be delivered in 2016. This re-engining development may act to slightly favor A319/A320 family values, as it does not appear as potentially beneficial to re-engine the B737 family as the more limited B737 under-wing clearance does not permit as large an engine fan as with the A319/A320 family.

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Airbus and Boeing are expected to replace the A320 and B737 families with all new models in the 2025—2030 timeframe, with earliest possible deliveries in approximately 2025.

The A321 aircraft has potential for freighter conversion as earlier build A321 aircraft approach the end of their economic useful lives as passenger aircraft. An A320 and A321 conversion program has been announced by PACAVI Group, a player in the passenger-to-freighter conversion market.

While the potential application of this conversion is limited by the capability of the aircraft, end of life values for A321 passenger aircraft may be supported if this conversion program finds additional traction in the passenger-to-freighter conversion market.

•	The B737-800 Market

The B737-800 is a twin engine, narrowbody, two man crew aircraft typically seating 160 passengers in mixed class configuration. The typical range with full passengers at low maximum takeoff weight (MTOW) is approximately 1,925 nautical miles, while at high MTOW the range increases to approximately 2,900 nautical miles. The aircraft is part of the Boeing B737-600/700/800 Next Generation (NG) family, replacing the B737-500/300/400, respectively. The aircraft has a larger wing, a higher cruise speed, longer range, and higher initial cruise altitude capability than its predecessor, the B737-400, while operating at higher gross weights, with a larger passenger cabin and more powerful CFM56-7B variants of the same engine.

As of the date of this report, the B737-800 has the largest B737 NG family fleet with 4151 active aircraft, 837 on order, and a strong customer base of 207 operators with excellent, world-wide distribution. A significant number of the active B737-800 fleet, approximately 2,206 aircraft, are operated via either a capital lease or an operating lease. Winglet-equipped variants, which have a longer cruise range efficiency, are available and there are 3,983 winglet equipped aircraft in service, with 837 on order. The non-winglet variant has 168 aircraft in service for 55 operators, with none on order. While winglets are not particularly useful to short haul operators, it has become obvious that winglet equipped aircraft are preferred. Non-winglet aircraft are able to be retrofitted with winglets.

The major competitor to the B737-800 is the Airbus A320. The B737-800 also competes with the smaller B737-700 and A319, the earlier B737-300/400 variants and to a lesser degree the MD-80/90. The aircraft was first delivered in 1998.

Nineteen winglet and seven non-winglet equipped B737-800 aircraft are currently inactive, mostly for major checks and/or modifications, or because the aircraft are at lease-end and are seeking to be placed in new operating arrangements. Current low fuel prices, and continued capacity constraint strategies from major operators should result in all but the most aged B737-800s in revenue service.

AISI analysis of the market for the B737 type indicates that Boeing and Airbus are “overbooking” production slots, which allows buyers later in the backlog to take an earlier production slot that becomes available if the scheduled buyer defaults at delivery. This has worked to firm up the value of all aircraft, particularly used aircraft, as fewer aircraft are left unsold due to buyer defaults.

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AISI’s July 2016 values update has the Base Value of new B737-800 aircraft declining 1% from July 2015 values and Current Market Values declining 2% from July 2015 values. We expect the current, strong demand for this aircraft to support similar value declines even as the B737-8MAX aircraft begins to be delivered in mid-2017.

We do see values remaining relatively firm even as Boeing is nearing production of the re-engined B737 MAX family with the first aircraft, a B737-8MAX, re-engined with CFM56-LEAP-1B engines, to be delivered in 2017. At the time of this report, 2,766 orders have been placed by 58 operators for the B737-8MAX aircraft.

This is an indicator of wide acceptance of this new family of aircraft, and with production slots for both B737-800NG and B737-8MAX sold out over the production transition period, values should remain firm even as the B737-8MAX enters production in late 2016.

The chief competitor for the B737-800 is the Airbus A320. Airbus is offering the A319/320/321 family re-engined with either the CFM56 LEAP-1A or the PW GTF engine, the most modern and efficient engines available. Deliveries for the first variant, the A320-200 NEO, occurred in December 2015.

In comparing the B737 MAX versus the A320NEO family, operational cost efficiencies may slightly favor future A320 family aircraft values, as it does not appear as beneficial as anticipated to re-engine the B737 family due to the more limited B737 under-wing clearance which does not permit as large an engine fan as with the A320 family. However, the slight aerodynamic and weight advantage of the slightly smaller B737 fuselage compared to the A320 will probably nullify most of this engine fan advantage. We expect both the MAX and NEO types to continue to be very competitive, but they will enjoy only a short production run of about 10-15 years.

Over the long term, the presently defined B737 Next Generation/ MAX family is almost certainly near its last decade of production. Boeing has announced their intention to replace the B737 family with all new models, with the first deliveries starting no earlier than approximately 2025.

The B737-800 has significant potential for future cargo conversion and active conversion programs have been started by at least two companies. In July 2015, Aeronautical Engineers Inc. (AEI), a well-known freighter conversion company, announced that it had won a contract to convert 20 B737-800 aircraft owned by GE Capital Aviation Services (GECAS) with first delivery scheduled for 2017. In early November, AEI announced an additional order for 15 B737-800SF conversions and 15 additional options for conversion from Aviation Capital Group.

Boeing launched the B737-800BCF with 30 firm orders and 25 commitments, including 10 firm orders and 10 commitments from YTO Airlines (China); 10 firm orders from China Postal Airlines; five firm orders from GECAS (US); plus commitments from SF Airlines (China) and Cargo Air (Bulgaria). The first B737-800BCF is expected to be delivered in 4Q 2017. It appears that market growth and B737-800 value reductions have coincided enough to make B737-800 freighter conversions economically practical for most of the off-of-last-passenger-lease B737-800 aircraft.

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•	The B787-8 Market

The Boeing 787-8 entered into service with All Nippon Airways in October 2011. The B787 marks the beginning of a new technological standard for the industry that features 80% composite construction by volume; bleed-less electric-powered pressurization, anti-ice and air conditioning systems; and 5,000 psi hydraulic systems. The B787-8 can carry 210—250 passengers on routes of 7,650 to 8,200 nautical miles (14,200 to 15,200 km), while the longer B787-9 carries 250—290 passengers on routes of 8,000 to 8,500 nautical miles (14,800 to 15,750 km).

The B787-10, which basically sacrifices B787-9 range for capacity, will carry 290—335 passengers up to 7,000 nautical miles (12,900km).

The B787-8 is the first model in the B787 product line and is designed to replace B767 type aircraft. The B787-9 is targeted at the B777-200 and A330 markets. The follow-on B787-10 will likely target the B777-300ER and A350-900 market segments.

Despite battery and engine icing problems along with construction and certification delays, the B787 has been well received by the industry. To date, 113 B787-8s are on order by 24 customers, with 322 delivered to 42 operators. GE has engines on 238 ordered and delivered B787-8s while Rolls Royce powers or will power 155.

The production rate of the 787 program (the B787-8, and the B787-9) is currently at 12 aircraft per month. Boeing has announced that production of the B787-10 will be assigned to their South Carolina factory which could allow for an effective production ramp up to 14 aircraft per month for the total 787 product line. However, Boeing recently announced that it will hold total 787 production rates to 12 aircraft per month through 2017.

Similar to previous aircraft programs leading the industry to a new technological plateau, Boeing is expected to make more significant than normal improvements to its production processes over the life of the program. These production improvements are likely to increase the aircraft’s overall performance and provide value to both Boeing and to operators as the B787 production line matures.

Initial deliveries of the B787-8 were test aircraft and other early-production aircraft that were heavier than promised and required months of post-production re-work. These aircraft have been heavily discounted, which is typical of early deliveries in a new aircraft production run. AISI assumes that all aircraft prior to the 66th line position will be delivered at discounts that will not be offered to “clean” production aircraft buyers.

Longer-term, the major obstacle to preserving B787 values would be any persistent and significant reduction in the aircraft’s ETOPs capabilities. We note that the entire 787 family of aircraft has received 330 minute ETOPs approval from the FAA. All of the B787-8 and B787-9 aircraft in this report are equipped with overhead flight crew rest facilities.

The B787-8 has had more than its fair share of development and production problems, so it is important that the B787-9 continues to be delivered trouble free and that the reputation of the entire B787 program will be viewed in a more value-positive light.

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AISI’s most recent, July 2016 values update shows Base Value, year over year decreases for average build, new B787-8s of only 3%. This reflects the market’s continued strong demand for B787-8s in spite of the introduction of higher-capacity B787-9s and the announcement of the Airbus A330NEO. Current Market Values have also shown 3% decreases, indicating steady demand for B787s as operators seek the efficiencies of this aircraft with nearer-term deliveries sold out for the foreseeable future.

B787 Family Specifications

	B787-8	B787-9	B787-10
MTOW	502,500 lbs.	553,000 lbs.	557,000
Cargo Volume (cubic feet)	4,400	5,400	6,187
Design Range	7685 n. mi.	8035 n. mi.	7020 n. mi.
Passengers*	242	280	323

*	Three class seating

Source: Boeing

•	The B787-9 Market

The Boeing 787-9 entered into service with Air New Zealand in June 2014. As of the date of this report, 416 B787-9s are on order from 46 customers, while 159 have been delivered to 20 customers. Rolls Royce engines are installed or expected to be installed on 163 B787-9 airframes. GE engines are installed or expected to be installed on 292 airframes.

The slightly larger (40 more passengers than the B787-9) but essentially equal in range Airbus A350-900, has 50 aircraft in service and 554 aircraft on order. Again, the smaller B787-8 has only 113 aircraft on order by 24 customers, but has 322 aircraft in service with 42 operators. After seeing several operators and leasing companies up-gauge from the B787-8 to the B787-9, we are surprised that only 153 B787-10s have been ordered by ten customers. This further establishes the B787-9 as the preferred aircraft in its family.

It should also be noted that A350-900 continues to be plagued by aircraft interior supply chain production delays which should allow the B787-9 to build on its already formidable market-presence dominance. With Boeing’s capability to produce 10-12 B787-9s per month and with the A350-900 struggling to get to 10 aircraft per month by the end of 2017, the B787-9 will continue to have the most aircraft in service within its market, for the foreseeable future.

We believe that aircraft with largest and most diverse, world-wide owner and operator customer base has the best chance to preserve current market values and protect from abnormal future market value declines. Because of this, in our view, the B787-9 is established as the most formidable competitor in its market segment.

Reflecting the above, AISI’s most recent, July 2016 values update shows Base Value, year over year decreases for average build, new B787-9s of less than 2%. This reflects the market’s continued strong demand for B787-9s in spite of the introduction of the higher-capacity A350-900 and the announcement of the Airbus A330NEO. Current Market Values have also shown less than 2% decreases, and nearer-term deliveries are sold out for the foreseeable future, confirming strong demand for B787s as operators seek the excellent operational and financial performance of this aircraft.

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•	The Embraer E175 Market

The Embraer E175 is a member of the extensive Embraer, E-Jet, narrowbody turbojet aircraft fleet, ranging from the smallest E170 to the next larger E175, to the E190 and to the larger E195. All aircraft of this family have common cockpits and a high degree of parts commonality. The family also enjoys a high degree of pilot qualification commonality.

The E175 is a predominantly metal construction low wing twin wing mounted engine, narrowbody, two man cockpit crew aircraft typically seating 76 passengers in a dual class configuration. Typical range with full passengers for the E175 standard version (STD) is approximately 1,750 nautical miles, for the E175 long range (LR) version, range is 2,100 nautical miles, and for the E175 advanced range (AR) version, the range increases to approximately 2,200 nautical miles.

The E175STD may be powered by either the CF34-8E or -8E5 engine variants. The E175LR can be powered by the CF34-8E, -8E5, or the -8E5A1 engine variants. The E175AR is powered solely by the CF34-8E5 engine. All E175 versions are relatively close in capabilities and essentially constitute one market segment. The E175LR is the most popular model with 296 deliveries to 20 operators and with 126 E175LR aircraft on order.

The entire E175 fleet consists of 392 active aircraft, with 138 on order and a customer base of 32 operators with good representation in every major geographic area. It is the second most popular of the Embraer, E-Jet series, behind the E190, which has 522 aircraft in service.

The primary competition to the E175 are its siblings, the E170, E190 and E195, and the Bombardier CRJ-701, -900 and the -1000. The smallest Boeing 737-500 and -600 and the Airbus A318 also compete, however all these aircraft are considerably heavier and much less efficient.

The type faces competition in the future from the smaller of the new Bombardier C-Series, the CS100, which entered service in May 2016. Also and perhaps less likely, it faces competition from the Russian Sukhoi Superjet, the Japanese Mitsubishi MRJ and the Chinese C919. The manufacturers of some of these aircraft have no proven record of production or support of a sound, safe, economic aircraft, which would weigh heavily against their chances of commercial success.

In response to the Bombardier C-Series aircraft program, Embraer is developing the E175-E2 version of the E175 featuring Pratt and Whitney geared turbofan (GTF) engines, a redesigned wing and upgraded cabin and cockpit configurations. Embraer promises up to 25% E175-E2 cost per seat mile savings versus existing E175 models. Similar to the pressure on current model values and future sales of the B737 and A-320 due to the introduction of the B737 MAX and A320 NEO, we expect increasing value pressure on the E175 as the E175-E2 nears its planned 2020 entry into service.

AISI’s most recent July 2016 values update has new, E175 Base and Current Market Values declining 2% and 3% respectively from July 2015 values. We expect annual value declines of similar magnitudes to continue for the short to medium term. No E175 aircraft are currently inactive.

31 December 2016

AISI File No. A6S088BVO-08

Page - 13 -

3. Valuations

It is our considered opinion that the sight unseen half life and full life base values as of 31 December 2016, in delivery date U.S. Dollars, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

TABLE I

AISI File A6S088BVO-06

Report Dated: 31 December 2016

Values as of: 31 December 2016

No	Type*	Reg #	MSN	DOM	Engine	MTOW	Half Life Base Value** Delivery Date $MUS Dollars	Full Life Base Value** Delivery Date $MUS Dollars
1	A321-231S	N997AA	7349	Jan-17	V2533-A5 S1	206,100	45.68	55.09
2	A321-231S	N998AN	7509	Jan-17	V2533-A5 S1	206,100	45.68	55.09
3	A321-231S	N930AU	7539	Feb-17	V2533-A5 S1	206,100	45.76	55.19
4	A321-231S	N931AM	7541	Feb-17	V2533-A5 S1	206,100	45.76	55.19
5	A321-231S	N932AM	7419	Mar-17	V2533-A5 S1	206,100	45.83	55.28
6	A321-231S	N933AM	7564	Mar-17	V2533-A5 S1	206,100	45.83	55.28
7	A321-231S	N900UW	7617	Apr-17	V2533-A5 S1	206,100	45.91	55.37
8	A321-231S	N901AA	7636	Apr-17	V2533-A5 S1	206,100	45.91	55.37
9	A321-231S	N934AA	7500	Apr-17	V2533-A5 S1	206,100	45.91	55.37
10	A321-231S	N903AA	7566	May-17	V2533-A5 S1	206,100	45.98	55.46
11	737-800	N316PF	31262	Mar-17	CFM56-7B26E	158,500	40.73	49.81
12	737-800	N317PG	33344	Apr-17	CFM56-7B26E	158,500	40.80	49.90
13	737-800	N335PH	31265	May-17	CFM56-7B26E	158,500	40.87	49.98
14	787-8	N817AN	40635	Feb-17	GEnx-1B70	502,500	103.57	121.95
15	787-8	N818AL	40636	Mar-17	GEnx-1B70	502,500	103.74	122.15
16	787-8	N819AN	40637	Apr-17	GEnx-1B70	502,500	103.91	122.35
17	787-9	N825AA	40644	Jan-17	GEnx-1B74/75	553,000	124.38	143.14
18	ERJ 175LR	N248NN	17000630	Feb-17	CF34-8E5	85,517	24.86	30.61
19	ERJ 175LR	N249NN	17000634	Mar-17	CF34-8E5	85,517	24.90	30.66
20	ERJ 175LR	N250NN	17000635	Mar-17	CF34-8E5	85,517	24.90	30.66
21	ERJ 175LR	N251NN	17000641	Apr-17	CF34-8E5	85,517	24.94	30.71
22	ERJ 175LR	N252NN	17000642	Apr-17	CF34-8E5	85,517	24.94	30.71
23	ERJ 175LR	N253NN	17000649	May-17	CF34-8E5	85,517	24.98	30.76
24	ERJ 175LR	N254NN	17000650	May-17	CF34-8E5	85,517	24.98	30.76

TOTALS							1,190.75	1,426.84

*	Note—“S” denotes Sharklets on A321-231S. The 737-800 are equipped with winglets
**	Note—All values are in delivery date U.S. Dollars

31 December 2016

AISI File No. A6S088BVO-08

Page - 14 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 • Fax (516) 365-6287

December 29, 2016

Mr. Gregory Bristol

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, TX 76155-2605

Dear Greg:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the full-time base values (BV) for 24 yet-to-be delivered aircraft (the “Aircraft”). The Aircraft include 10 A321-231S, three 737-800Ws, three 787-8s, one 787-9 and seven Embraer ERJ 175LRs. Our opinion of the values is included in the attached Figure 1 along with the identification of each aircraft by manufacturer’s serial number, registration, date of manufacture, engine model and maximum takeoff weight. We did not make maintenance adjustments to the yet-to-be delivered aircraft as they are new enough not to accumulate any maintenance time.

For comparison purposes it is the convention to assign “half-time” values to aircraft, which represent the value of an aircraft that is halfway between the expensive major maintenance events. The adjustments are based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check, time remaining to landing gear overhaul, time remaining to APU overhaul, time since heavy shop visit on the engines and for the life remaining on engine life limited parts. In this case the values are “full-time” which assumes that all checks and overhauls have maximum time remaining.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of base value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

MARKET DISCUSSION & METHODOLOGY

For a newly delivered aircraft one can argue that, almost by definition, the base value is approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value.

American Airlines, Inc.

December 29, 2016

For the new or yet-to-be delivered aircraft we do not know the prices of the aircraft. We do know the average list prices which are as follows:

A321-200S	$114.90 Mil.
737-800	$96.00 Mil.
787-8	$224.60 Mil.
787-9	$264.60 Mil.
ERJ 175	$44.40 Mil

We know that nobody pays list price. Discounts of 40 to 50 percent often are given, especially to airlines that place large orders. Because of appraisals we have conducted, we are sometimes aware of new prices and occasionally our clients may share a new price if we can assure them that it will be kept confidential.

Based on this we concluded the “full-time, full-life” base value for each of these models is as follows:

A321-231S	$55.30 Mil. - $55.45 Mil.
737-800W	$49.05 Mil. - $49.30 Mil.
787-8	$119.40 Mil. - $119.60 Mil.
787-9	$142.75 Mil.
ERJ 175LR	$28.70 Mil. - $28.80 Mil.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records; but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with, accident damage has not been incurred that would affect market values, and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed, unless otherwise stated, that the Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

American Airlines, Inc.

December 29, 2016

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,

BK ASSOCIATES, INC.

David Griffin	John F. Keitz
Assistant Vice President	President
ISTAT Senior Certified Appraiser And Appraiser Fellow
DG/kf
Attachment

Figure 1

AMERICAN AIRLINES, INC.

2017-1 EETC

PORTFOLIO

ITEM	ACFT TYPE	REGISTRATION	SERIAL NUMBER	DOM	ENGINE	MTOW ( LBS )	FT BV ( $ MIL )
1	A321-231S	N997AA	7349	Jan-17	V2533-A5	206,100	55.30
2	A321-231S	N998AN	7509	Jan-17	V2533-A5	206,100	55.30
3	A321-231S	N930AU	7539	Feb-17	V2533-A5	206,100	55.30
4	A321-231S	N931AM	7541	Feb-17	V2533-A5	206,100	55.30
5	A321-231S	N932AM	7419	Mar-17	V2533-A5	206,100	55.30
6	A321-231S	N933AM	7564	Mar-17	V2533-A5	206,100	55.30
7	A321-231S	N900UW	7617	Apr-17	V2533-A5	206,100	55.45
8	A321-231S	N901AA	7636	Apr-17	V2533-A5	206,100	55.45
9	A321-231S	N934AA	7500	Apr-17	V2533-A5	206,100	55.45
10	A321-231S	N903AA	7566	May-17	V2533-A5	206,100	55.45
11	B737-800W	N316PF	31262	Mar-17	CFM56-7B26E	158,500	49.05
12	B737-800W	N317PG	33344	Apr-17	CFM56-7B26E	158,500	49.30
13	B737-800W	N335PH	31265	May-17	CFM56-7B26E	158,500	49.30
14	B787-8	N817AN	40635	Feb-17	GEnx-1B70	502,500	119.40
15	B787-8	N818AL	40636	Mar-17	GEnx-1B70	502,500	119.40
16	B787-8	N819AN	40637	Apr-17	GEnx-1B70	502,500	119.60
17	B787-9	N825AA	40644	Jan-17	GEnx-1B74175	553,000	142.75
18	E175	N248NN	17000630	Feb-17	CF34-8E5	85,517	28.70
19	E175	N249NN	17000634	Mar-17	CF34-8E5	85,517	28.70
20	E175	N250NN	17000635	Mar-17	CF34-8E5	85,517	28.70
21	E175	N251NN	17000641	Apr-17	CF34-8E5	85,517	28.80
22	E175	N252NN	17000642	Apr-17	CF34-8E5	85,517	28.80
23	E175	N253NN	17000649	May-17	CF34-8E5	85,517	28.80
24	E175	N254NN	17000650	May-17	CF34-8E5	85,517	28.80

Note: “S” denotes sharklets, the 737-800 aircraft have winglets.

Desktop Appraisal of:

Twenty-four (24) Various Aircraft

Client:

American Airlines, Inc.

Date:

December 29, 2016

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel: +1 703 276 3200

Fax: +1 703 276 3201

International – Hong Kong H.K.

62/F & 66/F, The Center

99 Queens Road, Central

Hong Kong

Hong Kong

Tel: +852 2824 8414

Fax: +852 3965 3222

International – United Kingdom Tel: +1 703 956 0224

I. Introduction and Executive Summary

Table of Contents:

I.	Introduction and Executive Summary	Page 1
II.	Definitions	Page 2
III.	Current Market Conditions	Page 3
IV.	Valuation	Page 27
V.	Covenants	Page 30

Morten Beyer & Agnew (“mba”) has been retained by American Airlines, Inc. (the “Client”) to provide a Desktop Appraisal to determine the Base Values at Delivery of twenty-four (24) various aircraft (collectively “Subject Aircraft”), as of December 2016. The Subject Aircraft are fully identified in Section IV of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its semiannual publications redbook—Jet Transport PLUS, October 2016 and redbook—Regional, October 2016.

Based on the information set forth in this Report, it is mba’s opinion that the total Base Value at Delivery of the Subject Aircraft in this portfolio is as follows and as set forth in Section IV.

Base Value at Delivery (US$)
Twenty-four (24) Aircraft Total	$1,407,690,000

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

American Airlines, Inc. Job File #16176 Page 2 of 30

II. Definitions

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 20 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba employs five ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America, Europe, and Asia.

mba publishes the semiannual publication redbook, a two-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

American Airlines, Inc. Job File #16176 Page 3 of 30

III. Current Market Conditions

General Market Observation 4th Quarter 2016

An essential consideration in any appraisal are market conditions at the time the valuation is rendered. This section defines market conditions, including general market commentary, major factors currently influencing aircraft values, as well as mba’s view of the current market situation for each aircraft type examined in this valuation.

Passenger Traffic

Passenger demand and jet fuel prices are two of the most significant factors influencing commercial transport aircraft values. Additional considerations that drive values of a specific aircraft type and model include: age, number of operators, regional distribution, total number in use, production status, and order backlog, among others. Over the years, passenger demand has demonstrated a strong correlation with gross domestic product (“GDP”). As presented in the following chart, this correlation also extends to orders for new aircraft.

Source: iata.org; AerData; worldbank.org

Underlying all of this is the historical and future predicted passenger growth of 5.0% per year by manufacturers and government agencies, which exceeds short-term World Bank global GDP predictions. Global GDP growth slowed to 2.5% in 2015, and is expected to recover at a slower pace than previously envisioned. In January 2016, The World Bank projected growth at 2.9%, however, in June 2016, their projections were lowered

American Airlines, Inc. Job File #16176 Page 4 of 30

to 2.4%. The World Bank attributed this to the weak performance of major emerging markets, mainly attributed to slow growth and recessions in BRIC (Brazil, Russia, India, China) nations, as well as lower commodity prices and lagging global trade impacting the overall growth of the global economy. The International Monetary Fund (“IMF”) is slightly more optimistic than The World Bank, forecasting a growth rate of 3.2%. However, the IMF stated in April 2016 that the recessions in Russia and Brazil were deeper and longer than the agency predicted which, when combined with its concerns over Chinese industrial outputs, caused a relatively low world GDP growth rate.

The International Air Transport Association (“IATA”) reports that the year-on-year (“YoY”) growth of industry-wide revenue passenger kilometers (“RPKs”) slowed to 4.6% in August 2016, from 6.4% YoY growth in July. While growth was slower in August than July, overall 2016 RPKs have grown at an average rate, if examining the trends over the past decade. Load factors decreased by 0.1% in in August, affirming the trend that load factors have been stable at around 80.0% over the past six months. IATA attributes this to airlines slowing their capacity growth and lowering fares.

The Middle East region leads the pack with YoY international RPK growth at 10.3%. Meanwhile, international RPK growth of African operators slowed considerably, falling to 1.8% YoY in August 2016, compared to 7.4% in July 2016. In North America, carriers have been experiencing a downward trend in international traffic since this time last year, growing at a rate of only 1.8%, likely due to focus shifting towards the robust and competitive domestic market environment.

American Airlines, Inc. Job File #16176 Page 5 of 30

In Asia Pacific and Latin America, YoY RPKs increased at 5.6% and 6.7%, respectively. Both regions have witnessed some retraction in their growth in recent months, with seasonally adjusted RPKs dropping since the start 2016. Brazil and Russia continue to be hit hard by recessions. Domestic passenger traffic in Russia continues to fall, and the country recorded a 2.7% domestic RPK retraction in August 2016. The Brazilian domestic market has been hit even harder, with RPKs declining 6.3% YoY in August 2016. Brazil, as a major exporter of crude oil, has been sorely hurt by the decline in oil prices and is also coping with a Zika virus outbreak and continued political uncertainty. Hopes that the 2016 Summer Olympics in Rio de Janeiro would lead to an increase in air travel to and from Brazil during the August games went unanswered, and Brazilian international and domestic RPKs continued to decline.

Source: iata.org August 2016

Freighter Traffic

According to IATA, industry-wide freight capacity increased by 4.1% YoY in August, which was the slowest pace in two years, and freight tonne kilometer (“FTK”) growth slowed to 3.5% YoY in August, down from 4.4% in July. Although these numbers may not initially inspire optimism, certain regions like Europe and North America are outperforming previous years, with growth and outlook for the regions improving. International FTKs for European carriers grew by 5.7% in August, the highest of any region. However, the overall market FTK growth is being constrained by Latin America, with FTKs contracting by 4.1%. All other regions experienced positive growth, ranging from 1.8% in the Middle East to 4.6% in North America. The slow recovery of the freighter market has kept aircraft values for large widebody freighters suppressed for seven years now. A significant number of air freight operators were forced to shrink, or go out of business, resulting in a capacity reduction of freight only service. Despite the reduced capacity of mainly large widebody freighters, there was an increase of belly freight on passenger flights, which continue to offer an excess of supply in the market. The increase of widebody aircraft in the market has opened additional competition in the air freight market as operators are able to offer cheaper rates on routes already being flown by revenue passengers. By mid-2016, prices for global freight had dropped by over 15.0% compared to 2015, and operators have begun to seek alternative methods to turn air freight profitable again.

American Airlines, Inc. Job File #16176 Page 6 of 30

Commercial Aircraft Orders

As of September 30, 2016, Airbus has booked 556 net orders in 2016, while Boeing booked 4601. The variance between the two manufacturers can in part be attributed to Airbus’ advantage in widebody orders. In 2016, Airbus had booked 90 passenger widebody orders to Boeing’s 33, as of September 30, 2016. Driving Airbus’ widebody orders are the A330 and the A350. China Eastern Airlines placed an order for 20 A350-900s in April 2016, while Garuda Indonesia placed an order for 14 A330-900neos in January. On the narrowbody front, Airbus’ largest order came from AirAsia, which ordered 100 A321neos in August. Boeing countered with an order for 100 737 MAXs from VietJet.

Through the end of November 2016, Airbus delivered 577 aircraft, while Boeing delivered 681 aircraft. The manufacturers’ current order rates are approximately 62 aircraft and 51 aircraft per month for Airbus and Boeing, respectively, while delivery rates are approximately 52 aircraft and 62 aircraft per month, respectively. Boeing’s higher delivery rate is likely attributable to the 787 ramping up to 12 aircraft per month in 2016 and the 777 maintaining its 8.3 aircraft per month rate. While Boeing plans to slow 777 production to seven per month in 2017, and the 747 to 0.5 per month throughout 2016, Boeing’s annual deliveries are expected to remain high, as 787 and 737 MAX production lines increase output. Airbus’ A350 assembly line is still only producing an average of two aircraft per month, but is planning to increase to five per month in late 2016, with a goal of ultimately producing ten per month by 2018. In addition to the lower production rate for the A350, as compared to the 787, Airbus decreased A330 production to six aircraft per month in 2016, but will bring the rates back up to seven per month in 2017. In addition, the A320 line will be increasing to 60 per month by mid-2019, compared to Boeing’s 57 per month for 737s it is aiming for by the same time.

[1]	Boeing secured an additional 112 orders as of October 12, 2016.

American Airlines, Inc. Job File #16176 Page 7 of 30

With new technology being developed, and orders for new aircraft programs growing, it is important to be cognizant of the market value impacts on current generation aircraft. In order to avoid a gap in production, OEMs have to sell enough current technology aircraft to keep the production line moving and supply chain steady so as to be ready to ramp up production rates for the re-engined aircraft. While Airbus and Boeing were able to capitalize on the high demand for narrowbody aircraft, fully booking production slots for A320ceo and 737NG aircraft quickly, other production lines have taken longer to fill. For Airbus and Embraer it is keeping the A330 and E-Jet lines running until the neo and E2 models enter the market in late 2017 and 2018. Boeing has a longer production line to fill with the 777, and will have to stretch orders until at least 2020, when the new 777X is due to enter service. It should be noted, though, that most OEMs prefer to have current technology aircraft overlap new technology by a year or two to keep the production line and supply chain stable during the transition. Compounding the pressure for OEMs to fill the production line, are the values for last off-the-line aircraft, which tend to have steeper residual value curves and shorter economic lives, causing the desirability of the aircraft to weaken.

Source: OEM data as of June 2016

Engine OEMs face a related but dissimilar dilemma when faced with the challenge of boosting their assembly lines in order to meet the demand for the new technology aircraft. Pratt & Whitney’s Geared Turbo Fan (“GTF”) engine will be fitted on Airbus’ A320neo family, Embraer’s E2 family, Mitsubishi’s MRJ-90, Bombardier’s CSeries, and Irkut’s MC-21 aircraft, all delivering before the end of the decade, and stand with a backlog as of June 2016 at 2,248 aircraft or 4,496 new technology engines, not including options or spares. Even more impressive is CFM International’s LEAP engine, which will be delivered on the A320neo family, Boeing’s 737 MAX, and Comac’s C919, with an order book of 4,757 aircraft or 9,514 new technology engines as of June 2016. In the new technology widebody aircraft category, the engine manufacturers have smaller order books, though remain at record highs for the asset class. GE Aviation’s GEnx and GE9x engines currently found on Boeing’s 787, 747-8I/-8F, and 777X aircraft, have a firm backlog, exclusive of spares and options, at 656

American Airlines, Inc. Job File #16176 Page 8 of 30

aircraft, or 1,352 engines, as of June 2016. Rolls - Royce, fitted on Airbus’ A350 and A330neo, and Boeing’s 787, has a firm backlog of 1,122 aircraft, or 2,244 engines, as of June 2016. As competition for the majority of the market share increases between the airframe manufacturers, engine manufacturers are being heavily relied upon to develop better efficiencies, in both fuel burn and performance. With nearly half of the new generation aircraft being marketed as re-engined, airframe OEMs are relying on the engine OEM’s ability to deliver better products to the market faster than would be possible with clean sheet replacements.

Oil Prices

Oil prices fell to approximately US$36.00 per barrel by the end of Q4 2015 but have since seen a gradual increase, reaching approximately US$48.00 per barrel at the beginning October 2016. The longer oil price remains low, the more questions arise about its sustainability. Oil-price.net offers the opinion that the supply-demand balance will favor a lower plateau due to continued production for the major oil supplies and a reduction in demand worldwide. However, on September 28, 2016, OPEC announced it had agreed to cut oil supply to between 32.5 million barrels per day (“bpd”) and 33.0 million bpd in order to prop-up prices. Despite this announcement, oil production has continued to rise in September, and OPEC countries pumped 33.39 million bpd in September, which points to a larger oil surplus in 2017.

Source: Energy Information Agency, www.eia.gov

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The lifting of the embargo on Iranian oil has yet to have a significant effect on oil prices. Iran’s efforts to become a major crude-oil exporter have not taken off as many expected. In August 2016, Iran was pumping 3.85 million bpd, far short of the 4 million bpd goal set by Iran’s oil minister, and Iran’s oil exports fell short of expectations by 200,000 bpd. It remains to be seen if Iranian oil will have any significant impact on global oil prices.

Low oil prices have resulted in airlines extending use of older aircraft, as operating economics are profitable. The secondary aircraft market is also rebounding for the same reason, which has benefited those airlines not able to purchase new fleets. This has led to a slight firming of market values for aging aircraft with out-of-production programs, and four-engine aircraft in particular. While low fuel costs provide more flexibility to airlines who have the option to operate older jets longer, the same could deter airlines from investing in newer, more fuel-efficient models. This scenario has led to cost saving benefits of the newer models becoming less of a draw, and the marketed 10.0%-15.0% fuel burn improvement offering less cash savings per trip. In mba’s opinion, this resulted in slightly lower than anticipated premiums for some current generation and new technology aircraft.

Since the beginning of 2016, the price of oil has steadily increased, driving the thought that Energy Information Administration’s (“EIA”) prediction of US$60.00/barrel by the end of 2017 as a possibility. Though pricing would need to be near or above US$100.00/barrel for oil prices to have a significant negative impact on the financial performance of airlines, the increase could be enough to incentivize airlines to park older models and source newer technology. However, regardless of the price of oil, as mentioned above, the demand for new and more fuel-efficient aircraft is still relevant as orders for aircraft continue to be placed, with order books being filled through the middle of the next decade.

Global Events’ Impact on Aviation

Beyond macroeconomic factors, aviation can be heavily influenced by regional economic, political, and risk-related factors. After a stable market in the beginning of 2015, the remainder of 2015 and into 2016, showed increased uncertainty. Markets in China have seen significant declines in growth, with the stock market decreasing precipitously in mid-2015 and tumbling 22.6% in January 2016, marking the country’s worst month since October 2008. The Chinese government intervened in both cases, pumping significant amounts of money into the economy and implementing price limits on its exchange, to avoid further downward market movement. Instability in a major aviation market and the world’s fastest growing economy has caused some uncertainty over short-term growth potential.

U.S. markets started the year in a rout, with investors nervous about the Chinese economy and U.S. corporate earnings, however, encouraging jobs data and increasing oil prices have facilitated a Wall Street rebound. Although the S&P 500 is currently below its record highs in July 2016, as of October 2016, the S&P 500 has grown by a relatively healthy 4.79%. In an effort to sedate the market, the Federal Reserve Board went against predications and waited to raise interest rates until December 2015 and then again in 2016 with an increase in expected interest rate hikes for 2017. Increased interest rates could boost investor confidence and, in combination with continued lower fuel prices, passenger traffic could in turn receive a bump. In addition, the US dollar has strengthened in the past months as currency traders choose preference for the dollar over the British Pound and the Euro. While this could damage American exports, as global consumers may not be willing to pay the increased cost of American goods, a strong dollar may increase domestic and international air travel within and from the U.S., which is one of the largest aviation markets in the world.

Asian economies continue to struggle. With Asia being the fastest-growing region in overall passenger traffic and aircraft orders, there is some concern that aircraft orders could be pushed back or cancelled. The passenger traffic growth in Asia is mainly down to the emerging markets with Asian Low-Cost Carriers (“LCCs”) being big drivers of the aircraft orders. Vietnam’s LCC, Vietjet, is taking delivery of an aircraft every

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month in 2016 and, like many airlines in the region, there is a reasonable amount of doubt around the company’s cash-flow. This could also be the case for countries such as Malaysia and Indonesia, which host AirAsia, an LCC with over 400 aircraft on order, but only 175 in service, and LionAir which has over 450 orders and only a few over 100 aircraft in service. These airlines, with large order books and high anticipated growth, could be struck particularly hard if their currencies continue to weaken. In addition, cancellation of such large order books could severely impact Boeing’s and Airbus’ production lines and potentially aircraft values if an oversupply occurs. However, Asia’s passenger traffic is expected to continue growing at strong rates, driving the demand and need for additional aircraft in the region, with a particular emphasis on narrowbody aircraft.

Latin America is not exempt from financial challenges, with Brazilian and Venezuelan economies struggling in particular. The region as a whole is besieged with a lack of infrastructure development and inhibitive taxes and regulations all of which are slowing the growth of the region. But even though the short-term economic outlook is challenging for Latin America, the long-term prospects for the region are more promising with airline fleet growth and passenger traffic on the rise.

Great Britain’s vote to exit from the European Union (“EU”) on June 23, 2016 is causing a considerable amount of uncertainty in the market and will continue to do so until the precise details of the exit are fully resolved. No formal mechanisms exist to guide a country’s exit from the EU once it invokes Article 50, which begins the exit process. It could be over two years for the United Kingdom (“UK”) and EU to agree on all aspects of the “Brexit,” and as there are both regulatory and economic impacts, with the sterling exchange rate being the factor causing the most immediate variability, it would be beneficial for deals to be struck sooner rather than later.

The British Government led by Theresa May recently indicated preferences for a “hard Brexit” which would force the UK to operate under WTO rules, potentially grievously harming its economy until trade agreements are signed. If the British Government fails to negotiate freedom of movement between Europe and the UK, demand for air travel between mainland Europe and the UK will fall, as bilateral agreements between the EU and other foreign entities may no longer apply to the UK, a huge aviation market and home to London Heathrow Airport, one of the world’s largest airports. Ryanair is already reducing its operations in the UK, with the airline planning to cut capacity and frequency on many routes from London Stanstead Airport. The airline EasyJet has warned investors that it has already seen its costs for operating in the UK increase, and British Airways has begun to cut back on services and routes in response to lost revenues due to the weak British pound (“GBP”). Monarch Airlines was hit extremely hard by the GBP’s collapse, the impact of which cut profits by 30 million GBP. Monarch was saved by a 165 million GBP cash injection from its majority shareholder, Greybull Capital, only hours before its operating license expired. Monarch demonstrates the issues that UK based airlines will face in the coming years.

The impact of a stronger US dollar against the Euro and the British pound ranges between carrier and region. Like low oil prices, impacts from exchange rates are not immediate and are felt over time as currency hedges expire. If the US dollar remains stronger against other leading currencies, European airlines are likely to see lower load factors on routes to the U.S, with the opposite being true for American-based airlines. Airbus is likely to also see some benefit once their currency hedges expire in the next one to two years, as the OEM trades aircraft in US dollars, yet the majority of the production occurs in Euros and Sterling.

The overall picture of the global economy is marked by uncertainty. Concerns over the “Brexit” are still very much warranted, and recent terror attacks in France and the attempted coup in Turkey are causing economic volatility. However, passenger numbers continue to go up and new technology aircraft continue to maintain large backlogs. In terms of the commercial aviation market, mba’s outlook is cautiously optimistic. The industry as a whole is seeing a fair amount of volatility, with certain aircraft types within each asset class performing better than others, creating both opportunities and threats in the market for airlines, lessors, financiers, and manufacturers.

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A321-200 Current Market

The A321 is a stretched version of the A320 and consists of two variants, the A321-100 and the A321-200. Apart from its longer fuselage, the A321 also features a modified wing with double slotted flaps and a similar flight deck to the A319 and A320. The -200, which entered service in 1996, features higher thrust engines and greater fuel capacity as well as minor structural strengthening.

Overview

Positive

•	Largest member of highly successful A320 family.

•	Strong backlog.

•	Operator base is diverse by number of operators relative to fleet size.

•	Freighter conversion likely in future, once values make it economically feasible, providing downstream market for type.

•	Very low percentage of existing fleet currently parked.

•	Wider fuselage than main competitor allowing for slightly increased passenger comfort and better cargo capacity in lower hold.

Neutral

•	Engine choice is a positive factor for initial sales campaigns, but can limit remarketing opportunities downstream; this effect mitigated by sheer number of aircraft in fleet.

•	Introduction of A321neo variant delays a clean-sheet replacement, but will likely only affect values of last-off-the-line A321ceo aircraft.

Negative

•	Backlog going forward will favor A321neo, due to enter service in 2017.

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The A321-200 fleet has grown steadily over the past ten years, quadrupling in size. The A321-200 has also had a relatively low percentage of the existing fleet reported as parked. The chart below depicts A321-200 fleet development by year, as of January of each year.

Source: AerData 2016

Recent Developments

In November 2016, Iran air took delivery of one A321-200, the first of many Airbus aircraft the airline has on order. (aviator.aero)

In October 2016, Volaris (Mexico) added two A321-200s and plans to add four more throughout the fourth quarter of 2016. (aviator.aero)

In October 2016, China Eastern announced it is scheduled to take delivery of eleven A321-200s in 2017. (aviator.aero)

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Availability

According to Airfax, as of December 2016, there are eight A321-200 aircraft available for sale or lease, a relatively low number, representing less than 1.0% of the current fleet.

Source: Airfax December 2015—December 2016

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Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or its web based valuation service.

Source: mba FAV Jet Transport PLUS, 2nd Half 2016

Outlook

The short- to mid-term outlook for the A321-200 is positive for the period prior to the introduction of the A321neo, and throughout the end of its production run. The aircraft still has an order backlog (347 as of August 2016, according to airbus.com), and the A321-200 should benefit from the fact that the A321neo will be the last of the major A320 family variants to enter service, currently scheduled for 2017. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, as orders have been trending toward the larger variants over smaller siblings. The order book for the A321-200 remains robust, although how much of this is due to lack of availability of the neo variant remains unclear.

As with the A320-200, the mid- and long-term outlook will be shaped by the presumed success of the A321neo. While not a true clean-sheet replacement, the modified variant represents a break in production, and the last A321-200 aircraft manufactured will suffer the most from a value perspective. The A321neo has been very popular with operators and holds 1,310 orders or 27.2% of the neo backlog, with the A320neo being the most popular of the family, as of September 2016. The last-off-the-line also affects the A321 similar to the A320. Airbus originally announced the production rate would remain steady at 44 aircraft per month during the switch from the ceo to neo production line, therefore the last-off-the-line aircraft values may not be as heavily impacted. However, in March 2014, Airbus announced they were planning a production hike of A320 family aircraft.

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Boeing has announced it will be ramping up production for the competitor to the neo, the 737 MAX, from 42 currently to 47 per month in 2017, similar to when the NGs replaced the Classics. The last two years of production of the Classics depreciated in value at a significantly faster rate than earlier-build aircraft. The A321ceo is likely to face the same dilemma as 2017- and 2018-build A320ceo, though Airbus claims keeping a steady production rate should help keep values stable.

While the earlier version of Boeing’s 737-900 saw very limited success in the market, the 737-900ER of late has proven to be a strong competitor to the A321 aircraft, particularly in light of the end of production of the 757. While Boeing will surely continue to offer successful competitor aircraft to the A321-200, the narrowbody market has been able to accommodate fleets of both types, and mba is of the opinion that this will continue into the future.

Boeing 737-800 Current Market

The 737-800 entered service with Hapag-Lloyd Flug (TUIfly) in 1998. It is a stretched version of the 737-700 and a replacement for the 737-400 Classic. Many carriers in the United States also utilized the aircraft to replace Boeing 727-200, as well as MD-80 and MD-90 aircraft. The aircraft operates with sole-source CFM56-7B engines.

Overview

Positive

•	Most popular member of highly successful 737NG family.

•	Large operator base is geographically diverse, by number and type of operators.

•	Very low percentage of existing fleet currently parked.

•	Sole source engines ease remarketing to secondary operators.

Neutral

•	Based on demand for conversions of its predecessor the 737-400, it is likely to become a successful freighter conversion; however, the competing A320 may provide better freighter platform and may beat 737-800 to market with conversion options.

Negative

•	Backlog favoring 737 MAX, due to enter service in 2017.

•	Introduction of 737 MAX variant delays clean sheet replacement, but will affect values of the 737- 800 aircraft in the long term.

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The 737-800 fleet has grown rapidly over the past ten years, with the number of active aircraft more than quadrupling during the period. The 737-800 has also had an extremely low percentage of the existing fleet reported as parked during the same period, with the percentage of fleet parked peaking at 2.2% in 2009. The chart below depicts 737-800 fleet development by year, as of January of each year.

Source: AerData 2016

Recent Developments

In August 2016, Aeroflot added four 737-800s to its fleet, and phased out one older 737-800 (aviator.aero).

In August 2016, BOC Aviation (Singapore) placed six 737-800s with China Airlines (Taiwan) (aviator.aero).

In July 2016, Air India Express added three 737-800 aircraft to its fleet, and is set to add three more by the end of 2016 (aviator.aero).

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Availability

According to Airfax, as of September 2016, there are 25 Boeing 737-800 available for sale or lease, amounting to approximately 0.6% of the total current fleet.

Source: Airfax September 2015 - September 2016

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Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

Source: mba FAV Jet Transport PLUS, 2nd Half 2016

Outlook

The short- to mid-term outlook for the 737-800 is favorable prior to the 737 MAX variants entering service. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, particularly when compared to smaller aircraft, such as the 737-700 and A319, which have not been as successful. The order book for the 737-800 remains robust, with nearly 900 aircraft on backlog as of August 2016, even though many new orders being placed now favor the 737 MAX variant. The long-term outlook will be shaped by the presumed success of the 737 MAX. While not a true clean-sheet replacement, the modified variant represents a break in production and the last 737-800 manufactured will suffer the most from a value perspective. The MAX will offer a 15.0% fuel burn improvement over the current 737-800 aircraft as well as longer maintenance intervals for the C check, which is now every three years and the Heavy Check which is now every nine years. However, with fuel prices remaining low, the cost of ownership for the 737-800 over the 737 MAX 8 may help values remain stable in the mid-term.

In addition, freighter conversion programs from Aeronautical Engineers (AEI) and Boeing may help 737-800 values. As the market is saturated with the MAX, more NG’s will become feasible candidates for freighter conversion and presumably an ideal replacement for 727F, and eventually 737-300F and 737-400F aircraft. The first Boeing converted 737-800BCF will be delivered in the fourth quarter of 2017, just ahead of Airbus’ first delivered EFW A320P2F in 2018. Boeing’s 737-800BCF is due to carry 12 pallets and 23.9 tons of cargo

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2,000nm. Airbus’ A320P2F, being built in conjunction with ST Aerospace, will hold 11 pallets and 21 tons of cargo 2,100nm. Though the current market has strongly supported the 737-400F, there have been no Airbus equivalents competing with the type. Having two competing narrowbody freighters, under multiple STC’s, saturating the already fragile air freight market could have a detrimental impact to narrowbody freighter value stability, though they could also be easily absorbed in the right market conditions. Irrespective, Boeing’s larger cargo capacity and operator familliarity with previous generation 737 freighters will likely put the 737 freighter aircraft in the more optimal situation.

There is still demand for passenger narrowbody aircraft in the secondary market as well as from first tier carriers capitalizing on low fuel prices. While a large number of NG’s and ceos are due off lease in the early 2020s, in the past, the narrowbody market has been able to accommodate large fleets of both types and mba expects this will continue into the future.

Boeing 787-8 Current Market

The 787-8 was originally scheduled to perform its first flight in the second half of 2007, but was delayed until late 2009. After many well publicized delays, the aircraft was certified by both the U.S. Federal Aviation Administration (“FAA”) and the European Aviation Safety Agency (“EASA”) in August 2011, with the first aircraft being delivered to All Nippon Airways (“ANA”) in September of the same year. On January 17, 2013, a year and a half after the first delivery, the FAA, and subsequently EASA, issued an emergency Airworthiness Directive (AD) which grounded all 787-8 aircraft due to a battery issue experienced during both ANA and Japan Airlines (JAL) flights. By the end of April 2013, the FAA and EASA cleared the 787-8 to fly again with a number of successful battery tests.

Overview

Positive

•	Aircraft has become popular, receiving positive feedback from both current operators and passengers.

•	Production is now taking place in two facilities, increasing the output in order to meet demand.

•	Will accelerate the replacement of 767 aircraft in the market.

•	Reasonable backlog and order book.

•	Offers leading technology, including a single composite material fuselage and wings, health-monitoring systems allowing the airplane to self-monitor and report maintenance requirements to ground crew, and new GE and Rolls-Royce fuel efficient engines.

•	Composite fuselage is expected to mitigate the maintenance costs and corrosion issues over the life-span of the aircraft.

Neutral

•	Engine choice positive for initial sales campaigns, but can limit remarketing opportunities downstream; this effect is mitigated by the sheer number of aircraft in fleet.

Negative

•	Great deal of work being performed on early production models (all aircraft built prior to line number 66 require re-work). Delays and specification issues have plagued the program.

•	Demand for the 787-8 has decreased as more operators move towards the 787-9.

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Recent Developments

In November 2016, Royal Jordanian took delivery of one new 787-8. The airline retired its last two A330- 200s this month to make way for its new 787-8 aircraft. (aviator.aero)

In November 2016, Uzbekistan Airways took delivery of its second 787-8 aircraft. (aviator.aero)

Availability

According to Airfax, as of December 2016, there is one 787-8 aircraft available for sale or lease.

Source: Airfax December 2015—December 2016

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Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or its web based valuation service.

Source: mba FAV Jet Transport PLUS, 2nd Half 2016

Outlook

The newness of the 787-8 aircraft has affected the reliability and economic benefits alleged by Boeing as the aircraft went through upgrades and changes to meet operator’s expectations. Values of the first built models remain under scrutiny as significant changes in the aircraft have increased the aircraft’s current value. The production rate of the 787 family is currently 12 aircraft per month, increased from ten per month in June 2016 and seven per month in December 2013, and will take a number of years before the market is saturated enough to level the price impact. Values of aircraft off the production line, post number 66, are expected to remain stable in the short to medium term. The aircraft experienced cancellations during and after the grounding in 2013, but the value of the aircraft is not anticipated to be heavily impacted by the disruption to service or the modification to the lithium-ion battery.

Boeing 787-9 Current Market

The 787-9 is the second variant of the 787 family. Due to delays with the 787-8, the 787-9s original delivery date was pushed back by four years, from 2010 to 2014. Launch customer, Air New Zealand, received the first 787-9 in July 2014, however the first commercial passenger flight was performed by ANA in August 2014. The

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787-9 is six meters longer than the 787-8 and can carry 280 passengers in a typical three-class configuration. The aircraft also has a Maximum Take-Off Weight (“MTOW”) of 557,000lbs, more than 50,000lbs above the MTOW of the 787-8, providing the variant additional range capability.

Overview

Positive

•	Strong order book, with many orders converted from the 787-8 to the larger 787-9, showing operator enthusiasm for the mid-size variant of the family.

•	As with the 787-8, the 787-9 offers leading technology, including a single composite material fuselage and wings, health-monitoring systems allowing the aircraft to self-monitor and report maintenance requirements to the ground crew, and new GE and Rolls-Royce fuel efficient engines.

•	Composite fuselage is expected to mitigate the maintenance costs and corrosion issues over the lifespan of the aircraft.

Negative

•	Airbus launched the A330-800/900neo in July 2014, offering increased fuel efficiency at a lower price range than the 787 family.

Recent Developments

In June 2016, Emirates announced they are finalizing an order for either the A350-900 or the 787-9 (aviator.aero).

In May 2016, Norwegian signed an agreement with CIT Aerospace to lease two new 787-9s that will be delivered in the spring of 2018 (aviator.aero).

Availability

No aircraft were available for lease or sale as of December 2016.

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Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s Future Aircraft Value redbook publication or its web based valuation service.

Source: mba FAV Jet Transport PLUS, 2nd Half 2016

Outlook

After the delays and complications associated with the 787-8, the outlook for the 787-9 was uncertain. However, with positive feedback from the flight testing, launch operators, and continuous orders from customers, the 787-9 is expected to become the workhorse of the family. Many 787-8 orders have been converted to the larger 787-9 and with the additional seating capacity, range, fuel efficiencies, and growing order book, it is clear the variant will be a success. mba’s outlook for the 787-9 is positive with the expectation that values for the type will escalate as the aircraft continues to prove itself in the market.

Embraer E-175 Current Market

The E-175 is the larger variant in the E-170/175 family. The E-175 directly competes with the Bombardier CRJ-900. It also seeks to replace the market segment occupied by earlier competing designs, such as the BAe 146 and Fokker 70. The 170 and 175 are powered with GE CF34-8E engines of 14,200 pounds (62.28 kN) thrust each.

The Embraer 170 was the first version produced. The prototype was rolled out on October 29, 2001, with first flight 119 days later on February 19, 2002. The aircraft was displayed to the public in May 2002 at the

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Regional Airline Association convention. After a positive response from the airline community, Embraer launched the E-175. First flight of the stretched E-175 was on June 2003. The first E-175 was delivered to Air Canada and entered service in July 2005.

Embraer has developed several subsequent variants to the initial Embraer 175, including the higher MTOW Embraer 175LR and 175AR variants. While the Embraer 170 garnered more initial orders, after cancellations the Embraer 175 ended up with the larger net order book to date.

Overview

Positive

•	Sole-source engines ease remarketing to secondary operators.

•	Versatile aircraft that can be utilized in a number of applications including regional, main line, and low cost models.

•	Types have been replacing older, less fuel efficient models such as the Fokker 70/100 and BAe 146 and Avro series.

•	The aircraft’s popularity is displayed by a very small number available on the secondary market.

Negative

•	Demand for 70 seat market is declining.

•	The Embraer 175-E2 will replace the E-175 starting in 2018, which may cause demand for the E-175 to decline.

Recent Developments

In November 2016, Embraer signed a first sale for 24 E-175s with United Airlines which will be delivered in 2017. This order follows the cancelation of an order for 24 E-175s from Republic Airways Holdings. (aviator.aero)

In November 2016, S7 Airlines (Russia) placed an order for 17 regional jets with Embraer. The type was not announced, but it is expected the type will be revealed to be E-175s. (aviator.aero)

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Availability

According to Airfax, as of December 2016, there are five Embraer E-175 aircraft advertised as available for sale or lease.

Source: Airfax December 2015—December 2016

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Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or its web based valuation service.

Source: mba FAV Jet Transport PLUS, 2nd Half 2016

Outlook

The short- to medium-term outlook for the Embraer 175 indicates that values will remain stable despite the preference to upsize by many carriers; however the aircraft is likely to sustain its value, as it can accommodate from 78 to 88 seats with a 1,050nm maximum payload range. The Republic Airways Holdings bankruptcy, announced in February 2016 had little effect on 175 values as they were mostly retained by Republic Airways Holdings, the world’s largest operator of the type. However, values are likely to remain stable, as Republic has opted to keep the E-175 aircraft as core to their fleet plans. In September 2016, Republic reached a deal with American Airlines to continue flying its aircraft on American’s regional routes. Republic has also recently reached similar deals with Delta and United, making it likely the airline will come out bankruptcy near full strength.

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IV. Valuation

In developing the Values of the Subject Aircraft in this portfolio, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base and Market Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

11.	Aircraft that are less than two years old have inherent maintenance included, and are therefore not maintenance adjusted.

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Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Operator

1	A321-231	7349	N997AA	17-Jan	206,100	V2533-A5	American Airlines

2	A321-231	7509	N998AN	17-Jan	206,100	V2533-A5	American Airlines

3	A321-231	7539	N930AU	17-Feb	206,100	V2533-A5	American Airlines

4	A321-231	7541	N931AM	17-Feb	206,100	V2533-A5	American Airlines

5	A321-231	7419	N932AM	17-Mar	206,100	V2533-A5	American Airlines

6	A321-231	7564	N933AM	17-Mar	206,100	V2533-A5	American Airlines

7	A321-231	7617	N900UW	17-Apr	206,100	V2533-A5	American Airlines

8	A321-231	7636	N901AA	17-Apr	206,100	V2533-A5	American Airlines

9	A321-231	7500	N934AA	17-Apr	206,100	V2533-A5	American Airlines

10	A321-231	7566	N903AA	17-May	206,100	V2533-A5	American Airlines

11	737-800	31262	N316PF	17-Mar	158,500	CFM56-7B	American Airlines

12	737-800	33344	N317PG	17-Apr	158,500	CFM56-7B	American Airlines

13	737-800	31265	N335PH	17-May	158,500	CFM56-7B	American Airlines

14	787-8	40635	N817AN	17-Feb	502,500	GEnx-1B70	American Airlines

15	787-8	40636	N818AL	17-Mar	502,500	GEnx-1B70	American Airlines

16	787-8	40637	N819AN	17-Apr	502,500	GEnx-1B70	American Airlines

17	787-9	40644	N825AA	17-Jan	553,000	GEnx-1B74/75	American Airlines

18	E175	17000630	N248NN	17-Feb	85,517	CF34-8E5	American Airlines

19	E175	17000634	N249NN	17-Mar	85,517	CF34-8E5	American Airlines

20	E175	17000635	N250NN	17-Mar	85,517	CF34-8E5	American Airlines

21	E175	17000641	N251NN	17-Apr	85,517	CF34-8E5	American Airlines

22	E175	17000642	N252NN	17-Apr	85,517	CF34-8E5	American Airlines

23	E175	17000649	N253NN	17-May	85,517	CF34-8E5	American Airlines

24	E175	17000650	N254NN	17-May	85,517	CF34-8E5	American Airlines

American Airlines, Inc. Job File #16176 Page 29 of 30

Portfolio Valuations (US$ Million)
No.	Aircraft Type	Serial Number	BV w/Newness	MTOW Adj.	Winglet Adj.	Engine Adj.	IFE Adj.	ACT Adj.	BV at Delivery

1	A321-231	7349	$53.91	$0.49	$0.00	$0.60	$0.00	$0.00	$55.00

2	A321-231	7509	$53.91	$0.49	$0.00	$0.60	$0.00	$0.00	$55.00

3	A321-231	7539	$53.96	$0.49	$0.00	$0.60	$0.00	$0.00	$55.05

4	A321-231	7541	$53.96	$0.49	$0.00	$0.60	$0.00	$0.00	$55.05

5	A321-231	7419	$54.00	$0.49	$0.00	$0.60	$0.00	$0.00	$55.09

6	A321-231	7564	$54.00	$0.49	$0.00	$0.60	$0.00	$0.00	$55.09

7	A321-231	7617	$54.05	$0.49	$0.00	$0.60	$0.00	$0.00	$55.14

8	A321-231	7636	$54.05	$0.49	$0.00	$0.60	$0.00	$0.00	$55.14

9	A321-231	7500	$54.05	$0.49	$0.00	$0.60	$0.00	$0.00	$55.14

10	A321-231	7566	$54.09	$0.49	$0.00	$0.60	$0.00	$0.00	$55.18

11	737-800	31262	$48.86	($0.99)	$0.00	$0.00	$0.00	$0.00	$47.87

12	737-800	33344	$48.90	($0.99)	$0.00	$0.00	$0.00	$0.00	$47.91

13	737-800	31265	$48.94	($0.99)	$0.00	$0.00	$0.00	$0.00	$47.95

14	787-8	40635	$121.10	$0.00	$0.00	$0.00	$0.00	$0.00	$121.10

15	787-8	40636	$121.20	$0.00	$0.00	$0.00	$0.00	$0.00	$121.20

16	787-8	40637	$121.30	$0.00	$0.00	$0.00	$0.00	$0.00	$121.30

17	787-9	40644	$137.56	($0.25)	$0.00	$0.00	$0.00	$0.00	$137.31

18	E175	17000630	$30.13	$0.14	$0.00	$0.00	$0.00	$0.00	$30.27

19	E175	17000634	$30.15	$0.14	$0.00	$0.00	$0.00	$0.00	$30.29

20	E175	17000635	$30.15	$0.14	$0.00	$0.00	$0.00	$0.00	$30.29

21	E175	17000641	$30.18	$0.14	$0.00	$0.00	$0.00	$0.00	$30.32

22	E175	17000642	$30.18	$0.14	$0.00	$0.00	$0.00	$0.00	$30.32

23	E175	17000649	$30.20	$0.14	$0.00	$0.00	$0.00	$0.00	$30.34

24	E175	17000650	$30.20	$0.14	$0.00	$0.00	$0.00	$0.00	$30.34

Total			$1,399.03	$2.66	$0.00	$6.00	$0.00	$0.00	$1,407.69

Legend for Portfolio Valuation –

BV /w Newness -	Base Value adjusted for Month of Build
MTOW Adj. -	Maximum Take-Off Weight Adjustment
Winglet Adj. -	Adjustment for Winglet Configuration
Engine Adj. -	Adjustment for Engine Type
IFE Adj. -	Adjustment for In-Flight Entertainment
ACT Adj. -	Adjustment for Auxiliary Center Tanks
BV at Delivery -	Base Value at Delivery

American Airlines, Inc. Job File #16176 Page 30 of 30

V. Covenants

This Report has been prepared for the exclusive use of American Airlines, Inc. and shall not be provided to other parties by mba without the express consent of American Airlines, Inc. mba certifies that this Report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft or similar aircraft and engines. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by American Airlines, Inc. or any other party with regard to the Subject Aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Alex Cosaro

Analyst – Asset Valuations

Morten Beyer & Agnew

December 29, 2016

REVIEWED BY:

Sarah A. Smith

Senior Analyst – Asset Valuations

Morten Beyer & Agnew

ISTAT Certified Appraiser

APPENDIX III—SUMMARY OF APPRAISED VALUES

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Delivery Month	Appraiser’s Valuations	Appraiser’s Valuations	Appraiser’s Valuations
				AISI	BK	mba
				Base Value	Base Value	Base Value
Airbus A321-231S	N997AA	7349	January 2017	$55,090,000	$55,300,000	$55,000,000
Airbus A321-231S	N998AN	7509	January 2017	55,090,000	55,300,000	55,000,000
Airbus A321-231S	N930AU	7539	February 2017	55,190,000	55,300,000	55,050,000
Airbus A321-231S	N931AM	7541	February 2017	55,190,000	55,300,000	55,050,000
Airbus A321-231S	N932AM	7419	March 2017	55,280,000	55,300,000	55,090,000
Airbus A321-231S	N933AM	7564	March 2017	55,280,000	55,300,000	55,090,000
Airbus A321-231S	N900UW	7617	April 2017	55,370,000	55,450,000	55,140,000
Airbus A321-231S	N901AA	7636	April 2017	55,370,000	55,450,000	55,140,000
Airbus A321-231S	N934AA	7500	April 2017	55,370,000	55,450,000	55,140,000
Airbus A321-231S	N903AA	7566	May 2017	55,460,000	55,450,000	55,180,000
Boeing 737-800	N316PF	31262	March 2017	49,810,000	49,050,000	47,870,000
Boeing 737-800	N317PG	33344	April 2017	49,900,000	49,300,000	47,910,000
Boeing 737-800	N335PH	31265	May 2017	49,980,000	49,300,000	47,950,000
Boeing 787-8	N817AN	40635	February 2017	121,950,000	119,400,000	121,100,000
Boeing 787-8	N818AL	40636	March 2017	122,150,000	119,400,000	121,200,000
Boeing 787-8	N819AN	40637	April 2017	122,350,000	119,600,000	121,300,000
Boeing 787-9	N825AA	40644	January 2017	143,140,000	142,750,000	137,310,000
Embraer ERJ 175 LR	N248NN	17000630	February 2017	30,610,000	28,700,000	30,270,000
Embraer ERJ 175 LR	N249NN	17000634	March 2017	30,660,000	28,700,000	30,290,000
Embraer ERJ 175 LR	N250NN	17000635	March 2017	30,660,000	28,700,000	30,290,000
Embraer ERJ 175 LR	N251NN	17000641	April 2017	30,710,000	28,800,000	30,320,000
Embraer ERJ 175 LR	N252NN	17000642	April 2017	30,710,000	28,800,000	30,320,000
Embraer ERJ 175 LR	N253NN	17000649	May 2017	30,760,000	28,800,000	30,340,000
Embraer ERJ 175 LR	N254NN	17000650	May 2017	30,760,000	28,800,000	30,340,000
Total				$1,426,840,000	$1,403,700,000	$1,407,690,000

III-1

APPENDIX IV—LOAN TO VALUE RATIO TABLES

The following tables set forth the loan to Aircraft value ratios for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued in respect of each Aircraft that may be financed pursuant to this offering (i) at issuance and as of August 15, 2017, assuming such Aircraft has been subjected to the related Indenture and each Trust has purchased the applicable Equipment Notes as of August 15, 2017 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and (ii) as of each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, and, in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture determined, in each case, immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

A. Airbus A321-231S

N997AA

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$55,090,000.00	$20,934,000.00	38.0%	$9,696,000.00	55.6%	$7,713,000.00	69.6%
August 15, 2017	54,263,650.00	20,934,000.00	38.6%	9,696,000.00	56.4%	7,713,000.00	70.7%
February 15, 2018	53,437,300.00	20,117,574.00	37.6%	9,317,856.00	55.1%	7,202,013.75	68.6%
August 15, 2018	52,610,950.00	19,337,782.50	36.8%	8,956,680.00	53.8%	6,768,157.50	66.6%
February 15, 2019	51,784,600.00	18,840,600.00	36.4%	8,726,400.00	53.2%	6,419,144.25	65.6%
August 15, 2019	50,958,250.00	18,343,417.50	36.0%	8,496,120.00	52.7%	6,070,131.00	64.6%
February 15, 2020	50,131,900.00	17,846,235.00	35.6%	8,265,840.00	52.1%	5,721,117.75	63.5%
August 15, 2020	49,305,550.00	17,349,052.50	35.2%	8,035,560.00	51.5%	5,372,104.50	62.4%
February 15, 2021	48,479,200.00	16,851,870.00	34.8%	7,805,280.00	50.9%	5,023,091.25	61.2%
August 15, 2021	47,652,850.00	16,354,687.50	34.3%	7,575,000.00	50.2%	4,674,078.00	60.0%
February 15, 2022	46,826,500.00	15,857,505.00	33.9%	7,344,720.00	49.5%	4,325,064.75	58.8%
August 15, 2022	46,000,150.00	15,360,322.50	33.4%	7,114,440.00	48.9%	3,976,051.50	57.5%
February 15, 2023	45,173,800.00	14,863,140.00	32.9%	6,884,160.00	48.1%	3,627,038.25	56.2%
August 15, 2023	44,347,450.00	14,365,957.50	32.4%	6,653,880.00	47.4%	3,278,025.00	54.8%
February 15, 2024	43,521,100.00	13,868,775.00	31.9%	6,423,600.00	46.6%	2,929,011.75	53.4%
August 15, 2024	42,694,750.00	13,371,592.50	31.3%	6,193,320.00	45.8%	2,579,998.50	51.9%
February 15, 2025	41,868,400.00	12,874,410.00	30.7%	5,963,040.00	45.0%	—	0.0%
August 15, 2025	41,042,050.00	12,377,227.50	30.2%	5,732,760.00	44.1%	—	0.0%
February 15, 2026	40,215,700.00	11,880,045.00	29.5%	5,502,480.00	43.2%	—	0.0%
August 15, 2026	39,389,350.00	11,382,862.50	28.9%	5,272,200.00	42.3%	—	0.0%
February 15, 2027	38,563,000.00	10,885,680.00	28.2%	5,041,920.00	41.3%	—	0.0%
August 15, 2027	37,736,650.00	10,388,497.50	27.5%	4,811,640.00	40.3%	—	0.0%
February 15, 2028	36,910,300.00	9,891,315.00	26.8%	4,581,360.00	39.2%	—	0.0%
August 15, 2028	36,083,950.00	9,394,132.50	26.0%	4,351,080.00	38.1%	—	0.0%
February 15, 2029	35,257,600.00	—	0.0%	—	0.0%	—	0.0%

N998AN

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$55,090,000.00	$20,934,000.00	38.0%	$9,696,000.00	55.6%	$7,713,000.00	69.6%
August 15, 2017	54,263,650.00	20,934,000.00	38.6%	9,696,000.00	56.4%	7,713,000.00	70.7%
February 15, 2018	53,437,300.00	20,117,574.00	37.6%	9,317,856.00	55.1%	7,202,013.75	68.6%
August 15, 2018	52,610,950.00	19,337,782.50	36.8%	8,956,680.00	53.8%	6,768,157.50	66.6%
February 15, 2019	51,784,600.00	18,840,600.00	36.4%	8,726,400.00	53.2%	6,419,144.25	65.6%
August 15, 2019	50,958,250.00	18,343,417.50	36.0%	8,496,120.00	52.7%	6,070,131.00	64.6%
February 15, 2020	50,131,900.00	17,846,235.00	35.6%	8,265,840.00	52.1%	5,721,117.75	63.5%
August 15, 2020	49,305,550.00	17,349,052.50	35.2%	8,035,560.00	51.5%	5,372,104.50	62.4%
February 15, 2021	48,479,200.00	16,851,870.00	34.8%	7,805,280.00	50.9%	5,023,091.25	61.2%
August 15, 2021	47,652,850.00	16,354,687.50	34.3%	7,575,000.00	50.2%	4,674,078.00	60.0%
February 15, 2022	46,826,500.00	15,857,505.00	33.9%	7,344,720.00	49.5%	4,325,064.75	58.8%
August 15, 2022	46,000,150.00	15,360,322.50	33.4%	7,114,440.00	48.9%	3,976,051.50	57.5%
February 15, 2023	45,173,800.00	14,863,140.00	32.9%	6,884,160.00	48.1%	3,627,038.25	56.2%
August 15, 2023	44,347,450.00	14,365,957.50	32.4%	6,653,880.00	47.4%	3,278,025.00	54.8%
February 15, 2024	43,521,100.00	13,868,775.00	31.9%	6,423,600.00	46.6%	2,929,011.75	53.4%
August 15, 2024	42,694,750.00	13,371,592.50	31.3%	6,193,320.00	45.8%	2,579,998.50	51.9%
February 15, 2025	41,868,400.00	12,874,410.00	30.7%	5,963,040.00	45.0%	—	0.0%
August 15, 2025	41,042,050.00	12,377,227.50	30.2%	5,732,760.00	44.1%	—	0.0%
February 15, 2026	40,215,700.00	11,880,045.00	29.5%	5,502,480.00	43.2%	—	0.0%
August 15, 2026	39,389,350.00	11,382,862.50	28.9%	5,272,200.00	42.3%	—	0.0%
February 15, 2027	38,563,000.00	10,885,680.00	28.2%	5,041,920.00	41.3%	—	0.0%
August 15, 2027	37,736,650.00	10,388,497.50	27.5%	4,811,640.00	40.3%	—	0.0%
February 15, 2028	36,910,300.00	9,891,315.00	26.8%	4,581,360.00	39.2%	—	0.0%
August 15, 2028	36,083,950.00	9,394,132.50	26.0%	4,351,080.00	38.1%	—	0.0%
February 15, 2029	35,257,600.00	—	0.0%	—	0.0%	—	0.0%

N930AU

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$55,180,000.00	$20,968,000.00	38.0%	$9,712,000.00	55.6%	$7,725,000.00	69.6%
August 15, 2017	54,352,300.00	20,968,000.00	38.6%	9,712,000.00	56.4%	7,725,000.00	70.7%
February 15, 2018	53,524,600.00	20,150,248.00	37.6%	9,333,232.00	55.1%	7,213,218.75	68.6%
August 15, 2018	52,696,900.00	19,369,190.00	36.8%	8,971,460.00	53.8%	6,778,687.50	66.6%
February 15, 2019	51,869,200.00	18,871,200.00	36.4%	8,740,800.00	53.2%	6,429,131.25	65.6%
August 15, 2019	51,041,500.00	18,373,210.00	36.0%	8,510,140.00	52.7%	6,079,575.00	64.6%
February 15, 2020	50,213,800.00	17,875,220.00	35.6%	8,279,480.00	52.1%	5,730,018.75	63.5%
August 15, 2020	49,386,100.00	17,377,230.00	35.2%	8,048,820.00	51.5%	5,380,462.50	62.4%
February 15, 2021	48,558,400.00	16,879,240.00	34.8%	7,818,160.00	50.9%	5,030,906.25	61.2%
August 15, 2021	47,730,700.00	16,381,250.00	34.3%	7,587,500.00	50.2%	4,681,350.00	60.0%
February 15, 2022	46,903,000.00	15,883,260.00	33.9%	7,356,840.00	49.5%	4,331,793.75	58.8%
August 15, 2022	46,075,300.00	15,385,270.00	33.4%	7,126,180.00	48.9%	3,982,237.50	57.5%
February 15, 2023	45,247,600.00	14,887,280.00	32.9%	6,895,520.00	48.1%	3,632,681.25	56.2%
August 15, 2023	44,419,900.00	14,389,290.00	32.4%	6,664,860.00	47.4%	3,283,125.00	54.8%
February 15, 2024	43,592,200.00	13,891,300.00	31.9%	6,434,200.00	46.6%	2,933,568.75	53.4%
August 15, 2024	42,764,500.00	13,393,310.00	31.3%	6,203,540.00	45.8%	2,584,012.50	51.9%
February 15, 2025	41,936,800.00	12,895,320.00	30.7%	5,972,880.00	45.0%	—	0.0%
August 15, 2025	41,109,100.00	12,397,330.00	30.2%	5,742,220.00	44.1%	—	0.0%
February 15, 2026	40,281,400.00	11,899,340.00	29.5%	5,511,560.00	43.2%	—	0.0%
August 15, 2026	39,453,700.00	11,401,350.00	28.9%	5,280,900.00	42.3%	—	0.0%
February 15, 2027	38,626,000.00	10,903,360.00	28.2%	5,050,240.00	41.3%	—	0.0%
August 15, 2027	37,798,300.00	10,405,370.00	27.5%	4,819,580.00	40.3%	—	0.0%
February 15, 2028	36,970,600.00	9,907,380.00	26.8%	4,588,920.00	39.2%	—	0.0%
August 15, 2028	36,142,900.00	9,409,390.00	26.0%	4,358,260.00	38.1%	—	0.0%
February 15, 2029	35,315,200.00	—	0.0%	—	0.0%	—	0.0%

N931AM

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$55,180,000.00	$20,968,000.00	38.0%	$9,712,000.00	55.6%	$7,725,000.00	69.6%
August 15, 2017	54,352,300.00	20,968,000.00	38.6%	9,712,000.00	56.4%	7,725,000.00	70.7%
February 15, 2018	53,524,600.00	20,150,248.00	37.6%	9,333,232.00	55.1%	7,213,218.75	68.6%
August 15, 2018	52,696,900.00	19,369,190.00	36.8%	8,971,460.00	53.8%	6,778,687.50	66.6%
February 15, 2019	51,869,200.00	18,871,200.00	36.4%	8,740,800.00	53.2%	6,429,131.25	65.6%
August 15, 2019	51,041,500.00	18,373,210.00	36.0%	8,510,140.00	52.7%	6,079,575.00	64.6%
February 15, 2020	50,213,800.00	17,875,220.00	35.6%	8,279,480.00	52.1%	5,730,018.75	63.5%
August 15, 2020	49,386,100.00	17,377,230.00	35.2%	8,048,820.00	51.5%	5,380,462.50	62.4%
February 15, 2021	48,558,400.00	16,879,240.00	34.8%	7,818,160.00	50.9%	5,030,906.25	61.2%
August 15, 2021	47,730,700.00	16,381,250.00	34.3%	7,587,500.00	50.2%	4,681,350.00	60.0%
February 15, 2022	46,903,000.00	15,883,260.00	33.9%	7,356,840.00	49.5%	4,331,793.75	58.8%
August 15, 2022	46,075,300.00	15,385,270.00	33.4%	7,126,180.00	48.9%	3,982,237.50	57.5%
February 15, 2023	45,247,600.00	14,887,280.00	32.9%	6,895,520.00	48.1%	3,632,681.25	56.2%
August 15, 2023	44,419,900.00	14,389,290.00	32.4%	6,664,860.00	47.4%	3,283,125.00	54.8%
February 15, 2024	43,592,200.00	13,891,300.00	31.9%	6,434,200.00	46.6%	2,933,568.75	53.4%
August 15, 2024	42,764,500.00	13,393,310.00	31.3%	6,203,540.00	45.8%	2,584,012.50	51.9%
February 15, 2025	41,936,800.00	12,895,320.00	30.7%	5,972,880.00	45.0%	—	0.0%
August 15, 2025	41,109,100.00	12,397,330.00	30.2%	5,742,220.00	44.1%	—	0.0%
February 15, 2026	40,281,400.00	11,899,340.00	29.5%	5,511,560.00	43.2%	—	0.0%
August 15, 2026	39,453,700.00	11,401,350.00	28.9%	5,280,900.00	42.3%	—	0.0%
February 15, 2027	38,626,000.00	10,903,360.00	28.2%	5,050,240.00	41.3%	—	0.0%
August 15, 2027	37,798,300.00	10,405,370.00	27.5%	4,819,580.00	40.3%	—	0.0%
February 15, 2028	36,970,600.00	9,907,380.00	26.8%	4,588,920.00	39.2%	—	0.0%
August 15, 2028	36,142,900.00	9,409,390.00	26.0%	4,358,260.00	38.1%	—	0.0%
February 15, 2029	35,315,200.00	—	0.0%	—	0.0%	—	0.0%

N932AM

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$55,223,333.33	$20,985,000.00	38.0%	$9,719,000.00	55.6%	$7,731,000.00	69.6%
August 15, 2017	54,394,983.33	20,985,000.00	38.6%	9,719,000.00	56.4%	7,731,000.00	70.7%
February 15, 2018	53,566,633.33	20,166,585.00	37.6%	9,339,959.00	55.1%	7,218,821.25	68.6%
August 15, 2018	52,738,283.33	19,384,893.75	36.8%	8,977,926.25	53.8%	6,783,952.50	66.6%
February 15, 2019	51,909,933.33	18,886,500.00	36.4%	8,747,100.00	53.2%	6,434,124.75	65.6%
August 15, 2019	51,081,583.33	18,388,106.25	36.0%	8,516,273.75	52.7%	6,084,297.00	64.6%
February 15, 2020	50,253,233.33	17,889,712.50	35.6%	8,285,447.50	52.1%	5,734,469.25	63.5%
August 15, 2020	49,424,883.33	17,391,318.75	35.2%	8,054,621.25	51.5%	5,384,641.50	62.4%
February 15, 2021	48,596,533.33	16,892,925.00	34.8%	7,823,795.00	50.9%	5,034,813.75	61.2%
August 15, 2021	47,768,183.33	16,394,531.25	34.3%	7,592,968.75	50.2%	4,684,986.00	60.0%
February 15, 2022	46,939,833.33	15,896,137.50	33.9%	7,362,142.50	49.5%	4,335,158.25	58.8%
August 15, 2022	46,111,483.33	15,397,743.75	33.4%	7,131,316.25	48.9%	3,985,330.50	57.5%
February 15, 2023	45,283,133.33	14,899,350.00	32.9%	6,900,490.00	48.1%	3,635,502.75	56.2%
August 15, 2023	44,454,783.33	14,400,956.25	32.4%	6,669,663.75	47.4%	3,285,675.00	54.8%
February 15, 2024	43,626,433.33	13,902,562.50	31.9%	6,438,837.50	46.6%	2,935,847.25	53.4%
August 15, 2024	42,798,083.33	13,404,168.75	31.3%	6,208,011.25	45.8%	2,586,019.50	51.9%
February 15, 2025	41,969,733.33	12,905,775.00	30.8%	5,977,185.00	45.0%	—	0.0%
August 15, 2025	41,141,383.33	12,407,381.25	30.2%	5,746,358.75	44.1%	—	0.0%
February 15, 2026	40,313,033.33	11,908,987.50	29.5%	5,515,532.50	43.2%	—	0.0%
August 15, 2026	39,484,683.33	11,410,593.75	28.9%	5,284,706.25	42.3%	—	0.0%
February 15, 2027	38,656,333.33	10,912,200.00	28.2%	5,053,880.00	41.3%	—	0.0%
August 15, 2027	37,827,983.33	10,413,806.25	27.5%	4,823,053.75	40.3%	—	0.0%
February 15, 2028	36,999,633.33	9,915,412.50	26.8%	4,592,227.50	39.2%	—	0.0%
August 15, 2028	36,171,283.33	9,417,018.75	26.0%	4,361,401.25	38.1%	—	0.0%
February 15, 2029	35,342,933.33	—	0.0%	—	0.0%	—	0.0%

N933AM

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$55,223,333.33	$20,985,000.00	38.0%	$9,719,000.00	55.6%	$7,731,000.00	69.6%
August 15, 2017	54,394,983.33	20,985,000.00	38.6%	9,719,000.00	56.4%	7,731,000.00	70.7%
February 15, 2018	53,566,633.33	20,166,585.00	37.6%	9,339,959.00	55.1%	7,218,821.25	68.6%
August 15, 2018	52,738,283.33	19,384,893.75	36.8%	8,977,926.25	53.8%	6,783,952.50	66.6%
February 15, 2019	51,909,933.33	18,886,500.00	36.4%	8,747,100.00	53.2%	6,434,124.75	65.6%
August 15, 2019	51,081,583.33	18,388,106.25	36.0%	8,516,273.75	52.7%	6,084,297.00	64.6%
February 15, 2020	50,253,233.33	17,889,712.50	35.6%	8,285,447.50	52.1%	5,734,469.25	63.5%
August 15, 2020	49,424,883.33	17,391,318.75	35.2%	8,054,621.25	51.5%	5,384,641.50	62.4%
February 15, 2021	48,596,533.33	16,892,925.00	34.8%	7,823,795.00	50.9%	5,034,813.75	61.2%
August 15, 2021	47,768,183.33	16,394,531.25	34.3%	7,592,968.75	50.2%	4,684,986.00	60.0%
February 15, 2022	46,939,833.33	15,896,137.50	33.9%	7,362,142.50	49.5%	4,335,158.25	58.8%
August 15, 2022	46,111,483.33	15,397,743.75	33.4%	7,131,316.25	48.9%	3,985,330.50	57.5%
February 15, 2023	45,283,133.33	14,899,350.00	32.9%	6,900,490.00	48.1%	3,635,502.75	56.2%
August 15, 2023	44,454,783.33	14,400,956.25	32.4%	6,669,663.75	47.4%	3,285,675.00	54.8%
February 15, 2024	43,626,433.33	13,902,562.50	31.9%	6,438,837.50	46.6%	2,935,847.25	53.4%
August 15, 2024	42,798,083.33	13,404,168.75	31.3%	6,208,011.25	45.8%	2,586,019.50	51.9%
February 15, 2025	41,969,733.33	12,905,775.00	30.8%	5,977,185.00	45.0%	—	0.0%
August 15, 2025	41,141,383.33	12,407,381.25	30.2%	5,746,358.75	44.1%	—	0.0%
February 15, 2026	40,313,033.33	11,908,987.50	29.5%	5,515,532.50	43.2%	—	0.0%
August 15, 2026	39,484,683.33	11,410,593.75	28.9%	5,284,706.25	42.3%	—	0.0%
February 15, 2027	38,656,333.33	10,912,200.00	28.2%	5,053,880.00	41.3%	—	0.0%
August 15, 2027	37,827,983.33	10,413,806.25	27.5%	4,823,053.75	40.3%	—	0.0%
February 15, 2028	36,999,633.33	9,915,412.50	26.8%	4,592,227.50	39.2%	—	0.0%
August 15, 2028	36,171,283.33	9,417,018.75	26.0%	4,361,401.25	38.1%	—	0.0%
February 15, 2029	35,342,933.33	—	0.0%	—	0.0%	—	0.0%

N900UW

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$55,320,000.00	$21,022,000.00	38.0%	$9,736,000.00	55.6%	$7,745,000.00	69.6%
August 15, 2017	54,490,200.00	21,022,000.00	38.6%	9,736,000.00	56.4%	7,745,000.00	70.7%
February 15, 2018	53,660,400.00	20,202,142.00	37.6%	9,356,296.00	55.1%	7,231,893.75	68.6%
August 15, 2018	52,830,600.00	19,419,072.50	36.8%	8,993,630.00	53.8%	6,796,237.50	66.6%
February 15, 2019	52,000,800.00	18,919,800.00	36.4%	8,762,400.00	53.2%	6,445,776.25	65.6%
August 15, 2019	51,171,000.00	18,420,527.50	36.0%	8,531,170.00	52.7%	6,095,315.00	64.6%
February 15, 2020	50,341,200.00	17,921,255.00	35.6%	8,299,940.00	52.1%	5,744,853.75	63.5%
August 15, 2020	49,511,400.00	17,421,982.50	35.2%	8,068,710.00	51.5%	5,394,392.50	62.4%
February 15, 2021	48,681,600.00	16,922,710.00	34.8%	7,837,480.00	50.9%	5,043,931.25	61.2%
August 15, 2021	47,851,800.00	16,423,437.50	34.3%	7,606,250.00	50.2%	4,693,470.00	60.0%
February 15, 2022	47,022,000.00	15,924,165.00	33.9%	7,375,020.00	49.5%	4,343,008.75	58.8%
August 15, 2022	46,192,200.00	15,424,892.50	33.4%	7,143,790.00	48.9%	3,992,547.50	57.5%
February 15, 2023	45,362,400.00	14,925,620.00	32.9%	6,912,560.00	48.1%	3,642,086.25	56.2%
August 15, 2023	44,532,600.00	14,426,347.50	32.4%	6,681,330.00	47.4%	3,291,625.00	54.8%
February 15, 2024	43,702,800.00	13,927,075.00	31.9%	6,450,100.00	46.6%	2,941,163.75	53.4%
August 15, 2024	42,873,000.00	13,427,802.50	31.3%	6,218,870.00	45.8%	2,590,702.50	51.9%
February 15, 2025	42,043,200.00	12,928,530.00	30.8%	5,987,640.00	45.0%	—	0.0%
August 15, 2025	41,213,400.00	12,429,257.50	30.2%	5,756,410.00	44.1%	—	0.0%
February 15, 2026	40,383,600.00	11,929,985.00	29.5%	5,525,180.00	43.2%	—	0.0%
August 15, 2026	39,553,800.00	11,430,712.50	28.9%	5,293,950.00	42.3%	—	0.0%
February 15, 2027	38,724,000.00	10,931,440.00	28.2%	5,062,720.00	41.3%	—	0.0%
August 15, 2027	37,894,200.00	10,432,167.50	27.5%	4,831,490.00	40.3%	—	0.0%
February 15, 2028	37,064,400.00	9,932,895.00	26.8%	4,600,260.00	39.2%	—	0.0%
August 15, 2028	36,234,600.00	9,433,622.50	26.0%	4,369,030.00	38.1%	—	0.0%
February 15, 2029	35,404,800.00	—	0.0%	—	0.0%	—	0.0%

N901AA

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$55,320,000.00	$21,022,000.00	38.0%	$9,736,000.00	55.6%	$7,745,000.00	69.6%
August 15, 2017	54,490,200.00	21,022,000.00	38.6%	9,736,000.00	56.4%	7,745,000.00	70.7%
February 15, 2018	53,660,400.00	20,202,142.00	37.6%	9,356,296.00	55.1%	7,231,893.75	68.6%
August 15, 2018	52,830,600.00	19,419,072.50	36.8%	8,993,630.00	53.8%	6,796,237.50	66.6%
February 15, 2019	52,000,800.00	18,919,800.00	36.4%	8,762,400.00	53.2%	6,445,776.25	65.6%
August 15, 2019	51,171,000.00	18,420,527.50	36.0%	8,531,170.00	52.7%	6,095,315.00	64.6%
February 15, 2020	50,341,200.00	17,921,255.00	35.6%	8,299,940.00	52.1%	5,744,853.75	63.5%
August 15, 2020	49,511,400.00	17,421,982.50	35.2%	8,068,710.00	51.5%	5,394,392.50	62.4%
February 15, 2021	48,681,600.00	16,922,710.00	34.8%	7,837,480.00	50.9%	5,043,931.25	61.2%
August 15, 2021	47,851,800.00	16,423,437.50	34.3%	7,606,250.00	50.2%	4,693,470.00	60.0%
February 15, 2022	47,022,000.00	15,924,165.00	33.9%	7,375,020.00	49.5%	4,343,008.75	58.8%
August 15, 2022	46,192,200.00	15,424,892.50	33.4%	7,143,790.00	48.9%	3,992,547.50	57.5%
February 15, 2023	45,362,400.00	14,925,620.00	32.9%	6,912,560.00	48.1%	3,642,086.25	56.2%
August 15, 2023	44,532,600.00	14,426,347.50	32.4%	6,681,330.00	47.4%	3,291,625.00	54.8%
February 15, 2024	43,702,800.00	13,927,075.00	31.9%	6,450,100.00	46.6%	2,941,163.75	53.4%
August 15, 2024	42,873,000.00	13,427,802.50	31.3%	6,218,870.00	45.8%	2,590,702.50	51.9%
February 15, 2025	42,043,200.00	12,928,530.00	30.8%	5,987,640.00	45.0%	—	0.0%
August 15, 2025	41,213,400.00	12,429,257.50	30.2%	5,756,410.00	44.1%	—	0.0%
February 15, 2026	40,383,600.00	11,929,985.00	29.5%	5,525,180.00	43.2%	—	0.0%
August 15, 2026	39,553,800.00	11,430,712.50	28.9%	5,293,950.00	42.3%	—	0.0%
February 15, 2027	38,724,000.00	10,931,440.00	28.2%	5,062,720.00	41.3%	—	0.0%
August 15, 2027	37,894,200.00	10,432,167.50	27.5%	4,831,490.00	40.3%	—	0.0%
February 15, 2028	37,064,400.00	9,932,895.00	26.8%	4,600,260.00	39.2%	—	0.0%
August 15, 2028	36,234,600.00	9,433,622.50	26.0%	4,369,030.00	38.1%	—	0.0%
February 15, 2029	35,404,800.00	—	0.0%	—	0.0%	—	0.0%

N934AA

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$55,320,000.00	$21,022,000.00	38.0%	$9,736,000.00	55.6%	$7,745,000.00	69.6%
August 15, 2017	54,490,200.00	21,022,000.00	38.6%	9,736,000.00	56.4%	7,745,000.00	70.7%
February 15, 2018	53,660,400.00	20,202,142.00	37.6%	9,356,296.00	55.1%	7,231,893.75	68.6%
August 15, 2018	52,830,600.00	19,419,072.50	36.8%	8,993,630.00	53.8%	6,796,237.50	66.6%
February 15, 2019	52,000,800.00	18,919,800.00	36.4%	8,762,400.00	53.2%	6,445,776.25	65.6%
August 15, 2019	51,171,000.00	18,420,527.50	36.0%	8,531,170.00	52.7%	6,095,315.00	64.6%
February 15, 2020	50,341,200.00	17,921,255.00	35.6%	8,299,940.00	52.1%	5,744,853.75	63.5%
August 15, 2020	49,511,400.00	17,421,982.50	35.2%	8,068,710.00	51.5%	5,394,392.50	62.4%
February 15, 2021	48,681,600.00	16,922,710.00	34.8%	7,837,480.00	50.9%	5,043,931.25	61.2%
August 15, 2021	47,851,800.00	16,423,437.50	34.3%	7,606,250.00	50.2%	4,693,470.00	60.0%
February 15, 2022	47,022,000.00	15,924,165.00	33.9%	7,375,020.00	49.5%	4,343,008.75	58.8%
August 15, 2022	46,192,200.00	15,424,892.50	33.4%	7,143,790.00	48.9%	3,992,547.50	57.5%
February 15, 2023	45,362,400.00	14,925,620.00	32.9%	6,912,560.00	48.1%	3,642,086.25	56.2%
August 15, 2023	44,532,600.00	14,426,347.50	32.4%	6,681,330.00	47.4%	3,291,625.00	54.8%
February 15, 2024	43,702,800.00	13,927,075.00	31.9%	6,450,100.00	46.6%	2,941,163.75	53.4%
August 15, 2024	42,873,000.00	13,427,802.50	31.3%	6,218,870.00	45.8%	2,590,702.50	51.9%
February 15, 2025	42,043,200.00	12,928,530.00	30.8%	5,987,640.00	45.0%	—	0.0%
August 15, 2025	41,213,400.00	12,429,257.50	30.2%	5,756,410.00	44.1%	—	0.0%
February 15, 2026	40,383,600.00	11,929,985.00	29.5%	5,525,180.00	43.2%	—	0.0%
August 15, 2026	39,553,800.00	11,430,712.50	28.9%	5,293,950.00	42.3%	—	0.0%
February 15, 2027	38,724,000.00	10,931,440.00	28.2%	5,062,720.00	41.3%	—	0.0%
August 15, 2027	37,894,200.00	10,432,167.50	27.5%	4,831,490.00	40.3%	—	0.0%
February 15, 2028	37,064,400.00	9,932,895.00	26.8%	4,600,260.00	39.2%	—	0.0%
August 15, 2028	36,234,600.00	9,433,622.50	26.0%	4,369,030.00	38.1%	—	0.0%
February 15, 2029	35,404,800.00	—	0.0%	—	0.0%	—	0.0%

N903AA

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$55,363,333.33	$21,038,000.00	38.0%	$9,744,000.00	55.6%	$7,751,000.00	69.6%
August 15, 2017	54,532,883.33	21,038,000.00	38.6%	9,744,000.00	56.4%	7,751,000.00	70.7%
February 15, 2018	53,702,433.33	20,217,518.00	37.6%	9,363,984.00	55.1%	7,237,496.25	68.6%
August 15, 2018	52,871,983.33	19,433,852.50	36.8%	9,001,020.00	53.8%	6,801,502.50	66.6%
February 15, 2019	52,041,533.33	18,934,200.00	36.4%	8,769,600.00	53.2%	6,450,769.75	65.6%
August 15, 2019	51,211,083.33	18,434,547.50	36.0%	8,538,180.00	52.7%	6,100,037.00	64.6%
February 15, 2020	50,380,633.33	17,934,895.00	35.6%	8,306,760.00	52.1%	5,749,304.25	63.5%
August 15, 2020	49,550,183.33	17,435,242.50	35.2%	8,075,340.00	51.5%	5,398,571.50	62.4%
February 15, 2021	48,719,733.33	16,935,590.00	34.8%	7,843,920.00	50.9%	5,047,838.75	61.2%
August 15, 2021	47,889,283.33	16,435,937.50	34.3%	7,612,500.00	50.2%	4,697,106.00	60.0%
February 15, 2022	47,058,833.33	15,936,285.00	33.9%	7,381,080.00	49.5%	4,346,373.25	58.8%
August 15, 2022	46,228,383.33	15,436,632.50	33.4%	7,149,660.00	48.9%	3,995,640.50	57.5%
February 15, 2023	45,397,933.33	14,936,980.00	32.9%	6,918,240.00	48.1%	3,644,907.75	56.2%
August 15, 2023	44,567,483.33	14,437,327.50	32.4%	6,686,820.00	47.4%	3,294,175.00	54.8%
February 15, 2024	43,737,033.33	13,937,675.00	31.9%	6,455,400.00	46.6%	2,943,442.25	53.4%
August 15, 2024	42,906,583.33	13,438,022.50	31.3%	6,223,980.00	45.8%	2,592,709.50	51.9%
February 15, 2025	42,076,133.33	12,938,370.00	30.7%	5,992,560.00	45.0%	—	0.0%
August 15, 2025	41,245,683.33	12,438,717.50	30.2%	5,761,140.00	44.1%	—	0.0%
February 15, 2026	40,415,233.33	11,939,065.00	29.5%	5,529,720.00	43.2%	—	0.0%
August 15, 2026	39,584,783.33	11,439,412.50	28.9%	5,298,300.00	42.3%	—	0.0%
February 15, 2027	38,754,333.33	10,939,760.00	28.2%	5,066,880.00	41.3%	—	0.0%
August 15, 2027	37,923,883.33	10,440,107.50	27.5%	4,835,460.00	40.3%	—	0.0%
February 15, 2028	37,093,433.33	9,940,455.00	26.8%	4,604,040.00	39.2%	—	0.0%
August 15, 2028	36,262,983.33	9,440,802.50	26.0%	4,372,620.00	38.1%	—	0.0%
February 15, 2029	35,432,533.33	—	0.0%	—	0.0%	—	0.0%

B. Boeing 737-800

N316PF

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$48,910,000.00	$18,586,000.00	38.0%	$8,608,000.00	55.6%	$6,847,000.00	69.6%
August 15, 2017	48,176,350.00	18,586,000.00	38.6%	8,608,000.00	56.4%	6,847,000.00	70.7%
February 15, 2018	47,442,700.00	17,861,146.00	37.6%	8,272,288.00	55.1%	6,393,386.25	68.6%
August 15, 2018	46,709,050.00	17,168,817.50	36.8%	7,951,640.00	53.8%	6,008,242.50	66.6%
February 15, 2019	45,975,400.00	16,727,400.00	36.4%	7,747,200.00	53.2%	5,698,415.75	65.6%
August 15, 2019	45,241,750.00	16,285,982.50	36.0%	7,542,760.00	52.7%	5,388,589.00	64.6%
February 15, 2020	44,508,100.00	15,844,565.00	35.6%	7,338,320.00	52.1%	5,078,762.25	63.5%
August 15, 2020	43,774,450.00	15,403,147.50	35.2%	7,133,880.00	51.5%	4,768,935.50	62.4%
February 15, 2021	43,040,800.00	14,961,730.00	34.8%	6,929,440.00	50.9%	4,459,108.75	61.2%
August 15, 2021	42,307,150.00	14,520,312.50	34.3%	6,725,000.00	50.2%	4,149,282.00	60.0%
February 15, 2022	41,573,500.00	14,078,895.00	33.9%	6,520,560.00	49.5%	3,839,455.25	58.8%
August 15, 2022	40,839,850.00	13,637,477.50	33.4%	6,316,120.00	48.9%	3,529,628.50	57.5%
February 15, 2023	40,106,200.00	13,196,060.00	32.9%	6,111,680.00	48.1%	3,219,801.75	56.2%
August 15, 2023	39,372,550.00	12,754,642.50	32.4%	5,907,240.00	47.4%	2,909,975.00	54.8%
February 15, 2024	38,638,900.00	12,313,225.00	31.9%	5,702,800.00	46.6%	2,600,148.25	53.4%
August 15, 2024	37,905,250.00	11,871,807.50	31.3%	5,498,360.00	45.8%	2,290,321.50	51.9%
February 15, 2025	37,171,600.00	11,430,390.00	30.8%	5,293,920.00	45.0%	—	0.0%
August 15, 2025	36,437,950.00	10,988,972.50	30.2%	5,089,480.00	44.1%	—	0.0%
February 15, 2026	35,704,300.00	10,547,555.00	29.5%	4,885,040.00	43.2%	—	0.0%
August 15, 2026	34,970,650.00	10,106,137.50	28.9%	4,680,600.00	42.3%	—	0.0%
February 15, 2027	34,237,000.00	9,664,720.00	28.2%	4,476,160.00	41.3%	—	0.0%
August 15, 2027	33,503,350.00	9,223,302.50	27.5%	4,271,720.00	40.3%	—	0.0%
February 15, 2028	32,769,700.00	8,781,885.00	26.8%	4,067,280.00	39.2%	—	0.0%
August 15, 2028	32,036,050.00	8,340,467.50	26.0%	3,862,840.00	38.1%	—	0.0%
February 15, 2029	31,302,400.00	—	0.0%	—	0.0%	—	0.0%

N317PG

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$49,036,666.67	$18,634,000.00	38.0%	$8,630,000.00	55.6%	$6,866,000.00	69.6%
August 15, 2017	48,301,116.67	18,634,000.00	38.6%	8,630,000.00	56.4%	6,866,000.00	70.7%
February 15, 2018	47,565,566.67	17,907,274.00	37.6%	8,293,430.00	55.1%	6,411,127.50	68.6%
August 15, 2018	46,830,016.67	17,213,157.50	36.8%	7,971,962.50	53.8%	6,024,915.00	66.6%
February 15, 2019	46,094,466.67	16,770,600.00	36.4%	7,767,000.00	53.2%	5,714,228.50	65.6%
August 15, 2019	45,358,916.67	16,328,042.50	36.0%	7,562,037.50	52.7%	5,403,542.00	64.6%
February 15, 2020	44,623,366.67	15,885,485.00	35.6%	7,357,075.00	52.1%	5,092,855.50	63.5%
August 15, 2020	43,887,816.67	15,442,927.50	35.2%	7,152,112.50	51.5%	4,782,169.00	62.4%
February 15, 2021	43,152,266.67	15,000,370.00	34.8%	6,947,150.00	50.9%	4,471,482.50	61.2%
August 15, 2021	42,416,716.67	14,557,812.50	34.3%	6,742,187.50	50.2%	4,160,796.00	60.0%
February 15, 2022	41,681,166.67	14,115,255.00	33.9%	6,537,225.00	49.5%	3,850,109.50	58.8%
August 15, 2022	40,945,616.67	13,672,697.50	33.4%	6,332,262.50	48.9%	3,539,423.00	57.5%
February 15, 2023	40,210,066.67	13,230,140.00	32.9%	6,127,300.00	48.1%	3,228,736.50	56.2%
August 15, 2023	39,474,516.67	12,787,582.50	32.4%	5,922,337.50	47.4%	2,918,050.00	54.8%
February 15, 2024	38,738,966.67	12,345,025.00	31.9%	5,717,375.00	46.6%	2,607,363.50	53.4%
August 15, 2024	38,003,416.67	11,902,467.50	31.3%	5,512,412.50	45.8%	2,296,677.00	51.9%
February 15, 2025	37,267,866.67	11,459,910.00	30.8%	5,307,450.00	45.0%	—	0.0%
August 15, 2025	36,532,316.67	11,017,352.50	30.2%	5,102,487.50	44.1%	—	0.0%
February 15, 2026	35,796,766.67	10,574,795.00	29.5%	4,897,525.00	43.2%	—	0.0%
August 15, 2026	35,061,216.67	10,132,237.50	28.9%	4,692,562.50	42.3%	—	0.0%
February 15, 2027	34,325,666.67	9,689,680.00	28.2%	4,487,600.00	41.3%	—	0.0%
August 15, 2027	33,590,116.67	9,247,122.50	27.5%	4,282,637.50	40.3%	—	0.0%
February 15, 2028	32,854,566.67	8,804,565.00	26.8%	4,077,675.00	39.2%	—	0.0%
August 15, 2028	32,119,016.67	8,362,007.50	26.0%	3,872,712.50	38.1%	—	0.0%
February 15, 2029	31,383,466.67	—	0.0%	—	0.0%	—	0.0%

N335PH

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$49,076,666.67	$18,649,000.00	38.0%	$8,638,000.00	55.6%	$6,870,000.00	69.6%
August 15, 2017	48,340,516.67	18,649,000.00	38.6%	8,638,000.00	56.4%	6,870,000.00	70.7%
February 15, 2018	47,604,366.67	17,921,689.00	37.6%	8,301,118.00	55.1%	6,414,862.50	68.6%
August 15, 2018	46,868,216.67	17,227,013.75	36.8%	7,979,352.50	53.8%	6,028,425.00	66.6%
February 15, 2019	46,132,066.67	16,784,100.00	36.4%	7,774,200.00	53.2%	5,717,557.50	65.6%
August 15, 2019	45,395,916.67	16,341,186.25	36.0%	7,569,047.50	52.7%	5,406,690.00	64.6%
February 15, 2020	44,659,766.67	15,898,272.50	35.6%	7,363,895.00	52.1%	5,095,822.50	63.5%
August 15, 2020	43,923,616.67	15,455,358.75	35.2%	7,158,742.50	51.5%	4,784,955.00	62.4%
February 15, 2021	43,187,466.67	15,012,445.00	34.8%	6,953,590.00	50.9%	4,474,087.50	61.2%
August 15, 2021	42,451,316.67	14,569,531.25	34.3%	6,748,437.50	50.2%	4,163,220.00	60.0%
February 15, 2022	41,715,166.67	14,126,617.50	33.9%	6,543,285.00	49.6%	3,852,352.50	58.8%
August 15, 2022	40,979,016.67	13,683,703.75	33.4%	6,338,132.50	48.9%	3,541,485.00	57.5%
February 15, 2023	40,242,866.67	13,240,790.00	32.9%	6,132,980.00	48.1%	3,230,617.50	56.2%
August 15, 2023	39,506,716.67	12,797,876.25	32.4%	5,927,827.50	47.4%	2,919,750.00	54.8%
February 15, 2024	38,770,566.67	12,354,962.50	31.9%	5,722,675.00	46.6%	2,608,882.50	53.4%
August 15, 2024	38,034,416.67	11,912,048.75	31.3%	5,517,522.50	45.8%	2,298,015.00	51.9%
February 15, 2025	37,298,266.67	11,469,135.00	30.7%	5,312,370.00	45.0%	—	0.0%
August 15, 2025	36,562,116.67	11,026,221.25	30.2%	5,107,217.50	44.1%	—	0.0%
February 15, 2026	35,825,966.67	10,583,307.50	29.5%	4,902,065.00	43.2%	—	0.0%
August 15, 2026	35,089,816.67	10,140,393.75	28.9%	4,696,912.50	42.3%	—	0.0%
February 15, 2027	34,353,666.67	9,697,480.00	28.2%	4,491,760.00	41.3%	—	0.0%
August 15, 2027	33,617,516.67	9,254,566.25	27.5%	4,286,607.50	40.3%	—	0.0%
February 15, 2028	32,881,366.67	8,811,652.50	26.8%	4,081,455.00	39.2%	—	0.0%
August 15, 2028	32,145,216.67	8,368,738.75	26.0%	3,876,302.50	38.1%	—	0.0%
February 15, 2029	31,409,066.67	—	0.0%	—	0.0%	—	0.0%

C. Boeing 787-8

N817AN

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$120,816,666.67	$45,910,000.00	38.0%	$21,264,000.00	55.6%	$16,914,000.00	69.6%
August 15, 2017	119,004,416.67	45,910,000.00	38.6%	21,264,000.00	56.4%	16,914,000.00	70.7%
February 15, 2018	117,192,166.67	44,119,510.00	37.6%	20,434,704.00	55.1%	15,793,447.50	68.6%
August 15, 2018	115,379,916.67	42,409,362.50	36.8%	19,642,620.00	53.8%	14,842,035.00	66.6%
February 15, 2019	113,567,666.67	41,319,000.00	36.4%	19,137,600.00	53.2%	14,076,676.50	65.6%
August 15, 2019	111,755,416.67	40,228,637.50	36.0%	18,632,580.00	52.7%	13,311,318.00	64.6%
February 15, 2020	109,943,166.67	39,138,275.00	35.6%	18,127,560.00	52.1%	12,545,959.50	63.5%
August 15, 2020	108,130,916.67	38,047,912.50	35.2%	17,622,540.00	51.5%	11,780,601.00	62.4%
February 15, 2021	106,318,666.67	36,957,550.00	34.8%	17,117,520.00	50.9%	11,015,242.50	61.2%
August 15, 2021	104,506,416.67	35,867,187.50	34.3%	16,612,500.00	50.2%	10,249,884.00	60.0%
February 15, 2022	102,694,166.67	34,776,825.00	33.9%	16,107,480.00	49.5%	9,484,525.50	58.8%
August 15, 2022	100,881,916.67	33,686,462.50	33.4%	15,602,460.00	48.9%	8,719,167.00	57.5%
February 15, 2023	99,069,666.67	32,596,100.00	32.9%	15,097,440.00	48.1%	7,953,808.50	56.2%
August 15, 2023	97,257,416.67	31,505,737.50	32.4%	14,592,420.00	47.4%	7,188,450.00	54.8%
February 15, 2024	95,445,166.67	30,415,375.00	31.9%	14,087,400.00	46.6%	6,423,091.50	53.4%
August 15, 2024	93,632,916.67	29,325,012.50	31.3%	13,582,380.00	45.8%	5,657,733.00	51.9%
February 15, 2025	91,820,666.67	28,234,650.00	30.7%	13,077,360.00	45.0%	—	0.0%
August 15, 2025	90,008,416.67	27,144,287.50	30.2%	12,572,340.00	44.1%	—	0.0%
February 15, 2026	88,196,166.67	26,053,925.00	29.5%	12,067,320.00	43.2%	—	0.0%
August 15, 2026	86,383,916.67	24,963,562.50	28.9%	11,562,300.00	42.3%	—	0.0%
February 15, 2027	84,571,666.67	23,873,200.00	28.2%	11,057,280.00	41.3%	—	0.0%
August 15, 2027	82,759,416.67	22,782,837.50	27.5%	10,552,260.00	40.3%	—	0.0%
February 15, 2028	80,947,166.67	21,692,475.00	26.8%	10,047,240.00	39.2%	—	0.0%
August 15, 2028	79,134,916.67	20,602,112.50	26.0%	9,542,220.00	38.1%	—	0.0%
February 15, 2029	77,322,666.67	—	0.0%	—	0.0%	—	0.0%

N818AL

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$120,916,666.67	$45,948,000.00	38.0%	$21,282,000.00	55.6%	$16,928,000.00	69.6%
August 15, 2017	119,102,916.67	45,948,000.00	38.6%	21,282,000.00	56.4%	16,928,000.00	70.7%
February 15, 2018	117,289,166.67	44,156,028.00	37.6%	20,452,002.00	55.1%	15,806,520.00	68.6%
August 15, 2018	115,475,416.67	42,444,465.00	36.8%	19,659,247.50	53.8%	14,854,320.00	66.6%
February 15, 2019	113,661,666.67	41,353,200.00	36.4%	19,153,800.00	53.2%	14,088,328.00	65.6%
August 15, 2019	111,847,916.67	40,261,935.00	36.0%	18,648,352.50	52.7%	13,322,336.00	64.6%
February 15, 2020	110,034,166.67	39,170,670.00	35.6%	18,142,905.00	52.1%	12,556,344.00	63.5%
August 15, 2020	108,220,416.67	38,079,405.00	35.2%	17,637,457.50	51.5%	11,790,352.00	62.4%
February 15, 2021	106,406,666.67	36,988,140.00	34.8%	17,132,010.00	50.9%	11,024,360.00	61.2%
August 15, 2021	104,592,916.67	35,896,875.00	34.3%	16,626,562.50	50.2%	10,258,368.00	60.0%
February 15, 2022	102,779,166.67	34,805,610.00	33.9%	16,121,115.00	49.5%	9,492,376.00	58.8%
August 15, 2022	100,965,416.67	33,714,345.00	33.4%	15,615,667.50	48.9%	8,726,384.00	57.5%
February 15, 2023	99,151,666.67	32,623,080.00	32.9%	15,110,220.00	48.1%	7,960,392.00	56.2%
August 15, 2023	97,337,916.67	31,531,815.00	32.4%	14,604,772.50	47.4%	7,194,400.00	54.8%
February 15, 2024	95,524,166.67	30,440,550.00	31.9%	14,099,325.00	46.6%	6,428,408.00	53.4%
August 15, 2024	93,710,416.67	29,349,285.00	31.3%	13,593,877.50	45.8%	5,662,416.00	51.9%
February 15, 2025	91,896,666.67	28,258,020.00	30.7%	13,088,430.00	45.0%	—	0.0%
August 15, 2025	90,082,916.67	27,166,755.00	30.2%	12,582,982.50	44.1%	—	0.0%
February 15, 2026	88,269,166.67	26,075,490.00	29.5%	12,077,535.00	43.2%	—	0.0%
August 15, 2026	86,455,416.67	24,984,225.00	28.9%	11,572,087.50	42.3%	—	0.0%
February 15, 2027	84,641,666.67	23,892,960.00	28.2%	11,066,640.00	41.3%	—	0.0%
August 15, 2027	82,827,916.67	22,801,695.00	27.5%	10,561,192.50	40.3%	—	0.0%
February 15, 2028	81,014,166.67	21,710,430.00	26.8%	10,055,745.00	39.2%	—	0.0%
August 15, 2028	79,200,416.67	20,619,165.00	26.0%	9,550,297.50	38.1%	—	0.0%
February 15, 2029	77,386,666.67	—	0.0%	—	0.0%	—	0.0%

N819AN

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$121,083,333.33	$46,012,000.00	38.0%	$21,310,000.00	55.6%	$16,952,000.00	69.6%
August 15, 2017	119,267,083.33	46,012,000.00	38.6%	21,310,000.00	56.4%	16,952,000.00	70.7%
February 15, 2018	117,450,833.33	44,217,532.00	37.6%	20,478,910.00	55.1%	15,828,930.00	68.6%
August 15, 2018	115,634,583.33	42,503,585.00	36.8%	19,685,112.50	53.8%	14,875,380.00	66.6%
February 15, 2019	113,818,333.33	41,410,800.00	36.4%	19,179,000.00	53.2%	14,108,302.00	65.6%
August 15, 2019	112,002,083.33	40,318,015.00	36.0%	18,672,887.50	52.7%	13,341,224.00	64.6%
February 15, 2020	110,185,833.33	39,225,230.00	35.6%	18,166,775.00	52.1%	12,574,146.00	63.5%
August 15, 2020	108,369,583.33	38,132,445.00	35.2%	17,660,662.50	51.5%	11,807,068.00	62.4%
February 15, 2021	106,553,333.33	37,039,660.00	34.8%	17,154,550.00	50.9%	11,039,990.00	61.2%
August 15, 2021	104,737,083.33	35,946,875.00	34.3%	16,648,437.50	50.2%	10,272,912.00	60.0%
February 15, 2022	102,920,833.33	34,854,090.00	33.9%	16,142,325.00	49.5%	9,505,834.00	58.8%
August 15, 2022	101,104,583.33	33,761,305.00	33.4%	15,636,212.50	48.9%	8,738,756.00	57.5%
February 15, 2023	99,288,333.33	32,668,520.00	32.9%	15,130,100.00	48.1%	7,971,678.00	56.2%
August 15, 2023	97,472,083.33	31,575,735.00	32.4%	14,623,987.50	47.4%	7,204,600.00	54.8%
February 15, 2024	95,655,833.33	30,482,950.00	31.9%	14,117,875.00	46.6%	6,437,522.00	53.4%
August 15, 2024	93,839,583.33	29,390,165.00	31.3%	13,611,762.50	45.8%	5,670,444.00	51.9%
February 15, 2025	92,023,333.33	28,297,380.00	30.8%	13,105,650.00	45.0%	—	0.0%
August 15, 2025	90,207,083.33	27,204,595.00	30.2%	12,599,537.50	44.1%	—	0.0%
February 15, 2026	88,390,833.33	26,111,810.00	29.5%	12,093,425.00	43.2%	—	0.0%
August 15, 2026	86,574,583.33	25,019,025.00	28.9%	11,587,312.50	42.3%	—	0.0%
February 15, 2027	84,758,333.33	23,926,240.00	28.2%	11,081,200.00	41.3%	—	0.0%
August 15, 2027	82,942,083.33	22,833,455.00	27.5%	10,575,087.50	40.3%	—	0.0%
February 15, 2028	81,125,833.33	21,740,670.00	26.8%	10,068,975.00	39.2%	—	0.0%
August 15, 2028	79,309,583.33	20,647,885.00	26.0%	9,562,862.50	38.1%	—	0.0%
February 15, 2029	77,493,333.33	—	0.0%	—	0.0%	—	0.0%

D. Boeing 787-9

N825AA

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$141,066,666.67	$53,605,000.00	38.0%	$24,828,000.00	55.6%	$19,749,000.00	69.6%
August 15, 2017	138,950,666.67	53,605,000.00	38.6%	24,828,000.00	56.4%	19,749,000.00	70.7%
February 15, 2018	136,834,666.67	51,514,405.00	37.6%	23,859,708.00	55.1%	18,440,628.75	68.6%
August 15, 2018	134,718,666.67	49,517,618.75	36.8%	22,934,865.00	53.8%	17,329,747.50	66.6%
February 15, 2019	132,602,666.67	48,244,500.00	36.4%	22,345,200.00	53.2%	16,436,105.25	65.6%
August 15, 2019	130,486,666.67	46,971,381.25	36.0%	21,755,535.00	52.7%	15,542,463.00	64.6%
February 15, 2020	128,370,666.67	45,698,262.50	35.6%	21,165,870.00	52.1%	14,648,820.75	63.5%
August 15, 2020	126,254,666.67	44,425,143.75	35.2%	20,576,205.00	51.5%	13,755,178.50	62.4%
February 15, 2021	124,138,666.67	43,152,025.00	34.8%	19,986,540.00	50.9%	12,861,536.25	61.2%
August 15, 2021	122,022,666.67	41,878,906.25	34.3%	19,396,875.00	50.2%	11,967,894.00	60.0%
February 15, 2022	119,906,666.67	40,605,787.50	33.9%	18,807,210.00	49.5%	11,074,251.75	58.8%
August 15, 2022	117,790,666.67	39,332,668.75	33.4%	18,217,545.00	48.9%	10,180,609.50	57.5%
February 15, 2023	115,674,666.67	38,059,550.00	32.9%	17,627,880.00	48.1%	9,286,967.25	56.2%
August 15, 2023	113,558,666.67	36,786,431.25	32.4%	17,038,215.00	47.4%	8,393,325.00	54.8%
February 15, 2024	111,442,666.67	35,513,312.50	31.9%	16,448,550.00	46.6%	7,499,682.75	53.4%
August 15, 2024	109,326,666.67	34,240,193.75	31.3%	15,858,885.00	45.8%	6,606,040.50	51.9%
February 15, 2025	107,210,666.67	32,967,075.00	30.7%	15,269,220.00	45.0%	—	0.0%
August 15, 2025	105,094,666.67	31,693,956.25	30.2%	14,679,555.00	44.1%	—	0.0%
February 15, 2026	102,978,666.67	30,420,837.50	29.5%	14,089,890.00	43.2%	—	0.0%
August 15, 2026	100,862,666.67	29,147,718.75	28.9%	13,500,225.00	42.3%	—	0.0%
February 15, 2027	98,746,666.67	27,874,600.00	28.2%	12,910,560.00	41.3%	—	0.0%
August 15, 2027	96,630,666.67	26,601,481.25	27.5%	12,320,895.00	40.3%	—	0.0%
February 15, 2028	94,514,666.67	25,328,362.50	26.8%	11,731,230.00	39.2%	—	0.0%
August 15, 2028	92,398,666.67	24,055,243.75	26.0%	11,141,565.00	38.1%	—	0.0%
February 15, 2029	90,282,666.67	—	0.0%	—	0.0%	—	0.0%

E. Embraer ERJ 175 LR

N248NN

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$29,860,000.00	$11,347,000.00	38.0%	$5,255,000.00	55.6%	$4,181,000.00	69.6%
August 15, 2017	29,412,100.00	11,347,000.00	38.6%	5,255,000.00	56.4%	4,181,000.00	70.7%
February 15, 2018	28,964,200.00	10,904,467.00	37.6%	5,050,055.00	55.1%	3,904,008.75	68.6%
August 15, 2018	28,516,300.00	10,481,791.25	36.8%	4,854,306.25	53.8%	3,668,827.50	66.6%
February 15, 2019	28,068,400.00	10,212,300.00	36.4%	4,729,500.00	53.2%	3,479,637.25	65.6%
August 15, 2019	27,620,500.00	9,942,808.75	36.0%	4,604,693.75	52.7%	3,290,447.00	64.6%
February 15, 2020	27,172,600.00	9,673,317.50	35.6%	4,479,887.50	52.1%	3,101,256.75	63.5%
August 15, 2020	26,724,700.00	9,403,826.25	35.2%	4,355,081.25	51.5%	2,912,066.50	62.4%
February 15, 2021	26,276,800.00	9,134,335.00	34.8%	4,230,275.00	50.9%	2,722,876.25	61.2%
August 15, 2021	25,828,900.00	8,864,843.75	34.3%	4,105,468.75	50.2%	2,533,686.00	60.0%
February 15, 2022	25,381,000.00	8,595,352.50	33.9%	3,980,662.50	49.5%	2,344,495.75	58.8%
August 15, 2022	24,933,100.00	8,325,861.25	33.4%	3,855,856.25	48.9%	2,155,305.50	57.5%
February 15, 2023	24,485,200.00	8,056,370.00	32.9%	3,731,050.00	48.1%	1,966,115.25	56.2%
August 15, 2023	24,037,300.00	7,786,878.75	32.4%	3,606,243.75	47.4%	1,776,925.00	54.8%
February 15, 2024	23,589,400.00	7,517,387.50	31.9%	3,481,437.50	46.6%	1,587,734.75	53.4%
August 15, 2024	23,141,500.00	7,247,896.25	31.3%	3,356,631.25	45.8%	1,398,544.50	51.9%
February 15, 2025	22,693,600.00	6,978,405.00	30.8%	3,231,825.00	45.0%	—	0.0%
August 15, 2025	22,245,700.00	6,708,913.75	30.2%	3,107,018.75	44.1%	—	0.0%
February 15, 2026	21,797,800.00	6,439,422.50	29.5%	2,982,212.50	43.2%	—	0.0%
August 15, 2026	21,349,900.00	6,169,931.25	28.9%	2,857,406.25	42.3%	—	0.0%
February 15, 2027	20,902,000.00	5,900,440.00	28.2%	2,732,600.00	41.3%	—	0.0%
August 15, 2027	20,454,100.00	5,630,948.75	27.5%	2,607,793.75	40.3%	—	0.0%
February 15, 2028	20,006,200.00	5,361,457.50	26.8%	2,482,987.50	39.2%	—	0.0%
August 15, 2028	19,558,300.00	5,091,966.25	26.0%	2,358,181.25	38.1%	—	0.0%
February 15, 2029	19,110,400.00	—	0.0%	—	0.0%	—	0.0%

N249NN

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$29,883,333.33	$11,356,000.00	38.0%	$5,259,000.00	55.6%	$4,184,000.00	69.6%
August 15, 2017	29,435,083.33	11,356,000.00	38.6%	5,259,000.00	56.4%	4,184,000.00	70.7%
February 15, 2018	28,986,833.33	10,913,116.00	37.6%	5,053,899.00	55.1%	3,906,810.00	68.6%
August 15, 2018	28,538,583.33	10,490,105.00	36.8%	4,858,001.25	53.8%	3,671,460.00	66.6%
February 15, 2019	28,090,333.33	10,220,400.00	36.4%	4,733,100.00	53.2%	3,482,134.00	65.6%
August 15, 2019	27,642,083.33	9,950,695.00	36.0%	4,608,198.75	52.7%	3,292,808.00	64.6%
February 15, 2020	27,193,833.33	9,680,990.00	35.6%	4,483,297.50	52.1%	3,103,482.00	63.5%
August 15, 2020	26,745,583.33	9,411,285.00	35.2%	4,358,396.25	51.5%	2,914,156.00	62.4%
February 15, 2021	26,297,333.33	9,141,580.00	34.8%	4,233,495.00	50.9%	2,724,830.00	61.2%
August 15, 2021	25,849,083.33	8,871,875.00	34.3%	4,108,593.75	50.2%	2,535,504.00	60.0%
February 15, 2022	25,400,833.33	8,602,170.00	33.9%	3,983,692.50	49.5%	2,346,178.00	58.8%
August 15, 2022	24,952,583.33	8,332,465.00	33.4%	3,858,791.25	48.9%	2,156,852.00	57.5%
February 15, 2023	24,504,333.33	8,062,760.00	32.9%	3,733,890.00	48.1%	1,967,526.00	56.2%
August 15, 2023	24,056,083.33	7,793,055.00	32.4%	3,608,988.75	47.4%	1,778,200.00	54.8%
February 15, 2024	23,607,833.33	7,523,350.00	31.9%	3,484,087.50	46.6%	1,588,874.00	53.4%
August 15, 2024	23,159,583.33	7,253,645.00	31.3%	3,359,186.25	45.8%	1,399,548.00	51.9%
February 15, 2025	22,711,333.33	6,983,940.00	30.8%	3,234,285.00	45.0%	—	0.0%
August 15, 2025	22,263,083.33	6,714,235.00	30.2%	3,109,383.75	44.1%	—	0.0%
February 15, 2026	21,814,833.33	6,444,530.00	29.5%	2,984,482.50	43.2%	—	0.0%
August 15, 2026	21,366,583.33	6,174,825.00	28.9%	2,859,581.25	42.3%	—	0.0%
February 15, 2027	20,918,333.33	5,905,120.00	28.2%	2,734,680.00	41.3%	—	0.0%
August 15, 2027	20,470,083.33	5,635,415.00	27.5%	2,609,778.75	40.3%	—	0.0%
February 15, 2028	20,021,833.33	5,365,710.00	26.8%	2,484,877.50	39.2%	—	0.0%
August 15, 2028	19,573,583.33	5,096,005.00	26.0%	2,359,976.25	38.1%	—	0.0%
February 15, 2029	19,125,333.33	—	0.0%	—	0.0%	—	0.0%

N250NN

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$29,883,333.33	$11,356,000.00	38.0%	$5,259,000.00	55.6%	$4,184,000.00	69.6%
August 15, 2017	29,435,083.33	11,356,000.00	38.6%	5,259,000.00	56.4%	4,184,000.00	70.7%
February 15, 2018	28,986,833.33	10,913,116.00	37.6%	5,053,899.00	55.1%	3,906,810.00	68.6%
August 15, 2018	28,538,583.33	10,490,105.00	36.8%	4,858,001.25	53.8%	3,671,460.00	66.6%
February 15, 2019	28,090,333.33	10,220,400.00	36.4%	4,733,100.00	53.2%	3,482,134.00	65.6%
August 15, 2019	27,642,083.33	9,950,695.00	36.0%	4,608,198.75	52.7%	3,292,808.00	64.6%
February 15, 2020	27,193,833.33	9,680,990.00	35.6%	4,483,297.50	52.1%	3,103,482.00	63.5%
August 15, 2020	26,745,583.33	9,411,285.00	35.2%	4,358,396.25	51.5%	2,914,156.00	62.4%
February 15, 2021	26,297,333.33	9,141,580.00	34.8%	4,233,495.00	50.9%	2,724,830.00	61.2%
August 15, 2021	25,849,083.33	8,871,875.00	34.3%	4,108,593.75	50.2%	2,535,504.00	60.0%
February 15, 2022	25,400,833.33	8,602,170.00	33.9%	3,983,692.50	49.5%	2,346,178.00	58.8%
August 15, 2022	24,952,583.33	8,332,465.00	33.4%	3,858,791.25	48.9%	2,156,852.00	57.5%
February 15, 2023	24,504,333.33	8,062,760.00	32.9%	3,733,890.00	48.1%	1,967,526.00	56.2%
August 15, 2023	24,056,083.33	7,793,055.00	32.4%	3,608,988.75	47.4%	1,778,200.00	54.8%
February 15, 2024	23,607,833.33	7,523,350.00	31.9%	3,484,087.50	46.6%	1,588,874.00	53.4%
August 15, 2024	23,159,583.33	7,253,645.00	31.3%	3,359,186.25	45.8%	1,399,548.00	51.9%
February 15, 2025	22,711,333.33	6,983,940.00	30.8%	3,234,285.00	45.0%	—	0.0%
August 15, 2025	22,263,083.33	6,714,235.00	30.2%	3,109,383.75	44.1%	—	0.0%
February 15, 2026	21,814,833.33	6,444,530.00	29.5%	2,984,482.50	43.2%	—	0.0%
August 15, 2026	21,366,583.33	6,174,825.00	28.9%	2,859,581.25	42.3%	—	0.0%
February 15, 2027	20,918,333.33	5,905,120.00	28.2%	2,734,680.00	41.3%	—	0.0%
August 15, 2027	20,470,083.33	5,635,415.00	27.5%	2,609,778.75	40.3%	—	0.0%
February 15, 2028	20,021,833.33	5,365,710.00	26.8%	2,484,877.50	39.2%	—	0.0%
August 15, 2028	19,573,583.33	5,096,005.00	26.0%	2,359,976.25	38.1%	—	0.0%
February 15, 2029	19,125,333.33	—	0.0%	—	0.0%	—	0.0%

N251NN

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$29,943,333.33	$11,378,000.00	38.0%	$5,270,000.00	55.6%	$4,193,000.00	69.6%
August 15, 2017	29,494,183.33	11,378,000.00	38.6%	5,270,000.00	56.4%	4,193,000.00	70.7%
February 15, 2018	29,045,033.33	10,934,258.00	37.6%	5,064,470.00	55.1%	3,915,213.75	68.6%
August 15, 2018	28,595,883.33	10,510,427.50	36.8%	4,868,162.50	53.8%	3,679,357.50	66.6%
February 15, 2019	28,146,733.33	10,240,200.00	36.4%	4,743,000.00	53.2%	3,489,624.25	65.6%
August 15, 2019	27,697,583.33	9,969,972.50	36.0%	4,617,837.50	52.7%	3,299,891.00	64.6%
February 15, 2020	27,248,433.33	9,699,745.00	35.6%	4,492,675.00	52.1%	3,110,157.75	63.5%
August 15, 2020	26,799,283.33	9,429,517.50	35.2%	4,367,512.50	51.5%	2,920,424.50	62.4%
February 15, 2021	26,350,133.33	9,159,290.00	34.8%	4,242,350.00	50.9%	2,730,691.25	61.2%
August 15, 2021	25,900,983.33	8,889,062.50	34.3%	4,117,187.50	50.2%	2,540,958.00	60.0%
February 15, 2022	25,451,833.33	8,618,835.00	33.9%	3,992,025.00	49.5%	2,351,224.75	58.8%
August 15, 2022	25,002,683.33	8,348,607.50	33.4%	3,866,862.50	48.9%	2,161,491.50	57.5%
February 15, 2023	24,553,533.33	8,078,380.00	32.9%	3,741,700.00	48.1%	1,971,758.25	56.2%
August 15, 2023	24,104,383.33	7,808,152.50	32.4%	3,616,537.50	47.4%	1,782,025.00	54.8%
February 15, 2024	23,655,233.33	7,537,925.00	31.9%	3,491,375.00	46.6%	1,592,291.75	53.4%
August 15, 2024	23,206,083.33	7,267,697.50	31.3%	3,366,212.50	45.8%	1,402,558.50	51.9%
February 15, 2025	22,756,933.33	6,997,470.00	30.7%	3,241,050.00	45.0%	—	0.0%
August 15, 2025	22,307,783.33	6,727,242.50	30.2%	3,115,887.50	44.1%	—	0.0%
February 15, 2026	21,858,633.33	6,457,015.00	29.5%	2,990,725.00	43.2%	—	0.0%
August 15, 2026	21,409,483.33	6,186,787.50	28.9%	2,865,562.50	42.3%	—	0.0%
February 15, 2027	20,960,333.33	5,916,560.00	28.2%	2,740,400.00	41.3%	—	0.0%
August 15, 2027	20,511,183.33	5,646,332.50	27.5%	2,615,237.50	40.3%	—	0.0%
February 15, 2028	20,062,033.33	5,376,105.00	26.8%	2,490,075.00	39.2%	—	0.0%
August 15, 2028	19,612,883.33	5,105,877.50	26.0%	2,364,912.50	38.1%	—	0.0%
February 15, 2029	19,163,733.33	—	0.0%	—	0.0%	—	0.0%

N252NN

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$29,943,333.33	$11,378,000.00	38.0%	$5,270,000.00	55.6%	$4,193,000.00	69.6%
August 15, 2017	29,494,183.33	11,378,000.00	38.6%	5,270,000.00	56.4%	4,193,000.00	70.7%
February 15, 2018	29,045,033.33	10,934,258.00	37.6%	5,064,470.00	55.1%	3,915,213.75	68.6%
August 15, 2018	28,595,883.33	10,510,427.50	36.8%	4,868,162.50	53.8%	3,679,357.50	66.6%
February 15, 2019	28,146,733.33	10,240,200.00	36.4%	4,743,000.00	53.2%	3,489,624.25	65.6%
August 15, 2019	27,697,583.33	9,969,972.50	36.0%	4,617,837.50	52.7%	3,299,891.00	64.6%
February 15, 2020	27,248,433.33	9,699,745.00	35.6%	4,492,675.00	52.1%	3,110,157.75	63.5%
August 15, 2020	26,799,283.33	9,429,517.50	35.2%	4,367,512.50	51.5%	2,920,424.50	62.4%
February 15, 2021	26,350,133.33	9,159,290.00	34.8%	4,242,350.00	50.9%	2,730,691.25	61.2%
August 15, 2021	25,900,983.33	8,889,062.50	34.3%	4,117,187.50	50.2%	2,540,958.00	60.0%
February 15, 2022	25,451,833.33	8,618,835.00	33.9%	3,992,025.00	49.5%	2,351,224.75	58.8%
August 15, 2022	25,002,683.33	8,348,607.50	33.4%	3,866,862.50	48.9%	2,161,491.50	57.5%
February 15, 2023	24,553,533.33	8,078,380.00	32.9%	3,741,700.00	48.1%	1,971,758.25	56.2%
August 15, 2023	24,104,383.33	7,808,152.50	32.4%	3,616,537.50	47.4%	1,782,025.00	54.8%
February 15, 2024	23,655,233.33	7,537,925.00	31.9%	3,491,375.00	46.6%	1,592,291.75	53.4%
August 15, 2024	23,206,083.33	7,267,697.50	31.3%	3,366,212.50	45.8%	1,402,558.50	51.9%
February 15, 2025	22,756,933.33	6,997,470.00	30.7%	3,241,050.00	45.0%	—	0.0%
August 15, 2025	22,307,783.33	6,727,242.50	30.2%	3,115,887.50	44.1%	—	0.0%
February 15, 2026	21,858,633.33	6,457,015.00	29.5%	2,990,725.00	43.2%	—	0.0%
August 15, 2026	21,409,483.33	6,186,787.50	28.9%	2,865,562.50	42.3%	—	0.0%
February 15, 2027	20,960,333.33	5,916,560.00	28.2%	2,740,400.00	41.3%	—	0.0%
August 15, 2027	20,511,183.33	5,646,332.50	27.5%	2,615,237.50	40.3%	—	0.0%
February 15, 2028	20,062,033.33	5,376,105.00	26.8%	2,490,075.00	39.2%	—	0.0%
August 15, 2028	19,612,883.33	5,105,877.50	26.0%	2,364,912.50	38.1%	—	0.0%
February 15, 2029	19,163,733.33	—	0.0%	—	0.0%	—	0.0%

N253NN

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$29,966,666.67	$11,387,000.00	38.0%	$5,274,000.00	55.6%	$4,196,000.00	69.6%
August 15, 2017	29,966,666.67	11,387,000.00	38.6%	5,274,000.00	56.4%	4,196,000.00	70.7%
February 15, 2018	29,067,666.67	10,942,907.00	37.6%	5,068,314.00	55.1%	3,918,015.00	68.6%
August 15, 2018	28,618,166.67	10,518,741.25	36.8%	4,871,857.50	53.8%	3,681,990.00	66.6%
February 15, 2019	28,168,666.67	10,248,300.00	36.4%	4,746,600.00	53.2%	3,492,121.00	65.6%
August 15, 2019	27,719,166.67	9,977,858.75	36.0%	4,621,342.50	52.7%	3,302,252.00	64.6%
February 15, 2020	27,269,666.67	9,707,417.50	35.6%	4,496,085.00	52.1%	3,112,383.00	63.5%
August 15, 2020	26,820,166.67	9,436,976.25	35.2%	4,370,827.50	51.5%	2,922,514.00	62.4%
February 15, 2021	26,370,666.67	9,166,535.00	34.8%	4,245,570.00	50.9%	2,732,645.00	61.2%
August 15, 2021	25,921,166.67	8,896,093.75	34.3%	4,120,312.50	50.2%	2,542,776.00	60.0%
February 15, 2022	25,471,666.67	8,625,652.50	33.9%	3,995,055.00	49.5%	2,352,907.00	58.8%
August 15, 2022	25,022,166.67	8,355,211.25	33.4%	3,869,797.50	48.9%	2,163,038.00	57.5%
February 15, 2023	24,572,666.67	8,084,770.00	32.9%	3,744,540.00	48.1%	1,973,169.00	56.2%
August 15, 2023	24,123,166.67	7,814,328.75	32.4%	3,619,282.50	47.4%	1,783,300.00	54.8%
February 15, 2024	23,673,666.67	7,543,887.50	31.9%	3,494,025.00	46.6%	1,593,431.00	53.4%
August 15, 2024	23,224,166.67	7,273,446.25	31.3%	3,368,767.50	45.8%	1,403,562.00	51.9%
February 15, 2025	22,774,666.67	7,003,005.00	30.7%	3,243,510.00	45.0%	—	0.0%
August 15, 2025	22,325,166.67	6,732,563.75	30.2%	3,118,252.50	44.1%	—	0.0%
February 15, 2026	21,875,666.67	6,462,122.50	29.5%	2,992,995.00	43.2%	—	0.0%
August 15, 2026	21,426,166.67	6,191,681.25	28.9%	2,867,737.50	42.3%	—	0.0%
February 15, 2027	20,976,666.67	5,921,240.00	28.2%	2,742,480.00	41.3%	—	0.0%
August 15, 2027	20,527,166.67	5,650,798.75	27.5%	2,617,222.50	40.3%	—	0.0%
February 15, 2028	20,077,666.67	5,380,357.50	26.8%	2,491,965.00	39.2%	—	0.0%
August 15, 2028	19,628,166.67	5,109,916.25	26.0%	2,366,707.50	38.1%	—	0.0%
February 15, 2029	19,178,666.67	—	0.0%	—	0.0%	—	0.0%

N254NN

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At issuance	$29,966,666.67	$11,387,000.00	38.0%	$5,274,000.00	55.6%	$4,196,000.00	69.6%
August 15, 2017	29,966,666.67	11,387,000.00	38.6%	5,274,000.00	56.4%	4,196,000.00	70.7%
February 15, 2018	29,067,666.67	10,942,907.00	37.6%	5,068,314.00	55.1%	3,918,015.00	68.6%
August 15, 2018	28,618,166.67	10,518,741.25	36.8%	4,871,857.50	53.8%	3,681,990.00	66.6%
February 15, 2019	28,168,666.67	10,248,300.00	36.4%	4,746,600.00	53.2%	3,492,121.00	65.6%
August 15, 2019	27,719,166.67	9,977,858.75	36.0%	4,621,342.50	52.7%	3,302,252.00	64.6%
February 15, 2020	27,269,666.67	9,707,417.50	35.6%	4,496,085.00	52.1%	3,112,383.00	63.5%
August 15, 2020	26,820,166.67	9,436,976.25	35.2%	4,370,827.50	51.5%	2,922,514.00	62.4%
February 15, 2021	26,370,666.67	9,166,535.00	34.8%	4,245,570.00	50.9%	2,732,645.00	61.2%
August 15, 2021	25,921,166.67	8,896,093.75	34.3%	4,120,312.50	50.2%	2,542,776.00	60.0%
February 15, 2022	25,471,666.67	8,625,652.50	33.9%	3,995,055.00	49.5%	2,352,907.00	58.8%
August 15, 2022	25,022,166.67	8,355,211.25	33.4%	3,869,797.50	48.9%	2,163,038.00	57.5%
February 15, 2023	24,572,666.67	8,084,770.00	32.9%	3,744,540.00	48.1%	1,973,169.00	56.2%
August 15, 2023	24,123,166.67	7,814,328.75	32.4%	3,619,282.50	47.4%	1,783,300.00	54.8%
February 15, 2024	23,673,666.67	7,543,887.50	31.9%	3,494,025.00	46.6%	1,593,431.00	53.4%
August 15, 2024	23,224,166.67	7,273,446.25	31.3%	3,368,767.50	45.8%	1,403,562.00	51.9%
February 15, 2025	22,774,666.67	7,003,005.00	30.7%	3,243,510.00	45.0%	—	0.0%
August 15, 2025	22,325,166.67	6,732,563.75	30.2%	3,118,252.50	44.1%	—	0.0%
February 15, 2026	21,875,666.67	6,462,122.50	29.5%	2,992,995.00	43.2%	—	0.0%
August 15, 2026	21,426,166.67	6,191,681.25	28.9%	2,867,737.50	42.3%	—	0.0%
February 15, 2027	20,976,666.67	5,921,240.00	28.2%	2,742,480.00	41.3%	—	0.0%
August 15, 2027	20,527,166.67	5,650,798.75	27.5%	2,617,222.50	40.3%	—	0.0%
February 15, 2028	20,077,666.67	5,380,357.50	26.8%	2,491,965.00	39.2%	—	0.0%
August 15, 2028	19,628,166.67	5,109,916.25	26.0%	2,366,707.50	38.1%	—	0.0%
February 15, 2029	19,178,666.67	—	0.0%	—	0.0%	—	0.0%

APPENDIX V—EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

The following tables set forth the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft.

A. Airbus A321-231S

N997AA

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$20,934,000.00	—	$9,696,000.00	—	$7,713,000.00
August 15, 2017	—	20,934,000.00	—	9,696,000.00	—	7,713,000.00
February 15, 2018	816,426.00	20,117,574.00	378,144.00	9,317,856.00	510,986.25	7,202,013.75
August 15, 2018	779,791.50	19,337,782.50	361,176.00	8,956,680.00	433,856.25	6,768,157.50
February 15, 2019	497,182.50	18,840,600.00	230,280.00	8,726,400.00	349,013.25	6,419,144.25
August 15, 2019	497,182.50	18,343,417.50	230,280.00	8,496,120.00	349,013.25	6,070,131.00
February 15, 2020	497,182.50	17,846,235.00	230,280.00	8,265,840.00	349,013.25	5,721,117.75
August 15, 2020	497,182.50	17,349,052.50	230,280.00	8,035,560.00	349,013.25	5,372,104.50
February 15, 2021	497,182.50	16,851,870.00	230,280.00	7,805,280.00	349,013.25	5,023,091.25
August 15, 2021	497,182.50	16,354,687.50	230,280.00	7,575,000.00	349,013.25	4,674,078.00
February 15, 2022	497,182.50	15,857,505.00	230,280.00	7,344,720.00	349,013.25	4,325,064.75
August 15, 2022	497,182.50	15,360,322.50	230,280.00	7,114,440.00	349,013.25	3,976,051.50
February 15, 2023	497,182.50	14,863,140.00	230,280.00	6,884,160.00	349,013.25	3,627,038.25
August 15, 2023	497,182.50	14,365,957.50	230,280.00	6,653,880.00	349,013.25	3,278,025.00
February 15, 2024	497,182.50	13,868,775.00	230,280.00	6,423,600.00	349,013.25	2,929,011.75
August 15, 2024	497,182.50	13,371,592.50	230,280.00	6,193,320.00	349,013.25	2,579,998.50
February 15, 2025	497,182.50	12,874,410.00	230,280.00	5,963,040.00	2,579,998.50	—
August 15, 2025	497,182.50	12,377,227.50	230,280.00	5,732,760.00	—	—
February 15, 2026	497,182.50	11,880,045.00	230,280.00	5,502,480.00	—	—
August 15, 2026	497,182.50	11,382,862.50	230,280.00	5,272,200.00	—	—
February 15, 2027	497,182.50	10,885,680.00	230,280.00	5,041,920.00	—	—
August 15, 2027	497,182.50	10,388,497.50	230,280.00	4,811,640.00	—	—
February 15, 2028	497,182.50	9,891,315.00	230,280.00	4,581,360.00	—	—
August 15, 2028	497,182.50	9,394,132.50	230,280.00	4,351,080.00	—	—
February 15, 2029	9,394,132.50	—	4,351,080.00	—	—	—

N998AN

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$20,934,000.00	—	$9,696,000.00	—	$7,713,000.00
August 15, 2017	—	20,934,000.00	—	9,696,000.00	—	7,713,000.00
February 15, 2018	816,426.00	20,117,574.00	378,144.00	9,317,856.00	510,986.25	7,202,013.75
August 15, 2018	779,791.50	19,337,782.50	361,176.00	8,956,680.00	433,856.25	6,768,157.50
February 15, 2019	497,182.50	18,840,600.00	230,280.00	8,726,400.00	349,013.25	6,419,144.25
August 15, 2019	497,182.50	18,343,417.50	230,280.00	8,496,120.00	349,013.25	6,070,131.00
February 15, 2020	497,182.50	17,846,235.00	230,280.00	8,265,840.00	349,013.25	5,721,117.75
August 15, 2020	497,182.50	17,349,052.50	230,280.00	8,035,560.00	349,013.25	5,372,104.50
February 15, 2021	497,182.50	16,851,870.00	230,280.00	7,805,280.00	349,013.25	5,023,091.25
August 15, 2021	497,182.50	16,354,687.50	230,280.00	7,575,000.00	349,013.25	4,674,078.00
February 15, 2022	497,182.50	15,857,505.00	230,280.00	7,344,720.00	349,013.25	4,325,064.75
August 15, 2022	497,182.50	15,360,322.50	230,280.00	7,114,440.00	349,013.25	3,976,051.50
February 15, 2023	497,182.50	14,863,140.00	230,280.00	6,884,160.00	349,013.25	3,627,038.25
August 15, 2023	497,182.50	14,365,957.50	230,280.00	6,653,880.00	349,013.25	3,278,025.00
February 15, 2024	497,182.50	13,868,775.00	230,280.00	6,423,600.00	349,013.25	2,929,011.75
August 15, 2024	497,182.50	13,371,592.50	230,280.00	6,193,320.00	349,013.25	2,579,998.50
February 15, 2025	497,182.50	12,874,410.00	230,280.00	5,963,040.00	2,579,998.50	—
August 15, 2025	497,182.50	12,377,227.50	230,280.00	5,732,760.00	—	—
February 15, 2026	497,182.50	11,880,045.00	230,280.00	5,502,480.00	—	—
August 15, 2026	497,182.50	11,382,862.50	230,280.00	5,272,200.00	—	—
February 15, 2027	497,182.50	10,885,680.00	230,280.00	5,041,920.00	—	—
August 15, 2027	497,182.50	10,388,497.50	230,280.00	4,811,640.00	—	—
February 15, 2028	497,182.50	9,891,315.00	230,280.00	4,581,360.00	—	—
August 15, 2028	497,182.50	9,394,132.50	230,280.00	4,351,080.00	—	—
February 15, 2029	9,394,132.50	—	4,351,080.00	—	—	—

N930AU

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$20,968,000.00	—	$9,712,000.00	—	$7,725,000.00
August 15, 2017	—	20,968,000.00	—	9,712,000.00	—	7,725,000.00
February 15, 2018	817,752.00	20,150,248.00	378,768.00	9,333,232.00	511,781.25	7,213,218.75
August 15, 2018	781,058.00	19,369,190.00	361,772.00	8,971,460.00	434,531.25	6,778,687.50
February 15, 2019	497,990.00	18,871,200.00	230,660.00	8,740,800.00	349,556.25	6,429,131.25
August 15, 2019	497,990.00	18,373,210.00	230,660.00	8,510,140.00	349,556.25	6,079,575.00
February 15, 2020	497,990.00	17,875,220.00	230,660.00	8,279,480.00	349,556.25	5,730,018.75
August 15, 2020	497,990.00	17,377,230.00	230,660.00	8,048,820.00	349,556.25	5,380,462.50
February 15, 2021	497,990.00	16,879,240.00	230,660.00	7,818,160.00	349,556.25	5,030,906.25
August 15, 2021	497,990.00	16,381,250.00	230,660.00	7,587,500.00	349,556.25	4,681,350.00
February 15, 2022	497,990.00	15,883,260.00	230,660.00	7,356,840.00	349,556.25	4,331,793.75
August 15, 2022	497,990.00	15,385,270.00	230,660.00	7,126,180.00	349,556.25	3,982,237.50
February 15, 2023	497,990.00	14,887,280.00	230,660.00	6,895,520.00	349,556.25	3,632,681.25
August 15, 2023	497,990.00	14,389,290.00	230,660.00	6,664,860.00	349,556.25	3,283,125.00
February 15, 2024	497,990.00	13,891,300.00	230,660.00	6,434,200.00	349,556.25	2,933,568.75
August 15, 2024	497,990.00	13,393,310.00	230,660.00	6,203,540.00	349,556.25	2,584,012.50
February 15, 2025	497,990.00	12,895,320.00	230,660.00	5,972,880.00	2,584,012.50	—
August 15, 2025	497,990.00	12,397,330.00	230,660.00	5,742,220.00	—	—
February 15, 2026	497,990.00	11,899,340.00	230,660.00	5,511,560.00	—	—
August 15, 2026	497,990.00	11,401,350.00	230,660.00	5,280,900.00	—	—
February 15, 2027	497,990.00	10,903,360.00	230,660.00	5,050,240.00	—	—
August 15, 2027	497,990.00	10,405,370.00	230,660.00	4,819,580.00	—	—
February 15, 2028	497,990.00	9,907,380.00	230,660.00	4,588,920.00	—	—
August 15, 2028	497,990.00	9,409,390.00	230,660.00	4,358,260.00	—	—
February 15, 2029	9,409,390.00	—	4,358,260.00	—	—	—

N931AM

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$20,968,000.00	—	$9,712,000.00	—	$7,725,000.00
August 15, 2017	—	20,968,000.00	—	9,712,000.00	—	7,725,000.00
February 15, 2018	817,752.00	20,150,248.00	378,768.00	9,333,232.00	511,781.25	7,213,218.75
August 15, 2018	781,058.00	19,369,190.00	361,772.00	8,971,460.00	434,531.25	6,778,687.50
February 15, 2019	497,990.00	18,871,200.00	230,660.00	8,740,800.00	349,556.25	6,429,131.25
August 15, 2019	497,990.00	18,373,210.00	230,660.00	8,510,140.00	349,556.25	6,079,575.00
February 15, 2020	497,990.00	17,875,220.00	230,660.00	8,279,480.00	349,556.25	5,730,018.75
August 15, 2020	497,990.00	17,377,230.00	230,660.00	8,048,820.00	349,556.25	5,380,462.50
February 15, 2021	497,990.00	16,879,240.00	230,660.00	7,818,160.00	349,556.25	5,030,906.25
August 15, 2021	497,990.00	16,381,250.00	230,660.00	7,587,500.00	349,556.25	4,681,350.00
February 15, 2022	497,990.00	15,883,260.00	230,660.00	7,356,840.00	349,556.25	4,331,793.75
August 15, 2022	497,990.00	15,385,270.00	230,660.00	7,126,180.00	349,556.25	3,982,237.50
February 15, 2023	497,990.00	14,887,280.00	230,660.00	6,895,520.00	349,556.25	3,632,681.25
August 15, 2023	497,990.00	14,389,290.00	230,660.00	6,664,860.00	349,556.25	3,283,125.00
February 15, 2024	497,990.00	13,891,300.00	230,660.00	6,434,200.00	349,556.25	2,933,568.75
August 15, 2024	497,990.00	13,393,310.00	230,660.00	6,203,540.00	349,556.25	2,584,012.50
February 15, 2025	497,990.00	12,895,320.00	230,660.00	5,972,880.00	2,584,012.50	—
August 15, 2025	497,990.00	12,397,330.00	230,660.00	5,742,220.00	—	—
February 15, 2026	497,990.00	11,899,340.00	230,660.00	5,511,560.00	—	—
August 15, 2026	497,990.00	11,401,350.00	230,660.00	5,280,900.00	—	—
February 15, 2027	497,990.00	10,903,360.00	230,660.00	5,050,240.00	—	—
August 15, 2027	497,990.00	10,405,370.00	230,660.00	4,819,580.00	—	—
February 15, 2028	497,990.00	9,907,380.00	230,660.00	4,588,920.00	—	—
August 15, 2028	497,990.00	9,409,390.00	230,660.00	4,358,260.00	—	—
February 15, 2029	9,409,390.00	—	4,358,260.00	—	—	—

N932AM

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$20,985,000.00	—	$9,719,000.00	—	$7,731,000.00
August 15, 2017	—	20,985,000.00	—	9,719,000.00	—	7,731,000.00
February 15, 2018	818,415.00	20,166,585.00	379,041.00	9,339,959.00	512,178.75	7,218,821.25
August 15, 2018	781,691.25	19,384,893.75	362,032.75	8,977,926.25	434,868.75	6,783,952.50
February 15, 2019	498,393.75	18,886,500.00	230,826.25	8,747,100.00	349,827.75	6,434,124.75
August 15, 2019	498,393.75	18,388,106.25	230,826.25	8,516,273.75	349,827.75	6,084,297.00
February 15, 2020	498,393.75	17,889,712.50	230,826.25	8,285,447.50	349,827.75	5,734,469.25
August 15, 2020	498,393.75	17,391,318.75	230,826.25	8,054,621.25	349,827.75	5,384,641.50
February 15, 2021	498,393.75	16,892,925.00	230,826.25	7,823,795.00	349,827.75	5,034,813.75
August 15, 2021	498,393.75	16,394,531.25	230,826.25	7,592,968.75	349,827.75	4,684,986.00
February 15, 2022	498,393.75	15,896,137.50	230,826.25	7,362,142.50	349,827.75	4,335,158.25
August 15, 2022	498,393.75	15,397,743.75	230,826.25	7,131,316.25	349,827.75	3,985,330.50
February 15, 2023	498,393.75	14,899,350.00	230,826.25	6,900,490.00	349,827.75	3,635,502.75
August 15, 2023	498,393.75	14,400,956.25	230,826.25	6,669,663.75	349,827.75	3,285,675.00
February 15, 2024	498,393.75	13,902,562.50	230,826.25	6,438,837.50	349,827.75	2,935,847.25
August 15, 2024	498,393.75	13,404,168.75	230,826.25	6,208,011.25	349,827.75	2,586,019.50
February 15, 2025	498,393.75	12,905,775.00	230,826.25	5,977,185.00	2,586,019.50	—
August 15, 2025	498,393.75	12,407,381.25	230,826.25	5,746,358.75	—	—
February 15, 2026	498,393.75	11,908,987.50	230,826.25	5,515,532.50	—	—
August 15, 2026	498,393.75	11,410,593.75	230,826.25	5,284,706.25	—	—
February 15, 2027	498,393.75	10,912,200.00	230,826.25	5,053,880.00	—	—
August 15, 2027	498,393.75	10,413,806.25	230,826.25	4,823,053.75	—	—
February 15, 2028	498,393.75	9,915,412.50	230,826.25	4,592,227.50	—	—
August 15, 2028	498,393.75	9,417,018.75	230,826.25	4,361,401.25	—	—
February 15, 2029	9,417,018.75	—	4,361,401.25	—	—	—

N933AM

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$20,985,000.00	—	$9,719,000.00	—	$7,731,000.00
August 15, 2017	—	20,985,000.00	—	9,719,000.00	—	7,731,000.00
February 15, 2018	818,415.00	20,166,585.00	379,041.00	9,339,959.00	512,178.75	7,218,821.25
August 15, 2018	781,691.25	19,384,893.75	362,032.75	8,977,926.25	434,868.75	6,783,952.50
February 15, 2019	498,393.75	18,886,500.00	230,826.25	8,747,100.00	349,827.75	6,434,124.75
August 15, 2019	498,393.75	18,388,106.25	230,826.25	8,516,273.75	349,827.75	6,084,297.00
February 15, 2020	498,393.75	17,889,712.50	230,826.25	8,285,447.50	349,827.75	5,734,469.25
August 15, 2020	498,393.75	17,391,318.75	230,826.25	8,054,621.25	349,827.75	5,384,641.50
February 15, 2021	498,393.75	16,892,925.00	230,826.25	7,823,795.00	349,827.75	5,034,813.75
August 15, 2021	498,393.75	16,394,531.25	230,826.25	7,592,968.75	349,827.75	4,684,986.00
February 15, 2022	498,393.75	15,896,137.50	230,826.25	7,362,142.50	349,827.75	4,335,158.25
August 15, 2022	498,393.75	15,397,743.75	230,826.25	7,131,316.25	349,827.75	3,985,330.50
February 15, 2023	498,393.75	14,899,350.00	230,826.25	6,900,490.00	349,827.75	3,635,502.75
August 15, 2023	498,393.75	14,400,956.25	230,826.25	6,669,663.75	349,827.75	3,285,675.00
February 15, 2024	498,393.75	13,902,562.50	230,826.25	6,438,837.50	349,827.75	2,935,847.25
August 15, 2024	498,393.75	13,404,168.75	230,826.25	6,208,011.25	349,827.75	2,586,019.50
February 15, 2025	498,393.75	12,905,775.00	230,826.25	5,977,185.00	2,586,019.50	—
August 15, 2025	498,393.75	12,407,381.25	230,826.25	5,746,358.75	—	—
February 15, 2026	498,393.75	11,908,987.50	230,826.25	5,515,532.50	—	—
August 15, 2026	498,393.75	11,410,593.75	230,826.25	5,284,706.25	—	—
February 15, 2027	498,393.75	10,912,200.00	230,826.25	5,053,880.00	—	—
August 15, 2027	498,393.75	10,413,806.25	230,826.25	4,823,053.75	—	—
February 15, 2028	498,393.75	9,915,412.50	230,826.25	4,592,227.50	—	—
August 15, 2028	498,393.75	9,417,018.75	230,826.25	4,361,401.25	—	—
February 15, 2029	9,417,018.75	—	4,361,401.25	—	—	—

N900UW

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$21,022,000.00	—	$9,736,000.00	—	$7,745,000.00
August 15, 2017	—	21,022,000.00	—	9,736,000.00	—	7,745,000.00
February 15, 2018	819,858.00	20,202,142.00	379,704.00	9,356,296.00	513,106.25	7,231,893.75
August 15, 2018	783,069.50	19,419,072.50	362,666.00	8,993,630.00	435,656.25	6,796,237.50
February 15, 2019	499,272.50	18,919,800.00	231,230.00	8,762,400.00	350,461.25	6,445,776.25
August 15, 2019	499,272.50	18,420,527.50	231,230.00	8,531,170.00	350,461.25	6,095,315.00
February 15, 2020	499,272.50	17,921,255.00	231,230.00	8,299,940.00	350,461.25	5,744,853.75
August 15, 2020	499,272.50	17,421,982.50	231,230.00	8,068,710.00	350,461.25	5,394,392.50
February 15, 2021	499,272.50	16,922,710.00	231,230.00	7,837,480.00	350,461.25	5,043,931.25
August 15, 2021	499,272.50	16,423,437.50	231,230.00	7,606,250.00	350,461.25	4,693,470.00
February 15, 2022	499,272.50	15,924,165.00	231,230.00	7,375,020.00	350,461.25	4,343,008.75
August 15, 2022	499,272.50	15,424,892.50	231,230.00	7,143,790.00	350,461.25	3,992,547.50
February 15, 2023	499,272.50	14,925,620.00	231,230.00	6,912,560.00	350,461.25	3,642,086.25
August 15, 2023	499,272.50	14,426,347.50	231,230.00	6,681,330.00	350,461.25	3,291,625.00
February 15, 2024	499,272.50	13,927,075.00	231,230.00	6,450,100.00	350,461.25	2,941,163.75
August 15, 2024	499,272.50	13,427,802.50	231,230.00	6,218,870.00	350,461.25	2,590,702.50
February 15, 2025	499,272.50	12,928,530.00	231,230.00	5,987,640.00	2,590,702.50	—
August 15, 2025	499,272.50	12,429,257.50	231,230.00	5,756,410.00	—	—
February 15, 2026	499,272.50	11,929,985.00	231,230.00	5,525,180.00	—	—
August 15, 2026	499,272.50	11,430,712.50	231,230.00	5,293,950.00	—	—
February 15, 2027	499,272.50	10,931,440.00	231,230.00	5,062,720.00	—	—
August 15, 2027	499,272.50	10,432,167.50	231,230.00	4,831,490.00	—	—
February 15, 2028	499,272.50	9,932,895.00	231,230.00	4,600,260.00	—	—
August 15, 2028	499,272.50	9,433,622.50	231,230.00	4,369,030.00	—	—
February 15, 2029	9,433,622.50	—	4,369,030.00	—	—	—

N901AA

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$21,022,000.00	—	$9,736,000.00	—	$7,745,000.00
August 15, 2017	—	21,022,000.00	—	9,736,000.00	—	7,745,000.00
February 15, 2018	819,858.00	20,202,142.00	379,704.00	9,356,296.00	513,106.25	7,231,893.75
August 15, 2018	783,069.50	19,419,072.50	362,666.00	8,993,630.00	435,656.25	6,796,237.50
February 15, 2019	499,272.50	18,919,800.00	231,230.00	8,762,400.00	350,461.25	6,445,776.25
August 15, 2019	499,272.50	18,420,527.50	231,230.00	8,531,170.00	350,461.25	6,095,315.00
February 15, 2020	499,272.50	17,921,255.00	231,230.00	8,299,940.00	350,461.25	5,744,853.75
August 15, 2020	499,272.50	17,421,982.50	231,230.00	8,068,710.00	350,461.25	5,394,392.50
February 15, 2021	499,272.50	16,922,710.00	231,230.00	7,837,480.00	350,461.25	5,043,931.25
August 15, 2021	499,272.50	16,423,437.50	231,230.00	7,606,250.00	350,461.25	4,693,470.00
February 15, 2022	499,272.50	15,924,165.00	231,230.00	7,375,020.00	350,461.25	4,343,008.75
August 15, 2022	499,272.50	15,424,892.50	231,230.00	7,143,790.00	350,461.25	3,992,547.50
February 15, 2023	499,272.50	14,925,620.00	231,230.00	6,912,560.00	350,461.25	3,642,086.25
August 15, 2023	499,272.50	14,426,347.50	231,230.00	6,681,330.00	350,461.25	3,291,625.00
February 15, 2024	499,272.50	13,927,075.00	231,230.00	6,450,100.00	350,461.25	2,941,163.75
August 15, 2024	499,272.50	13,427,802.50	231,230.00	6,218,870.00	350,461.25	2,590,702.50
February 15, 2025	499,272.50	12,928,530.00	231,230.00	5,987,640.00	2,590,702.50	—
August 15, 2025	499,272.50	12,429,257.50	231,230.00	5,756,410.00	—	—
February 15, 2026	499,272.50	11,929,985.00	231,230.00	5,525,180.00	—	—
August 15, 2026	499,272.50	11,430,712.50	231,230.00	5,293,950.00	—	—
February 15, 2027	499,272.50	10,931,440.00	231,230.00	5,062,720.00	—	—
August 15, 2027	499,272.50	10,432,167.50	231,230.00	4,831,490.00	—	—
February 15, 2028	499,272.50	9,932,895.00	231,230.00	4,600,260.00	—	—
August 15, 2028	499,272.50	9,433,622.50	231,230.00	4,369,030.00	—	—
February 15, 2029	9,433,622.50	—	4,369,030.00	—	—	—

N934AA

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$21,022,000.00	—	$9,736,000.00	—	$7,745,000.00
August 15, 2017	—	21,022,000.00	—	9,736,000.00	—	7,745,000.00
February 15, 2018	819,858.00	20,202,142.00	379,704.00	9,356,296.00	513,106.25	7,231,893.75
August 15, 2018	783,069.50	19,419,072.50	362,666.00	8,993,630.00	435,656.25	6,796,237.50
February 15, 2019	499,272.50	18,919,800.00	231,230.00	8,762,400.00	350,461.25	6,445,776.25
August 15, 2019	499,272.50	18,420,527.50	231,230.00	8,531,170.00	350,461.25	6,095,315.00
February 15, 2020	499,272.50	17,921,255.00	231,230.00	8,299,940.00	350,461.25	5,744,853.75
August 15, 2020	499,272.50	17,421,982.50	231,230.00	8,068,710.00	350,461.25	5,394,392.50
February 15, 2021	499,272.50	16,922,710.00	231,230.00	7,837,480.00	350,461.25	5,043,931.25
August 15, 2021	499,272.50	16,423,437.50	231,230.00	7,606,250.00	350,461.25	4,693,470.00
February 15, 2022	499,272.50	15,924,165.00	231,230.00	7,375,020.00	350,461.25	4,343,008.75
August 15, 2022	499,272.50	15,424,892.50	231,230.00	7,143,790.00	350,461.25	3,992,547.50
February 15, 2023	499,272.50	14,925,620.00	231,230.00	6,912,560.00	350,461.25	3,642,086.25
August 15, 2023	499,272.50	14,426,347.50	231,230.00	6,681,330.00	350,461.25	3,291,625.00
February 15, 2024	499,272.50	13,927,075.00	231,230.00	6,450,100.00	350,461.25	2,941,163.75
August 15, 2024	499,272.50	13,427,802.50	231,230.00	6,218,870.00	350,461.25	2,590,702.50
February 15, 2025	499,272.50	12,928,530.00	231,230.00	5,987,640.00	2,590,702.50	—
August 15, 2025	499,272.50	12,429,257.50	231,230.00	5,756,410.00	—	—
February 15, 2026	499,272.50	11,929,985.00	231,230.00	5,525,180.00	—	—
August 15, 2026	499,272.50	11,430,712.50	231,230.00	5,293,950.00	—	—
February 15, 2027	499,272.50	10,931,440.00	231,230.00	5,062,720.00	—	—
August 15, 2027	499,272.50	10,432,167.50	231,230.00	4,831,490.00	—	—
February 15, 2028	499,272.50	9,932,895.00	231,230.00	4,600,260.00	—	—
August 15, 2028	499,272.50	9,433,622.50	231,230.00	4,369,030.00	—	—
February 15, 2029	9,433,622.50	—	4,369,030.00	—	—	—

N903AA

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$21,038,000.00	—	$9,744,000.00	—	$7,751,000.00
August 15, 2017	—	21,038,000.00	—	9,744,000.00	—	7,751,000.00
February 15, 2018	820,482.00	20,217,518.00	380,016.00	9,363,984.00	513,503.75	7,237,496.25
August 15, 2018	783,665.50	19,433,852.50	362,964.00	9,001,020.00	435,993.75	6,801,502.50
February 15, 2019	499,652.50	18,934,200.00	231,420.00	8,769,600.00	350,732.75	6,450,769.75
August 15, 2019	499,652.50	18,434,547.50	231,420.00	8,538,180.00	350,732.75	6,100,037.00
February 15, 2020	499,652.50	17,934,895.00	231,420.00	8,306,760.00	350,732.75	5,749,304.25
August 15, 2020	499,652.50	17,435,242.50	231,420.00	8,075,340.00	350,732.75	5,398,571.50
February 15, 2021	499,652.50	16,935,590.00	231,420.00	7,843,920.00	350,732.75	5,047,838.75
August 15, 2021	499,652.50	16,435,937.50	231,420.00	7,612,500.00	350,732.75	4,697,106.00
February 15, 2022	499,652.50	15,936,285.00	231,420.00	7,381,080.00	350,732.75	4,346,373.25
August 15, 2022	499,652.50	15,436,632.50	231,420.00	7,149,660.00	350,732.75	3,995,640.50
February 15, 2023	499,652.50	14,936,980.00	231,420.00	6,918,240.00	350,732.75	3,644,907.75
August 15, 2023	499,652.50	14,437,327.50	231,420.00	6,686,820.00	350,732.75	3,294,175.00
February 15, 2024	499,652.50	13,937,675.00	231,420.00	6,455,400.00	350,732.75	2,943,442.25
August 15, 2024	499,652.50	13,438,022.50	231,420.00	6,223,980.00	350,732.75	2,592,709.50
February 15, 2025	499,652.50	12,938,370.00	231,420.00	5,992,560.00	2,592,709.50	—
August 15, 2025	499,652.50	12,438,717.50	231,420.00	5,761,140.00	—	—
February 15, 2026	499,652.50	11,939,065.00	231,420.00	5,529,720.00	—	—
August 15, 2026	499,652.50	11,439,412.50	231,420.00	5,298,300.00	—	—
February 15, 2027	499,652.50	10,939,760.00	231,420.00	5,066,880.00	—	—
August 15, 2027	499,652.50	10,440,107.50	231,420.00	4,835,460.00	—	—
February 15, 2028	499,652.50	9,940,455.00	231,420.00	4,604,040.00	—	—
August 15, 2028	499,652.50	9,440,802.50	231,420.00	4,372,620.00	—	—
February 15, 2029	9,440,802.50	—	4,372,620.00	—	—	—

B. Boeing 737-800

N316PF

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$18,586,000.00	—	$8,608,000.00	—	$6,847,000.00
August 15, 2017	—	18,586,000.00	—	8,608,000.00	—	6,847,000.00
February 15, 2018	724,854.00	17,861,146.00	335,712.00	8,272,288.00	453,613.75	6,393,386.25
August 15, 2018	692,328.50	17,168,817.50	320,648.00	7,951,640.00	385,143.75	6,008,242.50
February 15, 2019	441,417.50	16,727,400.00	204,440.00	7,747,200.00	309,826.75	5,698,415.75
August 15, 2019	441,417.50	16,285,982.50	204,440.00	7,542,760.00	309,826.75	5,388,589.00
February 15, 2020	441,417.50	15,844,565.00	204,440.00	7,338,320.00	309,826.75	5,078,762.25
August 15, 2020	441,417.50	15,403,147.50	204,440.00	7,133,880.00	309,826.75	4,768,935.50
February 15, 2021	441,417.50	14,961,730.00	204,440.00	6,929,440.00	309,826.75	4,459,108.75
August 15, 2021	441,417.50	14,520,312.50	204,440.00	6,725,000.00	309,826.75	4,149,282.00
February 15, 2022	441,417.50	14,078,895.00	204,440.00	6,520,560.00	309,826.75	3,839,455.25
August 15, 2022	441,417.50	13,637,477.50	204,440.00	6,316,120.00	309,826.75	3,529,628.50
February 15, 2023	441,417.50	13,196,060.00	204,440.00	6,111,680.00	309,826.75	3,219,801.75
August 15, 2023	441,417.50	12,754,642.50	204,440.00	5,907,240.00	309,826.75	2,909,975.00
February 15, 2024	441,417.50	12,313,225.00	204,440.00	5,702,800.00	309,826.75	2,600,148.25
August 15, 2024	441,417.50	11,871,807.50	204,440.00	5,498,360.00	309,826.75	2,290,321.50
February 15, 2025	441,417.50	11,430,390.00	204,440.00	5,293,920.00	2,290,321.50	—
August 15, 2025	441,417.50	10,988,972.50	204,440.00	5,089,480.00	—	—
February 15, 2026	441,417.50	10,547,555.00	204,440.00	4,885,040.00	—	—
August 15, 2026	441,417.50	10,106,137.50	204,440.00	4,680,600.00	—	—
February 15, 2027	441,417.50	9,664,720.00	204,440.00	4,476,160.00	—	—
August 15, 2027	441,417.50	9,223,302.50	204,440.00	4,271,720.00	—	—
February 15, 2028	441,417.50	8,781,885.00	204,440.00	4,067,280.00	—	—
August 15, 2028	441,417.50	8,340,467.50	204,440.00	3,862,840.00	—	—
February 15, 2029	8,340,467.50	—	3,862,840.00	—	—	—

N317PG

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$18,634,000.00	—	$8,630,000.00	—	$6,866,000.00
August 15, 2017	—	18,634,000.00	—	8,630,000.00	—	6,866,000.00
February 15, 2018	726,726.00	17,907,274.00	336,570.00	8,293,430.00	454,872.50	6,411,127.50
August 15, 2018	694,116.50	17,213,157.50	321,467.50	7,971,962.50	386,212.50	6,024,915.00
February 15, 2019	442,557.50	16,770,600.00	204,962.50	7,767,000.00	310,686.50	5,714,228.50
August 15, 2019	442,557.50	16,328,042.50	204,962.50	7,562,037.50	310,686.50	5,403,542.00
February 15, 2020	442,557.50	15,885,485.00	204,962.50	7,357,075.00	310,686.50	5,092,855.50
August 15, 2020	442,557.50	15,442,927.50	204,962.50	7,152,112.50	310,686.50	4,782,169.00
February 15, 2021	442,557.50	15,000,370.00	204,962.50	6,947,150.00	310,686.50	4,471,482.50
August 15, 2021	442,557.50	14,557,812.50	204,962.50	6,742,187.50	310,686.50	4,160,796.00
February 15, 2022	442,557.50	14,115,255.00	204,962.50	6,537,225.00	310,686.50	3,850,109.50
August 15, 2022	442,557.50	13,672,697.50	204,962.50	6,332,262.50	310,686.50	3,539,423.00
February 15, 2023	442,557.50	13,230,140.00	204,962.50	6,127,300.00	310,686.50	3,228,736.50
August 15, 2023	442,557.50	12,787,582.50	204,962.50	5,922,337.50	310,686.50	2,918,050.00
February 15, 2024	442,557.50	12,345,025.00	204,962.50	5,717,375.00	310,686.50	2,607,363.50
August 15, 2024	442,557.50	11,902,467.50	204,962.50	5,512,412.50	310,686.50	2,296,677.00
February 15, 2025	442,557.50	11,459,910.00	204,962.50	5,307,450.00	2,296,677.00	—
August 15, 2025	442,557.50	11,017,352.50	204,962.50	5,102,487.50	—	—
February 15, 2026	442,557.50	10,574,795.00	204,962.50	4,897,525.00	—	—
August 15, 2026	442,557.50	10,132,237.50	204,962.50	4,692,562.50	—	—
February 15, 2027	442,557.50	9,689,680.00	204,962.50	4,487,600.00	—	—
August 15, 2027	442,557.50	9,247,122.50	204,962.50	4,282,637.50	—	—
February 15, 2028	442,557.50	8,804,565.00	204,962.50	4,077,675.00	—	—
August 15, 2028	442,557.50	8,362,007.50	204,962.50	3,872,712.50	—	—
February 15, 2029	8,362,007.50	—	3,872,712.50	—	—	—

N335PH

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$18,649,000.00	—	$8,638,000.00	—	$6,870,000.00
August 15, 2017	—	18,649,000.00	—	8,638,000.00	—	6,870,000.00
February 15, 2018	727,311.00	17,921,689.00	336,882.00	8,301,118.00	455,137.50	6,414,862.50
August 15, 2018	694,675.25	17,227,013.75	321,765.50	7,979,352.50	386,437.50	6,028,425.00
February 15, 2019	442,913.75	16,784,100.00	205,152.50	7,774,200.00	310,867.50	5,717,557.50
August 15, 2019	442,913.75	16,341,186.25	205,152.50	7,569,047.50	310,867.50	5,406,690.00
February 15, 2020	442,913.75	15,898,272.50	205,152.50	7,363,895.00	310,867.50	5,095,822.50
August 15, 2020	442,913.75	15,455,358.75	205,152.50	7,158,742.50	310,867.50	4,784,955.00
February 15, 2021	442,913.75	15,012,445.00	205,152.50	6,953,590.00	310,867.50	4,474,087.50
August 15, 2021	442,913.75	14,569,531.25	205,152.50	6,748,437.50	310,867.50	4,163,220.00
February 15, 2022	442,913.75	14,126,617.50	205,152.50	6,543,285.00	310,867.50	3,852,352.50
August 15, 2022	442,913.75	13,683,703.75	205,152.50	6,338,132.50	310,867.50	3,541,485.00
February 15, 2023	442,913.75	13,240,790.00	205,152.50	6,132,980.00	310,867.50	3,230,617.50
August 15, 2023	442,913.75	12,797,876.25	205,152.50	5,927,827.50	310,867.50	2,919,750.00
February 15, 2024	442,913.75	12,354,962.50	205,152.50	5,722,675.00	310,867.50	2,608,882.50
August 15, 2024	442,913.75	11,912,048.75	205,152.50	5,517,522.50	310,867.50	2,298,015.00
February 15, 2025	442,913.75	11,469,135.00	205,152.50	5,312,370.00	2,298,015.00	—
August 15, 2025	442,913.75	11,026,221.25	205,152.50	5,107,217.50	—	—
February 15, 2026	442,913.75	10,583,307.50	205,152.50	4,902,065.00	—	—
August 15, 2026	442,913.75	10,140,393.75	205,152.50	4,696,912.50	—	—
February 15, 2027	442,913.75	9,697,480.00	205,152.50	4,491,760.00	—	—
August 15, 2027	442,913.75	9,254,566.25	205,152.50	4,286,607.50	—	—
February 15, 2028	442,913.75	8,811,652.50	205,152.50	4,081,455.00	—	—
August 15, 2028	442,913.75	8,368,738.75	205,152.50	3,876,302.50	—	—
February 15, 2029	8,368,738.75	—	3,876,302.50	—	—	—

C. Boeing 787-8

N817AN

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$45,910,000.00	—	$21,264,000.00	—	$16,914,000.00
August 15, 2017	—	45,910,000.00	—	21,264,000.00	—	16,914,000.00
February 15, 2018	1,790,490.00	44,119,510.00	829,296.00	20,434,704.00	1,120,552.50	15,793,447.50
August 15, 2018	1,710,147.50	42,409,362.50	792,084.00	19,642,620.00	951,412.50	14,842,035.00
February 15, 2019	1,090,362.50	41,319,000.00	505,020.00	19,137,600.00	765,358.50	14,076,676.50
August 15, 2019	1,090,362.50	40,228,637.50	505,020.00	18,632,580.00	765,358.50	13,311,318.00
February 15, 2020	1,090,362.50	39,138,275.00	505,020.00	18,127,560.00	765,358.50	12,545,959.50
August 15, 2020	1,090,362.50	38,047,912.50	505,020.00	17,622,540.00	765,358.50	11,780,601.00
February 15, 2021	1,090,362.50	36,957,550.00	505,020.00	17,117,520.00	765,358.50	11,015,242.50
August 15, 2021	1,090,362.50	35,867,187.50	505,020.00	16,612,500.00	765,358.50	10,249,884.00
February 15, 2022	1,090,362.50	34,776,825.00	505,020.00	16,107,480.00	765,358.50	9,484,525.50
August 15, 2022	1,090,362.50	33,686,462.50	505,020.00	15,602,460.00	765,358.50	8,719,167.00
February 15, 2023	1,090,362.50	32,596,100.00	505,020.00	15,097,440.00	765,358.50	7,953,808.50
August 15, 2023	1,090,362.50	31,505,737.50	505,020.00	14,592,420.00	765,358.50	7,188,450.00
February 15, 2024	1,090,362.50	30,415,375.00	505,020.00	14,087,400.00	765,358.50	6,423,091.50
August 15, 2024	1,090,362.50	29,325,012.50	505,020.00	13,582,380.00	765,358.50	5,657,733.00
February 15, 2025	1,090,362.50	28,234,650.00	505,020.00	13,077,360.00	5,657,733.00	—
August 15, 2025	1,090,362.50	27,144,287.50	505,020.00	12,572,340.00	—	—
February 15, 2026	1,090,362.50	26,053,925.00	505,020.00	12,067,320.00	—	—
August 15, 2026	1,090,362.50	24,963,562.50	505,020.00	11,562,300.00	—	—
February 15, 2027	1,090,362.50	23,873,200.00	505,020.00	11,057,280.00	—	—
August 15, 2027	1,090,362.50	22,782,837.50	505,020.00	10,552,260.00	—	—
February 15, 2028	1,090,362.50	21,692,475.00	505,020.00	10,047,240.00	—	—
August 15, 2028	1,090,362.50	20,602,112.50	505,020.00	9,542,220.00	—	—
February 15, 2029	20,602,112.50	—	9,542,220.00	—	—	—

N818AL

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$45,948,000.00	—	$21,282,000.00	—	$16,928,000.00
August 15, 2017	—	45,948,000.00	—	21,282,000.00	—	16,928,000.00
February 15, 2018	1,791,972.00	44,156,028.00	829,998.00	20,452,002.00	1,121,480.00	15,806,520.00
August 15, 2018	1,711,563.00	42,444,465.00	792,754.50	19,659,247.50	952,200.00	14,854,320.00
February 15, 2019	1,091,265.00	41,353,200.00	505,447.50	19,153,800.00	765,992.00	14,088,328.00
August 15, 2019	1,091,265.00	40,261,935.00	505,447.50	18,648,352.50	765,992.00	13,322,336.00
February 15, 2020	1,091,265.00	39,170,670.00	505,447.50	18,142,905.00	765,992.00	12,556,344.00
August 15, 2020	1,091,265.00	38,079,405.00	505,447.50	17,637,457.50	765,992.00	11,790,352.00
February 15, 2021	1,091,265.00	36,988,140.00	505,447.50	17,132,010.00	765,992.00	11,024,360.00
August 15, 2021	1,091,265.00	35,896,875.00	505,447.50	16,626,562.50	765,992.00	10,258,368.00
February 15, 2022	1,091,265.00	34,805,610.00	505,447.50	16,121,115.00	765,992.00	9,492,376.00
August 15, 2022	1,091,265.00	33,714,345.00	505,447.50	15,615,667.50	765,992.00	8,726,384.00
February 15, 2023	1,091,265.00	32,623,080.00	505,447.50	15,110,220.00	765,992.00	7,960,392.00
August 15, 2023	1,091,265.00	31,531,815.00	505,447.50	14,604,772.50	765,992.00	7,194,400.00
February 15, 2024	1,091,265.00	30,440,550.00	505,447.50	14,099,325.00	765,992.00	6,428,408.00
August 15, 2024	1,091,265.00	29,349,285.00	505,447.50	13,593,877.50	765,992.00	5,662,416.00
February 15, 2025	1,091,265.00	28,258,020.00	505,447.50	13,088,430.00	5,662,416.00	—
August 15, 2025	1,091,265.00	27,166,755.00	505,447.50	12,582,982.50	—	—
February 15, 2026	1,091,265.00	26,075,490.00	505,447.50	12,077,535.00	—	—
August 15, 2026	1,091,265.00	24,984,225.00	505,447.50	11,572,087.50	—	—
February 15, 2027	1,091,265.00	23,892,960.00	505,447.50	11,066,640.00	—	—
August 15, 2027	1,091,265.00	22,801,695.00	505,447.50	10,561,192.50	—	—
February 15, 2028	1,091,265.00	21,710,430.00	505,447.50	10,055,745.00	—	—
August 15, 2028	1,091,265.00	20,619,165.00	505,447.50	9,550,297.50	—	—
February 15, 2029	20,619,165.00	—	9,550,297.50	—	—	—

N819AN

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$46,012,000.00	—	$21,310,000.00	—	$16,952,000.00
August 15, 2017	—	46,012,000.00	—	21,310,000.00	—	16,952,000.00
February 15, 2018	1,794,468.00	44,217,532.00	831,090.00	20,478,910.00	1,123,070.00	15,828,930.00
August 15, 2018	1,713,947.00	42,503,585.00	793,797.50	19,685,112.50	953,550.00	14,875,380.00
February 15, 2019	1,092,785.00	41,410,800.00	506,112.50	19,179,000.00	767,078.00	14,108,302.00
August 15, 2019	1,092,785.00	40,318,015.00	506,112.50	18,672,887.50	767,078.00	13,341,224.00
February 15, 2020	1,092,785.00	39,225,230.00	506,112.50	18,166,775.00	767,078.00	12,574,146.00
August 15, 2020	1,092,785.00	38,132,445.00	506,112.50	17,660,662.50	767,078.00	11,807,068.00
February 15, 2021	1,092,785.00	37,039,660.00	506,112.50	17,154,550.00	767,078.00	11,039,990.00
August 15, 2021	1,092,785.00	35,946,875.00	506,112.50	16,648,437.50	767,078.00	10,272,912.00
February 15, 2022	1,092,785.00	34,854,090.00	506,112.50	16,142,325.00	767,078.00	9,505,834.00
August 15, 2022	1,092,785.00	33,761,305.00	506,112.50	15,636,212.50	767,078.00	8,738,756.00
February 15, 2023	1,092,785.00	32,668,520.00	506,112.50	15,130,100.00	767,078.00	7,971,678.00
August 15, 2023	1,092,785.00	31,575,735.00	506,112.50	14,623,987.50	767,078.00	7,204,600.00
February 15, 2024	1,092,785.00	30,482,950.00	506,112.50	14,117,875.00	767,078.00	6,437,522.00
August 15, 2024	1,092,785.00	29,390,165.00	506,112.50	13,611,762.50	767,078.00	5,670,444.00
February 15, 2025	1,092,785.00	28,297,380.00	506,112.50	13,105,650.00	5,670,444.00	—
August 15, 2025	1,092,785.00	27,204,595.00	506,112.50	12,599,537.50	—	—
February 15, 2026	1,092,785.00	26,111,810.00	506,112.50	12,093,425.00	—	—
August 15, 2026	1,092,785.00	25,019,025.00	506,112.50	11,587,312.50	—	—
February 15, 2027	1,092,785.00	23,926,240.00	506,112.50	11,081,200.00	—	—
August 15, 2027	1,092,785.00	22,833,455.00	506,112.50	10,575,087.50	—	—
February 15, 2028	1,092,785.00	21,740,670.00	506,112.50	10,068,975.00	—	—
August 15, 2028	1,092,785.00	20,647,885.00	506,112.50	9,562,862.50	—	—
February 15, 2029	20,647,885.00	—	9,562,862.50	—	—	—

D. Boeing 787-9

N825AA

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$53,605,000.00	—	$24,828,000.00	—	$19,749,000.00
August 15, 2017	—	53,605,000.00	—	24,828,000.00	—	19,749,000.00
February 15, 2018	2,090,595.00	51,514,405.00	968,292.00	23,859,708.00	1,308,371.25	18,440,628.75
August 15, 2018	1,996,786.25	49,517,618.75	924,843.00	22,934,865.00	1,110,881.25	17,329,747.50
February 15, 2019	1,273,118.75	48,244,500.00	589,665.00	22,345,200.00	893,642.25	16,436,105.25
August 15, 2019	1,273,118.75	46,971,381.25	589,665.00	21,755,535.00	893,642.25	15,542,463.00
February 15, 2020	1,273,118.75	45,698,262.50	589,665.00	21,165,870.00	893,642.25	14,648,820.75
August 15, 2020	1,273,118.75	44,425,143.75	589,665.00	20,576,205.00	893,642.25	13,755,178.50
February 15, 2021	1,273,118.75	43,152,025.00	589,665.00	19,986,540.00	893,642.25	12,861,536.25
August 15, 2021	1,273,118.75	41,878,906.25	589,665.00	19,396,875.00	893,642.25	11,967,894.00
February 15, 2022	1,273,118.75	40,605,787.50	589,665.00	18,807,210.00	893,642.25	11,074,251.75
August 15, 2022	1,273,118.75	39,332,668.75	589,665.00	18,217,545.00	893,642.25	10,180,609.50
February 15, 2023	1,273,118.75	38,059,550.00	589,665.00	17,627,880.00	893,642.25	9,286,967.25
August 15, 2023	1,273,118.75	36,786,431.25	589,665.00	17,038,215.00	893,642.25	8,393,325.00
February 15, 2024	1,273,118.75	35,513,312.50	589,665.00	16,448,550.00	893,642.25	7,499,682.75
August 15, 2024	1,273,118.75	34,240,193.75	589,665.00	15,858,885.00	893,642.25	6,606,040.50
February 15, 2025	1,273,118.75	32,967,075.00	589,665.00	15,269,220.00	6,606,040.50	—
August 15, 2025	1,273,118.75	31,693,956.25	589,665.00	14,679,555.00	—	—
February 15, 2026	1,273,118.75	30,420,837.50	589,665.00	14,089,890.00	—	—
August 15, 2026	1,273,118.75	29,147,718.75	589,665.00	13,500,225.00	—	—
February 15, 2027	1,273,118.75	27,874,600.00	589,665.00	12,910,560.00	—	—
August 15, 2027	1,273,118.75	26,601,481.25	589,665.00	12,320,895.00	—	—
February 15, 2028	1,273,118.75	25,328,362.50	589,665.00	11,731,230.00	—	—
August 15, 2028	1,273,118.75	24,055,243.75	589,665.00	11,141,565.00	—	—
February 15, 2029	24,055,243.75	—	11,141,565.00	—	—	—

E. Embraer ERJ 175 LR

N248NN

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$11,347,000.00	—	$5,255,000.00	—	$4,181,000.00
August 15, 2017	—	11,347,000.00	—	5,255,000.00	—	4,181,000.00
February 15, 2018	442,533.00	10,904,467.00	204,945.00	5,050,055.00	276,991.25	3,904,008.75
August 15, 2018	422,675.75	10,481,791.25	195,748.75	4,854,306.25	235,181.25	3,668,827.50
February 15, 2019	269,491.25	10,212,300.00	124,806.25	4,729,500.00	189,190.25	3,479,637.25
August 15, 2019	269,491.25	9,942,808.75	124,806.25	4,604,693.75	189,190.25	3,290,447.00
February 15, 2020	269,491.25	9,673,317.50	124,806.25	4,479,887.50	189,190.25	3,101,256.75
August 15, 2020	269,491.25	9,403,826.25	124,806.25	4,355,081.25	189,190.25	2,912,066.50
February 15, 2021	269,491.25	9,134,335.00	124,806.25	4,230,275.00	189,190.25	2,722,876.25
August 15, 2021	269,491.25	8,864,843.75	124,806.25	4,105,468.75	189,190.25	2,533,686.00
February 15, 2022	269,491.25	8,595,352.50	124,806.25	3,980,662.50	189,190.25	2,344,495.75
August 15, 2022	269,491.25	8,325,861.25	124,806.25	3,855,856.25	189,190.25	2,155,305.50
February 15, 2023	269,491.25	8,056,370.00	124,806.25	3,731,050.00	189,190.25	1,966,115.25
August 15, 2023	269,491.25	7,786,878.75	124,806.25	3,606,243.75	189,190.25	1,776,925.00
February 15, 2024	269,491.25	7,517,387.50	124,806.25	3,481,437.50	189,190.25	1,587,734.75
August 15, 2024	269,491.25	7,247,896.25	124,806.25	3,356,631.25	189,190.25	1,398,544.50
February 15, 2025	269,491.25	6,978,405.00	124,806.25	3,231,825.00	1,398,544.50	—
August 15, 2025	269,491.25	6,708,913.75	124,806.25	3,107,018.75	—	—
February 15, 2026	269,491.25	6,439,422.50	124,806.25	2,982,212.50	—	—
August 15, 2026	269,491.25	6,169,931.25	124,806.25	2,857,406.25	—	—
February 15, 2027	269,491.25	5,900,440.00	124,806.25	2,732,600.00	—	—
August 15, 2027	269,491.25	5,630,948.75	124,806.25	2,607,793.75	—	—
February 15, 2028	269,491.25	5,361,457.50	124,806.25	2,482,987.50	—	—
August 15, 2028	269,491.25	5,091,966.25	124,806.25	2,358,181.25	—	—
February 15, 2029	5,091,966.25	—	2,358,181.25	—	—	—

N249NN

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$11,356,000.00	—	$5,259,000.00	—	$4,184,000.00
August 15, 2017	—	11,356,000.00	—	5,259,000.00	—	4,184,000.00
February 15, 2018	442,884.00	10,913,116.00	205,101.00	5,053,899.00	277,190.00	3,906,810.00
August 15, 2018	423,011.00	10,490,105.00	195,897.75	4,858,001.25	235,350.00	3,671,460.00
February 15, 2019	269,705.00	10,220,400.00	124,901.25	4,733,100.00	189,326.00	3,482,134.00
August 15, 2019	269,705.00	9,950,695.00	124,901.25	4,608,198.75	189,326.00	3,292,808.00
February 15, 2020	269,705.00	9,680,990.00	124,901.25	4,483,297.50	189,326.00	3,103,482.00
August 15, 2020	269,705.00	9,411,285.00	124,901.25	4,358,396.25	189,326.00	2,914,156.00
February 15, 2021	269,705.00	9,141,580.00	124,901.25	4,233,495.00	189,326.00	2,724,830.00
August 15, 2021	269,705.00	8,871,875.00	124,901.25	4,108,593.75	189,326.00	2,535,504.00
February 15, 2022	269,705.00	8,602,170.00	124,901.25	3,983,692.50	189,326.00	2,346,178.00
August 15, 2022	269,705.00	8,332,465.00	124,901.25	3,858,791.25	189,326.00	2,156,852.00
February 15, 2023	269,705.00	8,062,760.00	124,901.25	3,733,890.00	189,326.00	1,967,526.00
August 15, 2023	269,705.00	7,793,055.00	124,901.25	3,608,988.75	189,326.00	1,778,200.00
February 15, 2024	269,705.00	7,523,350.00	124,901.25	3,484,087.50	189,326.00	1,588,874.00
August 15, 2024	269,705.00	7,253,645.00	124,901.25	3,359,186.25	189,326.00	1,399,548.00
February 15, 2025	269,705.00	6,983,940.00	124,901.25	3,234,285.00	1,399,548.00	—
August 15, 2025	269,705.00	6,714,235.00	124,901.25	3,109,383.75	—	—
February 15, 2026	269,705.00	6,444,530.00	124,901.25	2,984,482.50	—	—
August 15, 2026	269,705.00	6,174,825.00	124,901.25	2,859,581.25	—	—
February 15, 2027	269,705.00	5,905,120.00	124,901.25	2,734,680.00	—	—
August 15, 2027	269,705.00	5,635,415.00	124,901.25	2,609,778.75	—	—
February 15, 2028	269,705.00	5,365,710.00	124,901.25	2,484,877.50	—	—
August 15, 2028	269,705.00	5,096,005.00	124,901.25	2,359,976.25	—	—
February 15, 2029	5,096,005.00	—	2,359,976.25	—	—	—

N250NN

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$11,356,000.00	—	$5,259,000.00	—	$4,184,000.00
August 15, 2017	—	11,356,000.00	—	5,259,000.00	—	4,184,000.00
February 15, 2018	442,884.00	10,913,116.00	205,101.00	5,053,899.00	277,190.00	3,906,810.00
August 15, 2018	423,011.00	10,490,105.00	195,897.75	4,858,001.25	235,350.00	3,671,460.00
February 15, 2019	269,705.00	10,220,400.00	124,901.25	4,733,100.00	189,326.00	3,482,134.00
August 15, 2019	269,705.00	9,950,695.00	124,901.25	4,608,198.75	189,326.00	3,292,808.00
February 15, 2020	269,705.00	9,680,990.00	124,901.25	4,483,297.50	189,326.00	3,103,482.00
August 15, 2020	269,705.00	9,411,285.00	124,901.25	4,358,396.25	189,326.00	2,914,156.00
February 15, 2021	269,705.00	9,141,580.00	124,901.25	4,233,495.00	189,326.00	2,724,830.00
August 15, 2021	269,705.00	8,871,875.00	124,901.25	4,108,593.75	189,326.00	2,535,504.00
February 15, 2022	269,705.00	8,602,170.00	124,901.25	3,983,692.50	189,326.00	2,346,178.00
August 15, 2022	269,705.00	8,332,465.00	124,901.25	3,858,791.25	189,326.00	2,156,852.00
February 15, 2023	269,705.00	8,062,760.00	124,901.25	3,733,890.00	189,326.00	1,967,526.00
August 15, 2023	269,705.00	7,793,055.00	124,901.25	3,608,988.75	189,326.00	1,778,200.00
February 15, 2024	269,705.00	7,523,350.00	124,901.25	3,484,087.50	189,326.00	1,588,874.00
August 15, 2024	269,705.00	7,253,645.00	124,901.25	3,359,186.25	189,326.00	1,399,548.00
February 15, 2025	269,705.00	6,983,940.00	124,901.25	3,234,285.00	1,399,548.00	—
August 15, 2025	269,705.00	6,714,235.00	124,901.25	3,109,383.75	—	—
February 15, 2026	269,705.00	6,444,530.00	124,901.25	2,984,482.50	—	—
August 15, 2026	269,705.00	6,174,825.00	124,901.25	2,859,581.25	—	—
February 15, 2027	269,705.00	5,905,120.00	124,901.25	2,734,680.00	—	—
August 15, 2027	269,705.00	5,635,415.00	124,901.25	2,609,778.75	—	—
February 15, 2028	269,705.00	5,365,710.00	124,901.25	2,484,877.50	—	—
August 15, 2028	269,705.00	5,096,005.00	124,901.25	2,359,976.25	—	—
February 15, 2029	5,096,005.00	—	2,359,976.25	—	—	—

N251NN

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$11,378,000.00	—	$5,270,000.00	—	$4,193,000.00
August 15, 2017	—	11,378,000.00	—	5,270,000.00	—	4,193,000.00
February 15, 2018	443,742.00	10,934,258.00	205,530.00	5,064,470.00	277,786.25	3,915,213.75
August 15, 2018	423,830.50	10,510,427.50	196,307.50	4,868,162.50	235,856.25	3,679,357.50
February 15, 2019	270,227.50	10,240,200.00	125,162.50	4,743,000.00	189,733.25	3,489,624.25
August 15, 2019	270,227.50	9,969,972.50	125,162.50	4,617,837.50	189,733.25	3,299,891.00
February 15, 2020	270,227.50	9,699,745.00	125,162.50	4,492,675.00	189,733.25	3,110,157.75
August 15, 2020	270,227.50	9,429,517.50	125,162.50	4,367,512.50	189,733.25	2,920,424.50
February 15, 2021	270,227.50	9,159,290.00	125,162.50	4,242,350.00	189,733.25	2,730,691.25
August 15, 2021	270,227.50	8,889,062.50	125,162.50	4,117,187.50	189,733.25	2,540,958.00
February 15, 2022	270,227.50	8,618,835.00	125,162.50	3,992,025.00	189,733.25	2,351,224.75
August 15, 2022	270,227.50	8,348,607.50	125,162.50	3,866,862.50	189,733.25	2,161,491.50
February 15, 2023	270,227.50	8,078,380.00	125,162.50	3,741,700.00	189,733.25	1,971,758.25
August 15, 2023	270,227.50	7,808,152.50	125,162.50	3,616,537.50	189,733.25	1,782,025.00
February 15, 2024	270,227.50	7,537,925.00	125,162.50	3,491,375.00	189,733.25	1,592,291.75
August 15, 2024	270,227.50	7,267,697.50	125,162.50	3,366,212.50	189,733.25	1,402,558.50
February 15, 2025	270,227.50	6,997,470.00	125,162.50	3,241,050.00	1,402,558.50	—
August 15, 2025	270,227.50	6,727,242.50	125,162.50	3,115,887.50	—	—
February 15, 2026	270,227.50	6,457,015.00	125,162.50	2,990,725.00	—	—
August 15, 2026	270,227.50	6,186,787.50	125,162.50	2,865,562.50	—	—
February 15, 2027	270,227.50	5,916,560.00	125,162.50	2,740,400.00	—	—
August 15, 2027	270,227.50	5,646,332.50	125,162.50	2,615,237.50	—	—
February 15, 2028	270,227.50	5,376,105.00	125,162.50	2,490,075.00	—	—
August 15, 2028	270,227.50	5,105,877.50	125,162.50	2,364,912.50	—	—
February 15, 2029	5,105,877.50	—	2,364,912.50	—	—	—

N252NN

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$11,378,000.00	—	$5,270,000.00	—	$4,193,000.00
August 15, 2017	—	11,378,000.00	—	5,270,000.00	—	4,193,000.00
February 15, 2018	443,742.00	10,934,258.00	205,530.00	5,064,470.00	277,786.25	3,915,213.75
August 15, 2018	423,830.50	10,510,427.50	196,307.50	4,868,162.50	235,856.25	3,679,357.50
February 15, 2019	270,227.50	10,240,200.00	125,162.50	4,743,000.00	189,733.25	3,489,624.25
August 15, 2019	270,227.50	9,969,972.50	125,162.50	4,617,837.50	189,733.25	3,299,891.00
February 15, 2020	270,227.50	9,699,745.00	125,162.50	4,492,675.00	189,733.25	3,110,157.75
August 15, 2020	270,227.50	9,429,517.50	125,162.50	4,367,512.50	189,733.25	2,920,424.50
February 15, 2021	270,227.50	9,159,290.00	125,162.50	4,242,350.00	189,733.25	2,730,691.25
August 15, 2021	270,227.50	8,889,062.50	125,162.50	4,117,187.50	189,733.25	2,540,958.00
February 15, 2022	270,227.50	8,618,835.00	125,162.50	3,992,025.00	189,733.25	2,351,224.75
August 15, 2022	270,227.50	8,348,607.50	125,162.50	3,866,862.50	189,733.25	2,161,491.50
February 15, 2023	270,227.50	8,078,380.00	125,162.50	3,741,700.00	189,733.25	1,971,758.25
August 15, 2023	270,227.50	7,808,152.50	125,162.50	3,616,537.50	189,733.25	1,782,025.00
February 15, 2024	270,227.50	7,537,925.00	125,162.50	3,491,375.00	189,733.25	1,592,291.75
August 15, 2024	270,227.50	7,267,697.50	125,162.50	3,366,212.50	189,733.25	1,402,558.50
February 15, 2025	270,227.50	6,997,470.00	125,162.50	3,241,050.00	1,402,558.50	—
August 15, 2025	270,227.50	6,727,242.50	125,162.50	3,115,887.50	—	—
February 15, 2026	270,227.50	6,457,015.00	125,162.50	2,990,725.00	—	—
August 15, 2026	270,227.50	6,186,787.50	125,162.50	2,865,562.50	—	—
February 15, 2027	270,227.50	5,916,560.00	125,162.50	2,740,400.00	—	—
August 15, 2027	270,227.50	5,646,332.50	125,162.50	2,615,237.50	—	—
February 15, 2028	270,227.50	5,376,105.00	125,162.50	2,490,075.00	—	—
August 15, 2028	270,227.50	5,105,877.50	125,162.50	2,364,912.50	—	—
February 15, 2029	5,105,877.50	—	2,364,912.50	—	—	—

N253NN

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$11,387,000.00	—	$5,274,000.00	—	$4,196,000.00
August 15, 2017	—	11,387,000.00	—	5,274,000.00	—	4,196,000.00
February 15, 2018	444,093.00	10,942,907.00	205,686.00	5,068,314.00	277,985.00	3,918,015.00
August 15, 2018	424,165.75	10,518,741.25	196,456.50	4,871,857.50	236,025.00	3,681,990.00
February 15, 2019	270,441.25	10,248,300.00	125,257.50	4,746,600.00	189,869.00	3,492,121.00
August 15, 2019	270,441.25	9,977,858.75	125,257.50	4,621,342.50	189,869.00	3,302,252.00
February 15, 2020	270,441.25	9,707,417.50	125,257.50	4,496,085.00	189,869.00	3,112,383.00
August 15, 2020	270,441.25	9,436,976.25	125,257.50	4,370,827.50	189,869.00	2,922,514.00
February 15, 2021	270,441.25	9,166,535.00	125,257.50	4,245,570.00	189,869.00	2,732,645.00
August 15, 2021	270,441.25	8,896,093.75	125,257.50	4,120,312.50	189,869.00	2,542,776.00
February 15, 2022	270,441.25	8,625,652.50	125,257.50	3,995,055.00	189,869.00	2,352,907.00
August 15, 2022	270,441.25	8,355,211.25	125,257.50	3,869,797.50	189,869.00	2,163,038.00
February 15, 2023	270,441.25	8,084,770.00	125,257.50	3,744,540.00	189,869.00	1,973,169.00
August 15, 2023	270,441.25	7,814,328.75	125,257.50	3,619,282.50	189,869.00	1,783,300.00
February 15, 2024	270,441.25	7,543,887.50	125,257.50	3,494,025.00	189,869.00	1,593,431.00
August 15, 2024	270,441.25	7,273,446.25	125,257.50	3,368,767.50	189,869.00	1,403,562.00
February 15, 2025	270,441.25	7,003,005.00	125,257.50	3,243,510.00	1,403,562.00	—
August 15, 2025	270,441.25	6,732,563.75	125,257.50	3,118,252.50	—	—
February 15, 2026	270,441.25	6,462,122.50	125,257.50	2,992,995.00	—	—
August 15, 2026	270,441.25	6,191,681.25	125,257.50	2,867,737.50	—	—
February 15, 2027	270,441.25	5,921,240.00	125,257.50	2,742,480.00	—	—
August 15, 2027	270,441.25	5,650,798.75	125,257.50	2,617,222.50	—	—
February 15, 2028	270,441.25	5,380,357.50	125,257.50	2,491,965.00	—	—
August 15, 2028	270,441.25	5,109,916.25	125,257.50	2,366,707.50	—	—
February 15, 2029	5,109,916.25	—	2,366,707.50	—	—	—

N254NN

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At issuance	—	$11,387,000.00	—	$5,274,000.00	—	$4,196,000.00
August 15, 2017	—	11,387,000.00	—	5,274,000.00	—	4,196,000.00
February 15, 2018	444,093.00	10,942,907.00	205,686.00	5,068,314.00	277,985.00	3,918,015.00
August 15, 2018	424,165.75	10,518,741.25	196,456.50	4,871,857.50	236,025.00	3,681,990.00
February 15, 2019	270,441.25	10,248,300.00	125,257.50	4,746,600.00	189,869.00	3,492,121.00
August 15, 2019	270,441.25	9,977,858.75	125,257.50	4,621,342.50	189,869.00	3,302,252.00
February 15, 2020	270,441.25	9,707,417.50	125,257.50	4,496,085.00	189,869.00	3,112,383.00
August 15, 2020	270,441.25	9,436,976.25	125,257.50	4,370,827.50	189,869.00	2,922,514.00
February 15, 2021	270,441.25	9,166,535.00	125,257.50	4,245,570.00	189,869.00	2,732,645.00
August 15, 2021	270,441.25	8,896,093.75	125,257.50	4,120,312.50	189,869.00	2,542,776.00
February 15, 2022	270,441.25	8,625,652.50	125,257.50	3,995,055.00	189,869.00	2,352,907.00
August 15, 2022	270,441.25	8,355,211.25	125,257.50	3,869,797.50	189,869.00	2,163,038.00
February 15, 2023	270,441.25	8,084,770.00	125,257.50	3,744,540.00	189,869.00	1,973,169.00
August 15, 2023	270,441.25	7,814,328.75	125,257.50	3,619,282.50	189,869.00	1,783,300.00
February 15, 2024	270,441.25	7,543,887.50	125,257.50	3,494,025.00	189,869.00	1,593,431.00
August 15, 2024	270,441.25	7,273,446.25	125,257.50	3,368,767.50	189,869.00	1,403,562.00
February 15, 2025	270,441.25	7,003,005.00	125,257.50	3,243,510.00	1,403,562.00	—
August 15, 2025	270,441.25	6,732,563.75	125,257.50	3,118,252.50	—	—
February 15, 2026	270,441.25	6,462,122.50	125,257.50	2,992,995.00	—	—
August 15, 2026	270,441.25	6,191,681.25	125,257.50	2,867,737.50	—	—
February 15, 2027	270,441.25	5,921,240.00	125,257.50	2,742,480.00	—	—
August 15, 2027	270,441.25	5,650,798.75	125,257.50	2,617,222.50	—	—
February 15, 2028	270,441.25	5,380,357.50	125,257.50	2,491,965.00	—	—
August 15, 2028	270,441.25	5,109,916.25	125,257.50	2,366,707.50	—	—
February 15, 2029	5,109,916.25	—	2,366,707.50	—	—	—

PROSPECTUS

AMERICAN AIRLINES, INC.

Pass Through Certificates

Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•	one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

•	American Airlines, Inc. (“AAI”) to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

The pass through certificates will not represent interests in or obligations of AAI or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or the owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

To the extent stated in the applicable prospectus supplement, our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, American Airlines Group Inc.

We may offer and sell the pass through certificates described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The names and any applicable purchase price, fee or commission of or discount arrangement between or among any underwriters, dealers, agents or direct purchasers involved in the sale of any of the pass through certificates will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No pass through certificates may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such pass through certificates.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Airlines Group Inc. and American Airlines, Inc. filed jointly with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “AAI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Airlines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “AAG,” we mean American Airlines Group Inc. When we refer to “you,” we mean the holders of the applicable series of securities.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

AAI files reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.aa.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee Report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report of AAG and AAI on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014; and

•	Current Reports of AAG and AAI on Form 8-K and Current Reports on Form 8-K/A filed with the SEC on January 23, 2014, January 27, 2014 (only the information reported under Item 5.02), March 3, 2014 and March 7, 2014.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

American Airlines, Inc. (“AAI”), a Delaware corporation, was incorporated in 1934 and is a wholly owned subsidiary of American Airlines Group, Inc. (“AAG”). AAI’s primary business activity is the operation of a major network air carrier.

Our principal executive offices are located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. Our telephone number is 817-963-1234, and our internet address is www.aa.com. Information contained on our and/or AAG’s websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES

Except as set forth in any applicable prospectus supplement, the pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft. The equipment notes are or will be issued by:

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us (“leased aircraft notes”), or

•	us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us (“owned aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by us, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to us.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, us. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement.

The pass through certificates will not represent interests in or obligations of AAI or any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

Guarantee of AAG

AAG may provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. If AAG guarantees such obligations, we will describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against AAG, and will be an unsecured obligation of AAG.

PLAN OF DISTRIBUTION

We may sell the offered pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of AAI. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of AAI appearing in AAI’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of AAI’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of US Airways Group, Inc. and subsidiaries as of December 31, 2012, 2011 and 2010 included in the 8-K/A of American Airlines Group Inc. and American Airlines, Inc. dated January 23, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

To the extent that KPMG LLP audits and reports on financial statements of AAI issued at future dates, and consents to the use of its reports thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its report and said authority.